As filed with the Securities and Exchange Commission on September 9, 2025

Registration No. 333-284716

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOMADAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	7900	99-3383359
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5015 Highway 59 N

Marshall, Texas 75670

(323) 672-4566

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rafael Contreras

Nomadar Corp.

5015 Highway 59 N

Marshall, Texas 75670

(323) 672-4566

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Baumel, Esq. Grant Levine, Esq. Zachary Weiss, Esq. Dentons US LLP 1221 Avenue of the Americas New York, New York 10020 (212) 768-6700	W. David Mannheim Michael K. Bradshaw, Jr. Nelson Mullins Riley & Scarborough LLP 301 Hillsborough Street, Suite 1400 Raleigh, NC 27603 (919) 329-3800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated SEPTEMBER 9, 2025

13,268,718 Shares

Nomadar Corp.

Class A Common Stock

This prospectus relates to the registration of the resale of up to 13,268,718 shares of our Class A common stock (our “common stock”) by our stockholders identified in this prospectus (the “Registered Stockholders”), in connection with our direct listing (the “Direct Listing”) on the Nasdaq Capital Market of the Nasdaq Stock Market LLC (the “Nasdaq”) (assuming the issuance of the maximum number of shares issuable to YA II PN, LTD. (“Yorkville”), as described herein). Unlike an initial public offering, the resale by the Registered Stockholders is not being underwritten on a firm-commitment basis by any investment bank. The Registered Stockholders may, or may not, elect to sell their shares of common stock covered by this prospectus, as and to the extent they may determine. Subject to (i) the terms of the lock-up agreements, as described herein, and (ii) Rule 144 of the Securities Act of 1933, as amended, the Registered Stockholders may offer, sell or distribute all or a portion of the shares of common stock hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. Of the 13,268,718 shares of common stock held by the Registered Stockholders (assuming the issuance of the maximum number of shares issuable to Yorkville, as described herein), approximately 5.5 million shares of common stock will be freely tradable. If the Registered Stockholders choose to sell their shares of common stock, we will not receive any proceeds from the sale of shares of common stock by the Registered Stockholders.

No public market for our common stock currently exists, and our shares of common stock have a limited history of trading in private transactions.

In addition to our Class A common stock, we have 2,500,000 shares of Class B common stock issued and outstanding. Each share of Class B common stock is entitled to twenty (20) votes per share on all matters put toward a vote of our common stockholders. All shares of Class B common stock are held by Sport City Cádiz S.L., a company incorporated under the laws of Spain (“Sportech”). Assuming Sportech sells no shares of Class A common stock being registered hereunder, Sportech will hold approximately 90.05% of the voting power of the Company. Assuming the sale of all shares of Class A common stock that are held by Sportech and being registered hereunder, Sportech will continue to hold 2,500,000 shares of Class B common stock, representing voting power equal to 50,000,000 shares of Class A common stock, or approximately 79.03% of our voting power. As a result of Sportech’s ownership of the Class B common stock, if Sportech sells all of its shares of Class A common stock being registered hereunder, Sportech will continue to hold a majority of the voting power of the Company’s common stock, and the holders of our Class A common stock will hold a minority voting interest. In addition to the foregoing, Cádiz Club de Fútbol, S.A.D., Sportech’s parent company (“Cádiz CF”) holds 750,000 shares of Class A common stock directly, which represents approximately 5.65% of our Class A Common Stock. As a result, assuming Sportech and Cádiz CF sell no shares of Class A common stock being registered hereunder, they will hold approximately 91.23% of the voting power of the Company.

Recent purchase prices of our common stock in private transactions may have little or no relation to the opening public price of our shares of common stock on Nasdaq or the subsequent trading price of our shares of common stock on Nasdaq. For more information, see “Sale Price History of Our Capital Stock.” Further, the listing of our common stock on Nasdaq, without a firm-commitment underwritten offering, is a novel method for commencing public trading in shares of our common stock and, consequently, the trading volume and price of shares of our common stock may be more volatile than if shares of our common stock were initially listed in connection with an initial public offering underwritten on a firm-commitment basis.

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which Clear Street LLC (the “Advisor”), in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with Nasdaq rules. Under Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder. Neither the Company nor the Registered Stockholders will be involved in Nasdaq’s price-setting mechanism, including any decision to delay or proceed with trading, nor will they control or influence the Advisor in carrying out its role as a financial advisor. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. For more information, see “Plan of Distribution” beginning on page 81 of this prospectus.

We plan to apply to list our common stock on the Nasdaq Capital Market under the symbol “NOMA”. We expect our common stock to begin trading on Nasdaq on or about     , 2025.

If our Nasdaq application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this Direct Listing. This listing is a condition to the offering. No assurance can be given that our Nasdaq application will be approved and that our common stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not be able to consummate the offering and we will terminate this Direct Listing.

Upon completion of this Direct Listing, Sportech will beneficially own approximately 90.05% (and together with Cádiz CF approximately 91.23%) of the voting power of our outstanding voting securities, and we will be a “controlled company” within the meaning of the listing rules of Nasdaq. We do not intend to rely on any exemptions from the corporate governance requirements that are available to controlled companies. For a discussion of the implications of our status as a “controlled company,” see “Risk Factors” beginning on page 11 of this prospectus.

We are an “emerging growth company” and a “smaller reporting company” as defined under U.S. securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. See the “Risk Factors” section beginning on page 11 of this prospectus for the risks and uncertainties you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated              , 2025

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. Neither we nor any of the Registered Stockholders have authorized anyone to provide any information different from, or in addition to, the information contained in this prospectus and in any free writing prospectuses we have prepared or that have been prepared on our behalf or to which we have referred you. Neither we nor any of the Registered Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Registered Stockholders are offering to sell, and seeking offers to buy, shares of their common stock only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

For investors outside the United States: Neither we nor any of the Registered Stockholders have done anything that would permit the use of or possession or distribution of this prospectus or any related free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock by the Registered Stockholders and the distribution of this prospectus outside the United States.

Through and including                       , 2025 (the 25th day after the listing date of our common stock), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this process, the Registered Stockholders may, from time to time, sell the common stock covered by this prospectus in the manner described in the section titled “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus, including the section titled “Plan of Distribution”. You may obtain this information without charge by following the instructions under the “Where You Can Find Additional Information” section of this prospectus. You should read this prospectus and any prospectus supplement before deciding to invest in our common stock.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find Additional Information.”

ii

PROSPECTUS SUMMARY

This summary highlights select information contained elsewhere in this prospectus and does not contain all the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the sections entitled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the accompanying notes included elsewhere in this prospectus before making an investment decision. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” the “Company,” “Nomadar” and similar terms refer to Nomadar Corp.

Unless noted otherwise, all share and the price per share information for all periods presented in this prospectus has been retroactively adjusted for the reverse stock split of our outstanding Class A common stock and Class B common stock, each at a ratio of 1-for-2, which became effective as of November 27, 2024.

Unless noted otherwise, all disclosure relating to percentage ownership presented in this prospectus assumes the issuance of the maximum number of shares of Class A common stock issuable to Yorkville, as described herein.

Background

We were incorporated in the State of Delaware in August 2023 as Sportech City USA, Corp, and changed our name to Nomadar Corp. in December 2023 (“Nomadar” or the “Company”). We are a subsidiary of Sportech. Sportech is a wholly-owned subsidiary of Cádiz Club de Fútbol, S.A.D., a Spanish professional soccer club based in Cádiz, Andalusia (“Cádiz CF”) that competes in Campeonato Nacional de Liga de Segunda División, better known as the Segunda División (“Segunda División”) of Liga Nacional de Fútbol Profesional, better known as La Liga (“La Liga”).

Company Overview

We are the innovation arm of Cádiz CF, a professional soccer club which currently competes in the Segunda División. We currently have four proposed business verticals, which are in various stages of development.

Through June 30, 2025, the Company had engaged in limited operations until 2025 when the Company began generating revenue from providing services under commercial contracts and purchase orders entered into in the ordinary course of business. On January 10, 2025, the Company entered into a framework agreement with Cádiz CF, whereby, among other things, Cádiz CF agreed to provide technical training staff for players enrolled in the Company’s programs, and the Company agreed to integrate the Company’s training methodologies into Cádiz CF’s training sessions (the “Framework Agreement”). The Framework Agreement provides that Nomadar will: (i) coordinate the registration and enrollment of international players; (ii) manage accommodation for the players, (iii) coordinate with Cádiz CF technical staff; (iv) provide training equipment, and merchandising; and (v) integrate Nomadar’s training methodologies into the Cádiz CF training sessions. It further provides that Cádiz CF will: (i) provide coaching staff; (ii) integrate these international players into Cádiz CF youth academy teams; and (iii) organize matches. Pursuant to the Framework Agreement, each party shall issue the corresponding invoices, indicating the relevant service and concept. The Company anticipates that all specific services to be provided by Cádiz CF to Nomadar shall be paid for by Nomadar according to each player’s use and participation in each program. The Framework Agreement is effective for three (3) years, renewable by written agreement; provided, however, that either party may terminate the Framework Agreement with 60 days’ prior written notice. The Company intends the services to be provided pursuant to terms and at costs that are no less favorable than those provided to or by independent third parties under the same circumstances. The Framework Agreement became effective at execution on January 10, 2025. All specific services provided under the Framework Agreement and the related payments for such services will be set forth in subsequent annexes to the Framework Agreement, negotiated and agreed upon in due course between the Company and Cádiz CF, and will be disclosed at such times.

In addition to training-related services, the Company also began generating event-related revenue in 2025 pursuant to agreements entered into under the Stadium Agreement with Cádiz CF. These contracts include a non-refundable up-front fee due at the closing of the contract as well as variable consideration in the form of a percentage of ticket sales earned by the event coordinator.

On January 12, 2025, the Company entered into an agreement with ENJOYFOOTBALL, S.L., a Spanish limited liability company and youth soccer coaching organization (“EJB”), whereby EJB agreed to enroll players into the Company’s training programs and the Company agreed to provide training and related services to these players. Other than the entry into these commercial agreements, substantially all activity for the period from August 8, 2023 (inception) through June 30, 2025 relates to the Company’s formation and the proposed direct listing, transactions entered into to consummate the direct listing, as well as the Company’s efforts to execute the Company’s various license and fundraising agreements further described herein.

Our Proposed Business

Multi-Purpose Event Center

Sportech and the Company intend to enter into a five-year lease agreement with a purchase option pursuant to which Sportech will lease to the Company the land on which we intend to construct the space we refer to as Sportech City (“Sportech City”), in Cádiz, Spain.

Once complete, the facility is planned to span over approximately 110,000 m², and feature a venue, which can host concerts and sporting events, with seating for over 40,000 fans, a world-class hotel and convention center with commercial area, a sports clinic, gym & spa, and food court.

Adjacent to the event center, the proposed creation of an approximately 20,000 m2 commercial space will mirror a forward-thinking approach to crafting a modern, open, and bright commercial environment. Another cornerstone of Sportech City will be a dedicated culinary area, proposed to span approximately 3,000 m².

Site plans currently include space for up to 56 commercial vendors and 17 food and beverage vendors. Commercial spaces will focus primarily on luxury retail, sporting stores, and more. Food and beverage offerings are expected to feature local establishments ranging from fast casual to gourmet options. Although these are our current plans, site plans are subject to change.

The Cádiz region in Spain has strong connectivity to Cádiz CF, which was established in 1910. We believe Cádiz will be the ideal location at the intersection of innovation, sports, entertainment, health, tourism and technology as Nomadar not only contributes to the development of future stars but also builds a loyal community of athletes and families. Locally, Cádiz CF has a loyal fan base, with the majority of Cádiz’s soccer fans being supporters of Cádiz CF. This is reflected by more than 18,000 season ticket holders. Additionally, through its association with figures like Mágico González and its commitment to celebrating cultural heritage, Nomadar taps into deep-seated fan loyalties and cultural narratives. This not only strengthens its brand identity but also fosters a strong emotional connection with its audience in the region. Sportech City will be within two hours of two international airports, Málaga and Sevilla, which will also allow easy access for fans located internationally.

Construction is scheduled to begin in 2026 and we anticipate construction will be completed by or around 2030. As of the date hereof, the Company does not have the required funding to develop Sportech City, and the lease agreement will not be entered into or effective prior to the listing of our common stock. For more information, see “Prospectus Summary - Capital Requirements and “Risk Factors - Sportech and the Company intend to enter into a five-year lease agreement with a purchase option pursuant to which Sportech will lease to the Company the land on which we intend to construct Sportech City, but there is no guarantee that we will enter into such agreement on favorable terms, or at all.”

High Performance Training Program

Since 2022, Cádiz CF has offered an educational program in partnership with and through institutions across the United States, Canada, and Europe. This program, which we refer to as the High Performance Training Program (the “Nomadar HPT”), is designed for young athletes both under and over 18 years of age, to study, live, and immerse themselves in an elite soccer program. In August 2024, we entered into an exclusive license agreement with Cádiz CF, granting Nomadar the exclusive rights to the business, know-how, and general operations (the “HPT Rights”) of the High Performance Training Program (the “HPT License Agreement”). We intend to leverage the Nomadar HPT by offering the Nomadar HPT training methodology through our partner organizations to online subscribers. Online subscribers may gain access to a full suite of professional-level training and diet regimens, among other benefits. Since the commencement of the High Performance Training Program in 2022, approximately 700 athletes have historically enrolled in the High Performance Training Program at the Cádiz CF Academy, with 100% attending in-person. Graduates of the program have gone on to play at a variety of reputable clubs across La Liga, including Sevilla Atl, Racing de Santander, Villarreal CF, Mallorca FC, UD Las Palmas, and Valladolid FC. Organizations Nomadar has agreed to partner with to deliver the Nomadar HPT include International Soccer Academy, Actingwood, Universidad San Ignacio de Loyola in Lima and San Ignacio University in Miami. We intend to expand the reach of the Nomadar HPT to encompass territories outside of Spain and around the world.

The HPT Rights were licensed to Nomadar in August 2024. The Company commenced operations of the Nomadar HPT in the second half of 2024. Until the Company commenced operations of the Nomadar HPT, no athletes were considered enrolled under the Nomadar HPT and all athletes enrolled were considered enrolled with Cádiz CF.

During the fourth quarter of 2024, Cádiz CF assigned its contractual position in one of the HPT agreements to the Company, and, as a result, the Company began training five players from Japan’s Wakatake Academy. These players spent an entire quarter in Cádiz, Spain, where they lived and trained under the full supervision of Company. The Company handled all aspects of the stay, including physical preparation, extracurricular activities, logistics, and coordination with both Wakatake Academy and Cádiz CF, and the planning and management of daily schedules.

In 2025, the Nomadar HPT program has expanded to include new clients, all participating in person. No remote or online training sessions have been conducted. The training facilities remain based in Cádiz, Spain.

As of the date hereof, approximately 20 players are enrolled in the long-term training modality, with an additional ten players having participated in short-term programs.

Revenues generated through the Nomadar HPT are derived from the individual players participating in the program. Each athlete pays a fee to the Company based on the length of time said athlete will live, study, and train at one of the Company’s partner locations – generally for one to ten months, during which time they have access to the Nomadar HPT.

1

Stadium Events

On October 30, 2024, the Company and Cádiz CF entered into an agreement (the “Stadium Agreement”), pursuant to which Cádiz CF granted to Nomadar a temporary, non-exclusive right to use the Nuevo Mirandilla Stadium (“Mirandilla Stadium”). The Company is in the process of engaging third-party event coordinators to host events at Mirandilla Stadium. Under these contracts, the Company will be responsible for the assignment of space within Mirandilla Stadium to the event coordinators, the facilitation of access necessary for event setup, execution, and dismantling, the provision of lighting, sound, access control, hostess services, and the stage for the event, and the compliance with all legal and regulatory requirements needed for the execution of the event. The Company anticipates that these contracts will typically include a non-refundable up-front fee due at the closing of the contract as well as variable consideration in the form of a percentage of ticket sales earned by the event coordinator. Pursuant to the Stadium Agreement, the Company has agreed to assume in full all those expenses incurred by Cádiz CF that are necessary and duly justified to guarantee the correct exploitation of Mirandilla Stadium. This obligation includes, but is not limited to, all costs associated with technical, logistical, maintenance, cleaning, supplies, security, personnel, insurance, licenses and any other service or action essential to ensure the correct provision of the service and the proper development of the contracted activity. Additionally, any expense derived from legal, technical or administrative requirements that Cádiz CF must face due to the activity that is the subject of the Stadium Agreement will also be fully reimbursed by the Company, upon presentation of the appropriate supporting documents, including any costs of a fiscal or tax nature (including direct or indirect taxes that may eventually be claimed from the club) that Cádiz CF may incur in the future because of the execution the Stadium Agreement. The Stadium Agreement has a term of ten (10) years, and may be extended for additional periods. There are no fixed minimum recurring payments due by Nomadar to Cádiz CF under the Stadium Agreement. In 2025, the Company began receiving revenue under the Stadium Agreement, in connection with purchase orders between the Company and Cádiz CF. Other than as set forth above, the specific services to be performed by each party and the costs for such services have not been established and will be determined in the future, based upon the specific services to be provided.

Mágico González Brand

Pursuant to an agreement between Jorge Alberto González (otherwise known as Mágico González) and Cádiz CF, dated September 12, 2022, Mr. González granted all trademark rights to “Mágico González” to Cádiz CF. The agreement provides that Cádiz CF shall retain ownership of the “Mágico González” trademarks registered in favor of Cádiz CF for so long as the registration remains in effect or is renewed. The Mágico González trademark is registered with the European Union Intellectual Property Office (EUIPO) under registration number 018791443. The registration application is in process with the World Intellectual Property Organization (WIPO) for the territory of the United States.

In August 2024, we entered into an exclusive license agreement (the “MG License Agreement”) with Cádiz CF, granting Nomadar the exclusive rights, outside of Spain, to commercialize the Mágico González brand (the “MG Rights”). Mágico González is a worldwide soccer star known by soccer fans around the world. Mágico played for Cádiz CF for many years before returning to Latin America.

The Company intends to launch the Mágico González brand in the U.S. in the fourth quarter of 2025, with e-commerce offerings beginning at such time.

Soccer Academies

Although we have not entered into any agreement to date, and we do not currently operate any soccer academies, we intend to enter into agreements, including but not limited to acquisition and assignment agreements, whereby we will operate soccer academies in the United States and Europe. The Nomadar HPT would be offered as a part of service provided by these academies to all academy participants.

Relationship Between the Company, Sportech, and Cádiz CF

Upon completion of this Direct Listing, Sportech will beneficially own approximately 90.05% (and together with Cádiz CF approximately 91.23%) of the voting power of our outstanding voting securities and we will be a “controlled company” within the meaning of the listing rules of Nasdaq. We do not intend to rely on any exemptions from the corporate governance requirements that are available to controlled companies.

As described here and elsewhere in this prospectus, the Company, Cádiz CF and Sportech will maintain various business relationships following the Direct Listing. For example:

●	We entered into the Sportech Loan, which provides that the Company may borrow up to $1 million from Sportech, from time to time. As of the date hereof, the Company has drawn down $164,063 under this facility.
●	On November 1, 2024, the Company entered into an agreement with Sportech, which was subsequently amended on June 12, 2025, pursuant to which Sportech has agreed to provide up to $10 million to fund the business and operations of the Company in 2025, 2026, and 2027.
●	On October 30, 2024, the Company entered into an agreement with Cadiz CF, which granted the Company rights to use Mirandilla Stadium, for the organization of events.
●	The Company entered into the HPT License Agreement and MG License Agreement with Cádiz CF whereby we license the rights to the Nomadar HPT and MG Rights from Cádiz CF in exchange for royalty payments.
●	On June 12, 2025, the Company entered into the Assignment Agreement (as defined below) with Sportech and Cadiz CF.

As a result, we will continue to materially rely on the support of Sportech for additional capital in the near future, and we will have ongoing business and commercial relations with Sportech and Cádiz CF pursuant to the license arrangements.

Our Management Team and Oversight

We have assembled an executive leadership team comprised of our chief executive officer, chief communications and investor relations officer, chief financial officer, and future co-chairpersons of our board of directors, with successful track records in startup entrepreneurial companies and in the sports and sports technology industries. Our executive leadership team will work under the oversight of our board of directors, which is comprised of recognized leaders with hands-on industry experience.

Our Competitive Strengths

A company like Nomadar, which operates at the nexus of sports, health, and technology with a focus on bridging continents, boasts several competitive strengths that set it apart in the global marketplace. These strengths not only underscore its unique position but also enhance its ability to achieve its strategic objectives. Our competitive strengths, among others, are as follows:

Financial and Operations Support from Sportech. We currently, and in the future, plan to, rely on Sportech for financial and operational support. Although there is no guaranty that we may not need to raise funds in the future, either through equity or debt instruments, we do not foresee a need to do so in the near future due to the financial support we receive and will receive from Sportech.

Established Global Soccer Presence. Our ultimate parent is Cádiz CF, a European football club founded in 1910. Between 1929 and 1977, Cádiz CF played in either the second or third tier of Spanish soccer. In 1977, Cádiz CF achieved promotion to La Liga for the first time. Since then, Cádiz CF has played 16 seasons in the first tier, as well as spending several at the second level. Additionally, Cádiz CF won the championship of the second league division of La Liga in 2005. Cádiz CF has won the championship of the Ramon de Carranza, a preseason tournament in Cádiz, nine times. We are able to draw on over 110 years of goodwill, and decades of well-wrought relationships in the global soccer community.

Diverse Proposed Business Portfolio. Our proposed engagement in multiple business lines, including the management of a multi-purpose event center, a soccer academy, e-commerce and other activities for Mágico González, and educational programs, will offer diverse revenue streams and reduce dependency on a single market segment. This diversification also enables cross-promotion and synergy across its different ventures.

Strategic Geographic Presence. With planned operations spanning the United States, Europe, and connections to Latin America, we believe we will effectively leverage our geographic presence to act as a bridge between different markets. We believe this will allow for a unique exchange of cultural, technological, and sporting practices, enhancing our global outreach and impact.

2

Youth Development and Education. Our focus on youth soccer development through our proposed academy programs and the Nomadar HPT will position Nomadar as a leader in nurturing the next generation of soccer talent. By providing comprehensive training, education, and international exposure, Nomadar will not only contribute to the development of future stars but also build a loyal community of athletes and families.

Cultural and Sporting Legacy. Through its association with figures like Mágico González and its commitment to celebrating cultural heritage, Nomadar will tap into deep-seated fan loyalties and cultural narratives. We believe that this will strengthen our brand identity and foster a strong emotional connection with our audience.

Commitment to Health and Performance. Beyond its sports initiatives, Nomadar’s dedication to health, evident through its training and educational programs, aligns with growing global trends towards wellness and performance optimization. This not only appeals to athletes but also to a broader audience interested in health and fitness.

These competitive strengths collectively enable a company like Nomadar to navigate the complex landscape of international sports, health, and technology. By continuously leveraging and building upon these strengths, Nomadar can sustain its growth, innovate, and maintain a leading position in its field.

Strategic Timing

The launch of Nomadar and our various business lines and initiatives has been timed to coincide with the next two Men’s World Cups (taking place in the United States and Canada, and Spain), the next Women’s World Cup event (taking place in the United States and Mexico), and the next summer Olympic Games (taking place in Los Angeles, California). We believe the geographic proximity and timing of the upcoming World Cups offers Nomadar a unique market opportunity that it can take advantage of to draw engagement and camaraderie around the Company’s business lines, as well as potential brand partnerships.

3

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties that you should be aware of before making an investment decision, including those highlighted in the section entitled “Risk Factors” in this prospectus. These risks include, but are not limited to, the following:

●	We have generated limited revenues since inception, and may never be profitable in the long term.
●	We will need to raise additional capital in the future, which may not be available on acceptable terms, or at all.
●	There is no guarantee that Sportech City will be completed in the proposed timeframe, within budget, or at all.
●	Sportech and the Company intend to enter into a five-year lease agreement with a purchase option pursuant to which Sportech will lease to the Company the land on which we intend to construct Sportech City, but there is no guarantee that we will enter into such agreement on favorable terms, or at all.
●	We are dependent upon the performance and popularity of the Cádiz CF men’s first team, and poor performance or decline in popularity of the team may have a material negative impact on our business and results of operations.
●	The high level of competition in the health and fitness industry could materially and adversely affect our business.
●	If we are unable to anticipate and satisfy consumer preferences and shifting views of health and fitness, our business may be adversely affected.
●	We, Sportech, and the owners of other facilities hosting Nomadar HPT academies could be subject to claims related to health and safety risks to academy participants that arise while at Sportech City or any other facilities hosting Nomadar HPT academies. Further, we, or Sportech, could be subject to claims related to health and safety risks to patrons attending Sportech City.
●	We have entered into an exclusive license agreement with Cádiz CF, whereby Cádiz CF has licensed all rights to the Mágico González brand, outside of Spain, to Nomadar, but there is no guarantee that Cádiz CF will not terminate this agreement in the future.
●	Our success depends substantially on the value of our brand, and any negative impact on our brand can negatively impact our business and results of operations.
●	If we fail to obtain and retain high-profile strategic partnership arrangements, or if the reputation of any of our partners is impaired, our business may suffer.
●	Our intellectual property rights, including trademarks, trade names, and know-how may be infringed, misappropriated or challenged by others.
●	Use of email marketing, mobile application and social media may adversely impact our reputation or subject us to fines or other penalties.

4

●	There could be a decline in our popularity or the popularity of soccer.
●	We have entered into the contribution agreement with Sportech, whereby Sportech has agreed to provide cash to fund the Company’s business and operations in 2025, 2026, and 2027, and if such agreement were to be terminated or cancelled for any reason, it would materially negatively impact our business and results of operations.
●	Our ability to continue to operate as a going concern depends on our ability to obtain adequate financing in the future.
●	Our business could be adversely affected by terrorist activity or the threat of terrorist activity and other developments that discourage congregation at prominent places of public assembly.
●	Our proposed international expansion and operations in foreign markets is speculative and will expose us to risks associated with international sales and operations.
●	Fans attending professional soccer games risk personal injury or accident, which could subject us to personal injury or other claims and could increase our expenses.
●	We have entered into an exclusive license agreement with Cádiz CF, whereby Cádiz CF has licensed all rights to the Nomadar HPT to Nomadar, but there is no guarantee that Cádiz CF will not terminate this agreement in the future.
●

Failure to attract and retain students to enroll in programs which utilize the Nomadar HPT, or failure to onboard partner organizations to utilize the Nomadar HPT, may have a material adverse impact on our business and prospects.

●	Failure to accurately forecast consumer demand could lead to excess inventories or inventory shortages, which could result in decreased operating margins, reduced cash flows and harm to our business.
●	The value of our brand and sales of our products could be diminished if we are associated with negative publicity.
●	If the technology-based systems that give our consumers the ability to shop or interact with us online do not function effectively, our operating results, as well as our ability to grow our digital commerce business globally or to retain our customer base, could be materially adversely affected.
●	The direct listing process differs from an initial public offering underwritten on a firm-commitment basis.
●	Our common stock currently has no public market. An active trading market may not develop or continue to be liquid and the market price of shares of our common stock may be volatile.
●	Future sales of common stock by our Registered Stockholders and other existing stockholders could cause our share price to decline.
●	The expiration of lock-up agreements that restrict the trading of outstanding common stock could cause the market price of the common stock to decline and would result in the dilution of your holdings.
●	We will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules upon the Direct Listing because our insiders will beneficially own more than 50% of the voting power of our outstanding voting securities.
●	You may be diluted by future issuances of preferred stock or additional common stock in connection with our incentive plans, acquisitions or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our stock price.
●	The obligations associated with being a public company require significant resources and management attention.

5

Implications of being a Controlled Company

As long as our principal shareholder owns at least 50% of the voting power of our Company, we will be a “controlled company” as defined under Nasdaq Listing Rules. As a controlled company, we are permitted to rely on certain exemptions from Nasdaq’s corporate governance rules, including:

● an exemption from the rule that a majority of our board of directors must be independent directors;

● an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

● an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. As a result, you may not in the future have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Securities Act of 1933 (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take, and intend to take, advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We will remain an emerging growth company until the earliest of (i) December 31, 2030, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller re-porting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Available Information

We were formed in August 2023 as a Delaware corporation. Our principal executive offices are located at 5015 Highway 59 N, Marshall, Texas 75670. Our telephone number is (323) 672-4566 and our website address is www.nomadar.com. Information contained on or that can be accessed through our website is neither a part of, nor incorporated by reference into, this prospectus, and you should not consider information on our website to be part of this prospectus.

6

Organizational and Capital Structure

The corporate structure of the Company, its parent companies and its material subsidiaries are as indicated in the following chart. No securities of the Company are being sold in connection with the Direct Listing, and therefore there will be no changes to the organization and capital structure of the Company, until such time as Sportech disposes of any shares of capital stock or additional shares of capital stock are issued.

Cádiz CF
Ownership – 100% Cádiz CF
Sportech
Incorporated – Spain
Non-Affiliate Registered Stockholders
Ownership of Class A (One Vote Per Share) – 5.65% (750,000 shares)
Voting Power of Class A – 1.19% (750,000 shares)
Ownership of Class B (20 Votes Per Share) – None
Voting Power of Class B – None
Total Voting Power – 1.19%
Ownership of Class A (One Vote Per Share) – 52.55% (6,972,578 shares)
Voting Power of Class A – 11.02% (6,972,578 shares)
Ownership of Class B (20 Votes Per Share) – 100% (2,500,000 shares)
Voting Power of Class B – 79.03% (2,500,000 shares)
Total Voting Power – 90.05%
Ownership of Class A (One Vote Per Share) – 36.29% (4,815,350 shares)
Voting Power of Class A – 7.61% (4,815,350 shares)
Ownership of Class B (20 Votes Per Share) - None
Voting Power of Class B – None
Total Voting Power – 7.61%
Ownership of Class A (One Vote Per Share) – 5.51% (730,790 shares)
Voting Power of Class A – 1.15% (730,790 shares)
Ownership of Class B (20 Votes Per Share) - None
Voting Power of Class B – None
Total Voting Power – 1.15%
Nomadar Corp.
Incorporated – Delaware
Nomadar Directors and Officers

As described herein, in addition to its ownership of 6,972,578 shares of Class A common stock, Sportech owns 2,500,000 shares of the Company’s Class B common stock. Each share of Class B common stock is entitled to twenty (20) votes per share on all matters put toward a vote of our common stockholders. Assuming Sportech sells no shares of Class A common stock being registered hereunder, Sportech will hold approximately 90.05% of the voting power of the Company. Assuming the sale of all shares of Class A common stock that are held by Sportech and being registered hereunder, Sportech will continue to hold 2,500,000 shares of Class B common stock, representing voting power equal to 50,000,000 shares of Class A common stock, or approximately 79.03% of our voting power. As a result of Sportech’s ownership of the Class B common stock, if Sportech sells all of its shares of Class A common stock being registered hereunder, Sportech will continue to hold a majority of the voting power of the Company’s common stock, and the holders of our Class A common stock will hold a minority voting interest. In addition to the foregoing, Cádiz CF holds 750,000 shares of Class A common stock directly, which represents approximately 5.65% of our Class A Common Stock. As a result, assuming Sportech and Cádiz CF sell no shares of Class A common stock being registered hereunder, they will hold approximately 91.23% of the voting power of the Company.

As described herein, upon completion of this Direct Listing, we will be a “controlled company” within the meaning of the listing rules of Nasdaq. We do not intend to rely on any exemptions from the corporate governance requirements that are available to controlled companies. For a discussion of the implications of our status as a “controlled company,” see “Risk Factors” beginning on page 11 of this prospectus.

Capital Requirements

Financial Structure and Capital Strategy for the Development of the Event Center at Sportech City

The total funding required for the development of Sportech City and its associated infrastructure is estimated to be €285 million (approximately $334.1 million). To meet these capital requirements, a mixed financing plan has been at least formulated, incorporating external debt financing, capital injections from the principal shareholder, and capital increases through the issuance of new shares. As of the date hereof, the Company does not have the required funding to develop Sportech City. The Company has generated revenue from providing services under commercial contracts to date. As of June 30, 2025, the Company had $186,070 in cash and a working capital deficit of $2,080,659. The Company has incurred a net loss from operations since its inception on August 8, 2023. As of June 30, 2025, the Company had an accumulated deficit of $2,331,497. Further, as described herein, the Company expects to continue to incur significant costs in pursuit of our financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year after the date the financial statements included herein are available to be issued.

In September 2023, we entered into an unsecured loan agreement with Sportech, which was subsequently amended in January 2024 (as amended, the “Sportech Loan”). The Sportech Loan provides that we may borrow up to $1 million from Sportech, from time to time, in partial or whole disbursement. The Sportech Loan provides for a final balance interest of 4.19% APR on all amounts borrowed under the Sportech Loan, with final repayment due no later than December 31, 2029. As of the date hereof, we have $164,063 outstanding under this facility and may draw down approximately $835,937 additional funds under the facility. We may, now or in the future, incur additional indebtedness to fund our business and operations, including additional indebtedness from Sportech. Although unsecured, failure to repay our current, or future indebtedness, would negatively impact our business and results of operations.

In November 2024, the Company entered into a binding capital contribution agreement with Sportech, which was amended on June 12, 2025 (as amended, the “Contribution Agreement”), pursuant to which Sportech has agreed to provide up to $10 million to fund the business and operations of the Company in 2025, 2026, and 2027, with $2.0 million payable in one tranche in 2025 (approximately $200,000 of which was paid as of June 30, 2025), $6 million payable in three tranches in 2026, and $2 million payable in one tranche in 2027 (each a “Funding Date”), in each case conditioned on the then-current listing of the Company on a U.S. national stock exchange. On each Funding Date, in consideration for the cash contribution on such Funding Date, we will issue to Sportech a number of shares of common stock based upon the fair market value of the common stock on such Funding Date. The number of shares to be issued by the Company to Sportech on each Funding Date shall be calculated as follows, in accordance with applicable Nasdaq rules: the greater of (a) the Nasdaq consolidated closing bid price of the common stock immediately preceding the Funding Date; and (b) the lower of (i) the Nasdaq official closing price (as reflected on Nasdaq.com) immediately preceding the Funding Date, or (ii) the average Nasdaq official closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the Funding Date.

On June 12, 2025, the Company entered into an agreement (the “Assignment Agreement”) with Cádiz CF for the assignment of a participative loan agreement (the “Participative Loan”) to the Company. The Participative Loan was previously held between Cádiz CF and Sportech. Pursuant to the Assignment Agreement, the Company became the new lender and Sportech remained as the borrower. The Participative Loan has an outstanding principal balance at the time of assignment of €7.7 million due on February 23, 2027. The Participative Loan has a fixed interest rate of 3% per annum plus a variable interest rate equivalent to 1.5% of the earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of the previously completed fiscal year of the borrower. The Participative Loan was accounted for as a non-monetary exchange and measured at fair value. The fair value of the Participative Loan was determined to be $8,711,035, which equals the aggregate fair value of the consideration transferred. In exchange for the assignment of the Participative Loan, the Company (i) issued to Cádiz CF 750,000 shares of its Class A common stock, which was fair valued at $7,884,589, and (ii) agreed to pay to Cádiz CF $1.0 million within 24 months from the date of the Assignment Agreement, which was present valued at $826,446 using the effective interest method. The face value of the Participative Loan as of the date of entry into the Assignment Agreement was $7.9 million (based on €6.8 million on the date of assignment).

We estimate that the Company’s monthly burn rate will be approximately $192,000 for the period beginning September 2025 through April 2027, at which point, based on the timing of our proposed business and operations, we anticipate that the Company will need to raise additional funds.

Debt Financing

External debt financing of approximately €162 million (approximately $176 million) is planned, allocated over the timeline starting from 2027 with the following breakdown: €31 million (approximately $33.7 million) in 2027, €43 million (approximately $46.7 million) in 2028, €52 million (approximately $56.5 million) in 2029, €33 million (approximately $35.8 million) in 2030, and €3 million (approximately $3.2 million) in 2031. The strategy envisions the commencement of debt servicing in 2031, accessing debt markets through bond issuances, investment funds, or banking institutions.

Equity Financing

To meet our remaining financial requirements, estimated at approximately €123 million (approximately $133.7 million) beginning in 2027, we intend to pursue equity financings at the then-current fair market value of the shares of our capital stock. However, no assurance can be given that we will be able to raise funding on favorable terms, or at all.

Reverse Stock Split

On November 27, 2024, the Company’s board of directors and a majority of our stockholders approved an amendment to the Company’s amended and restated certificate of incorporation (the “Amendment”) to effect a reverse stock split of the outstanding shares of the Company’s Class A common stock and Class B common stock, each at a ratio of one-for-two (1-for-2) (the “Reverse Stock Split”). The Amendment became effective on the same date, upon filing of the Amendment with the Secretary of State of the State of Delaware. As a result of the Reverse Stock Split, every two (2) shares of the Company’s issued and outstanding Class A common stock, and every two (2) shares of the Company’s issued and outstanding Class B common stock, automatically and without any action of the Company or any holder thereof, were combined into one (1) validly issued and non-assessable share of Class A common stock or Class B common stock, as applicable, resulting in 11,581,218 post Reverse Stock Split shares of Class A common stock and 2,500,000 post Reverse Stock Split shares of Class B common stock. No fractional shares were issued to any stockholder of the Company, and in lieu of issuing any such fractional shares, any fractional shares resulting from the Reverse Stock Split if applicable, were rounded up to the nearest whole share of common stock. The shares of common stock as adjusted to the Reverse Stock Split remain fully paid and non-assessable. The Reverse Stock Split did not affect the number of authorized shares of common stock or the par value of the common stock nor did it change the authorized shares of preferred stock or the relative voting power of holders of the outstanding common stock.

7

Standby Equity Purchase Agreement

On May 20, 2025, the Company entered into a standby equity purchase agreement (the “SEPA”) with Yorkville, a Cayman Islands exempt limited company, pursuant to which the Company has the right to sell to Yorkville up to $30.0 million (the “Commitment Amount”) of its shares of common stock, par value $0.000001, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of common stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of Common Stock to Yorkville under the SEPA except in connection with notices that may be submitted by Yorkville, in certain circumstances as described below.

Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated, to direct Yorkville to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to Yorkville (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of Common Stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 95% of the lowest daily volume weighted exercise price (“VWAP”) of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice.

In connection with the SEPA, and subject to the conditions set forth therein, Yorkville has agreed to advance to the Company in the form of convertible promissory notes (the “Convertible Notes”) an aggregate principal amount of up to $3 million (each a “Pre-Paid Advance,” and together, the “Pre-Paid Advances”), which will be paid in three tranches. The first Pre-Paid Advance was disbursed on May 22, 2025 in the amount of $0.5 million with a fixed conversion price of $8.00, the second Pre-Paid Advance was disbursed on July 2, 2025 in the amount of $0.5 million with a fixed conversion price of $8.00, and the third Pre-Paid Advance will be in a principal amount of $2 million and advanced on the later of the second trading day following: (i) the effectiveness of this Registration Statement and (ii) the effectiveness of the Direct Listing.

The purchase price for the Pre-Paid Advance is 92.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 8%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of the Convertible Note issued in connection with each Pre-Paid Advance will be May 20, 2026. Yorkville may convert the Convertible Notes into shares of the Company’s common stock at any time at a fixed conversion price equal to $8.00, subject to the terms of the Convertible Notes.

Beginning on October 22, 2025, and continuing on the same day of each successive month thereafter, (each, an “Installment Date”), the Company shall repay accrued and unpaid interest on each of the first four Installment Dates, and thereafter, the Company shall pay the principal amount of $750,000 plus accrued and unpaid interest on each remaining Installment Date (such amount due on each Installment Date, the “Installment Amount”); provided however, that an additional payment premium will be assessed if an amortization event occurs. At any time or times on or after any Installment Date, the Investor shall be entitled to convert any portion of any due and unpaid Installment Amount outstanding under a Convertible Note until such amount has been paid into shares at a price per share equal to 95% of the lowest daily VWAP during the 10 consecutive Trading Days immediately preceding the Conversion Date (the “Variable Price” and collectively with the Fixed Price, the “Conversion Price”), but which Variable Price shall not be lower than $1.60 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes shall become immediately due and payable. In no event shall Yorkville be allowed to effect a conversion if such conversion, along with all other shares of common stock beneficially owned by Yorkville and its affiliates, would exceed 4.99% of the outstanding shares of the common stock of the Company.

8

Yorkville, in its sole discretion and provided that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to Yorkville at a purchase price equal to the Conversion Price as determined in accordance with the Convertible Note in consideration of an offset of amounts owed under the Convertible Notes (“Yorkville Advance”). Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the 4.99% ownership limitation, and does not exceed the Exchange Cap or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Yorkville Advance.

Under the applicable Nasdaq rules, in no event may the Company issue to Yorkville under the SEPA more than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules. Moreover, the Company may not issue or sell any shares of Common Stock to Yorkville under the SEPA which, when aggregated with all other shares of common stock then beneficially owned by Yorkville and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in Yorkville beneficially owning more than 4.99% of the outstanding shares of Common Stock.

The Company will control the timing and amount of any sales of shares of common stock to Yorkville, except with respect to Yorkville Advances. Actual sales of shares of common stock to Yorkville as an Advance under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the date of the SEPA, provided that if any Convertible Notes are then outstanding, such termination shall be delayed until the date that all Convertible Notes that were outstanding have been repaid, or (ii) the date on which Yorkville shall have made payment of advances pursuant to the SEPA equal to the Commitment Amount. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Yorkville pursuant to the Convertible Notes. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent. Neither the Company nor Yorkville may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or Yorkville other than by an instrument in writing signed by both parties.

As consideration for Yorkville’s commitment to purchase the shares of common stock pursuant the SEPA, the Company paid Yorkville, (i) a due diligence fee in the amount of $25,000 and (ii) a commitment fee equal to 37,500 shares of common stock, issued upon the execution of the SEPA.

In connection with the SEPA, on May 20, 2025 the Company and Yorkville entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to register all of the shares of common stock issuable upon conversion of the Convertible Notes and all of the shares of common stock issuable under the SEPA pursuant to an Advance. The Company is registering under this prospectus 937,500 shares of common stock issuable to Yorkville, which represents (i) 37,500 shares issued to Yorkville as commitment shares, at a stated value of $8.00 per share, and (ii) 900,000 shares issuable upon conversion of the Convertible Notes. Following the Direct Listing, the Company will use its best efforts to file one or more registration statements to register any additional shares of common stock issued to Yorkville pursuant to the Convertible Notes and the SEPA.

9

SUMMARY FINANCIAL AND OTHER DATA

The following tables set forth a summary of our financial data as of, and for the period ended on, the date indicated. The statement of operations for the fiscal year ended December 31, 2024, and the balance sheet data as of December 31, 2024, are derived from our audited financial statements that are included elsewhere in this prospectus.

You should read the following summary financial data together with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus. The summary financial data in this section are not intended to replace our financial statements and the related notes and are qualified in their entirety by the financial statements and related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of results that should be expected in any future period.

	For the Year Ended December 31,	For the Six Months Ended June 30,
	2024	2025
Statements of Operations Data:
Revenue	$8,025	$499,570
Cost of sales	6,319	271,094
Gross profit	1,706	228,476
Operating expenses:
General and administrative expenses	92,018	91,412
Professional fees	1,274,940	712,604
Loss (gain) on foreign currency transactions, net	109	(60,184)
Total operating expenses	1,367,067	743,832
Loss from operations	(1,365,361)	(515,356)
Other expense:
SEPA commitment fee and structuring fee	—	325,000
Loss from original issue discount on convertible note payable	—	40,000
Change in fair value of convertible note payable	—	32,938
Interest expense	7,630	12,578
Interest income - related party	—	(11,795)
Loss before provision for income taxes	(1,372,991)	(914,077)
Provision for income taxes	—	—
Net loss	$(1,372,991)	$(914,077)

Weighted average common shares outstanding – basic and diluted	22,689,851	14,093,093
Net loss per share attributable to common stockholders – basic and diluted	$(0.06)	$(0.06)

Statements of Cash Flows Data:
Net cash (used in) provided by operating activities	$(500,282)	$54,086
Net cash provided by financing activities	$486,069	$131,567

	As of	As of
	December 31, 2024	June 30, 2025
Balance Sheet Data:
Cash	$417	$186,070
Working capital deficit	$(873,034)	$(2,080,659)
Total assets	$16,657	$8,971,849
Total liabilities	$1,378,355	$3,063,035
Total stockholders’ (deficit) equity	$(1,361,698)	$5,908,814

10

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risks and uncertainties, together with all of the other information contained in this prospectus, including our financial statements and related notes appearing elsewhere in this prospectus, before deciding whether to invest in our common stock. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event you could lose all or part of your investment. The risks and uncertainties described below are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those described below.

Risks Related to Our Financial Condition and Capital Requirements

We have generated limited revenues since inception, and may never be profitable in the long term.

Our ability to generate revenue and achieve profitability depends on our ability, alone or with strategic alliance partners, to successfully complete the development of our business plans. Strategic alliance partners may include, now or in the future, youth soccer academies and teams, university, college, high school and elementary school teams, professional and semi-professional clubs, and other agents. Our ability to generate revenues depends heavily on our success in:

●	completing the acquisitions and subsequent successful operations of our academies;

●	establishing and maintaining relationships with capable third parties;

●	launching and commercializing products for which we may obtain marketing approval, with an alliance partner or, if launched independently, successfully establishing a sales force, marketing and distribution infrastructure;

●	construction of Sportech City;

●	maintaining and protecting our intellectual property portfolio; and

●	attracting, hiring and retaining qualified personnel.

Because of the numerous risks and uncertainties associated with the global sports industry, and extreme competition within said industry, we are unable to predict reliably the timing or amount of increased expenses and when we will be able to achieve and maintain profitability, if ever. Even if we are able to generate revenues from the sale of any approved products, we may not become profitable and may need to obtain additional funding to continue operations.

We have had limited history of operations, a history of losses, and our future earnings, if any, and cash flows, may be volatile, resulting in uncertainty about our prospects.

We are a startup company, and our lack of business operations to date, lack of significant history, and evolving nature of the markets in which we operate and intend to operate, could result in us suffering losses now or in the future. Further, as we are a startup company, an investment in our securities is speculative, and necessarily involves uncertainty about the stability of our operating results and results of operations.

We will need to raise additional capital in the future, which may not be available on acceptable terms, or at all.

We will need to raise additional capital to support our operations and such funding may not be available to us on acceptable terms, or at all. As of June 30, 2025, we had unrestricted cash of $186,070. We anticipate the need to rely on Sportech, and other additional sources of funding in the future. As of the date hereof, the Company does not have the required funding to develop Sportech City. But if our plans change or we face unexpected circumstances, our capital resources may be depleted more rapidly than we currently anticipate. Any such events would increase our costs more than we expect. In order to support our long-term plans, we will need to raise additional capital or otherwise obtain funding through additional strategic alliances.

11

Any additional fundraising efforts may divert our management from our day-to-day activities, which may delay and hinder our ability to develop our business. We may be unable to raise sufficient amounts of additional capital when needed and on acceptable terms, which could require us to significantly delay, scale back or discontinue the development of our business plans.

For more information, see “Prospectus Summary - Capital Requirements.”

We have entered into the Contribution Agreement with Sportech, whereby Sportech has agreed to provide cash to fund the Company’s business and operations in 2025, 2026, and 2027, and if such agreement were to be terminated or cancelled for any reason, it would materially negatively impact our business and results of operations.

In November 2024, we entered into the Contribution Agreement with Sportech, pursuant to which Sportech has agreed to provide up to $10 million to fund our business and operations in 2025, 2026, and 2027, with $2.0 million payable in one tranche in 2025 (approximately $200,000 of which was paid as of June 30, 2025), $6 million payable in three tranches in 2026, and $2 million payable in one tranche in 2027, in each case conditioned on the then-current listing of the Company on a U.S. national stock exchange. On each Funding Date, in consideration for the cash contribution on such Funding Date, we will issue to Sportech a number of shares of common stock based upon the fair market value of the common stock on such Funding Date. The number of shares to be issued by the Company to Sportech on each Funding Date shall be calculated as follows, in accordance with applicable Nasdaq rules: the greater of (a) the Nasdaq consolidated closing bid price of the common stock immediately preceding the Funding Date; and (b) the lower of (i) the Nasdaq official closing price (as reflected on Nasdaq.com) immediately preceding the Funding Date, or (ii) the average Nasdaq official closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the Funding Date. This agreement may be terminated or cancelled by Sportech if for any reason our securities are delisted from a national U.S. securities exchange on the 12-month anniversary of the date of the agreement. If the Contribution Agreement is terminated or cancelled, or we do not otherwise receive funds under the agreement for any reason, our business and operations will be materially harmed.

Our ability to continue to operate as a going concern depends on our ability to obtain adequate financing in the future.

The ability of the Company to continue as a going concern is dependent, among other things, on the Company’s receipt of funds from Sportech and/or the ability to raise additional capital resources. The Company plans to receive funding from Sportech and, in the future, to seek additional funding through a combination of equity or debt financings, or other third-party financing, collaborative or other funding arrangements. Should the Company seek additional financing from outside sources, the Company may not be able to raise such financing on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when required or on acceptable terms, the Company may be required to scale back or discontinue the advancement of product candidates, reduce headcount, liquidate our assets, file for bankruptcy, reorganize, merge with another entity, or cease operations.

Our independent auditor and Management believe there is substantial doubt about the Company’s ability to continue as a going concern for the one-year period following the date that the financial statements were issued. As of June 30, 2025, our cash on hand was $186,070 and our net losses for the six months ended June 30, 2025 were $914,077. The financial statements have been prepared on the basis that the Company will continue as a going concern, and does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability for the Company to continue as a going concern. Our continuation as a going concern is dependent upon the continued financial support from Sportech, as well as our ability to obtain necessary equity or debt financing to continue operations, and ultimately our ability generate profit from future sales and positive operating cash flows, which is not assured.

We plan to address this uncertainty by obtaining funding from Sportech, and in the future, from debt and equity financings. As described herein, as of the date hereof, we have $164,063 outstanding under the Sportech Loan and may draw down approximately $835,937 additional funds under the facility. There is no assurance that our plans to receive capital from Sportech, or raise additional capital in the future, will be successful. Should we be unable to raise sufficient additional capital, we may be required to undertake cost-cutting measures to align with expected revenue levels and cash reserves, although there can be no guarantee that we will be successful in doing so. Accordingly, we may be required to raise additional cash through debt or equity transactions. We may not be able to secure financing in a timely manner or on favorable terms, if at all. As a result, management’s plans cannot be considered probable and thus do not alleviate substantial doubt about our ability to continue as a going concern.

Changes in tax laws and unanticipated tax liabilities could adversely affect our effective income tax rate and profitability.

We are subject to income taxes in the United States and numerous foreign jurisdictions. Our effective income tax rate could be adversely affected in the future by a number of factors, including changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in tax laws and regulations or their interpretations and application, the outcome of income tax audits in various jurisdictions around the world, and any repatriation of non-U.S. earnings for which we have not previously provided applicable foreign withholding taxes, certain U.S. state income taxes, or foreign exchange rate impacts.

We have outstanding indebtedness and expect to incur additional indebtedness in the future. Failure to repay our existing or future indebtedness would negatively impact our business and results of operations.

In September 2023, we entered into the Sportech Loan, which was subsequently amended in January 2024. The Sportech Loan provides that we may borrow up to $1 million from Sportech, from time to time, in partial or whole disbursement. The Sportech Loan provides for a final balance interest of 4.19% APR on all amounts borrowed under the Sportech Loan, with final repayment due no later than December 31, 2029. As of the date hereof, we have $164,063 outstanding under this facility and may draw down approximately $835,937 additional funds under the facility. We may, now or in the future, incur additional indebtedness to fund our business and operations, including additional indebtedness from Sportech. Although unsecured, failure to repay our current, or future indebtedness, would negatively impact our business and results of operations.

Risks Related to Sportech City Cádiz

There is no guarantee that Sportech City will be completed in the proposed timeframe, within budget, or at all.

The construction of Sportech City is a massive undertaking, and involves the proposed construction of over approximately 26,600 m2 of public open space, over approximately 10,600 m2 of public facilities, over 1,800 parking spots. The project is slated to be completed by or around 2030. The completion, timely or at all, of the complex is contingent on many factors outside of our control, including but not limited to:

●	continued availability of favorable financing for the Company;
●	availability of financing for tenants of commercial properties in Sportech City;
●	availability of financing for individuals who desire to use the facilities within Sportech City;
●	interest rates;
●	inflation; and
●	demographic trends.

Adverse changes in general and local economic conditions or deterioration in the broader economy may negatively impact our business and financial results and increase the risk of asset impairments and write-offs. Changes in economic conditions may affect some of our regions or markets more than others. If adverse conditions affect our larger markets, they could have a proportionately greater impact on us than on some other real estate development companies.

The fiscal policies of the United States and Spain and each government’s monetary policies may negatively impact the financial markets and consumer confidence and could hurt the U.S. or Spanish economies and real estate markets, and in turn, could adversely affect the operating results of our business. For example, in response to increased inflation, the U.S. Federal Reserve has raised interest rates significantly, which has resulted in higher mortgage interest rates. Prolonged periods of elevated mortgage interest rates or further increases in interest rates could have an adverse impact on our business and financial results.

12

We will need additional capital to fund the construction of Sportech City, which may not be available on acceptable terms, or at all.

As discussed herein, the total funding required for the development of Sportech City and its associated infrastructure is estimated to be €285 million (approximately $334.1 million). To meet these capital requirements, a mixed financing plan has been at least formulated, incorporating external debt financing, capital injections from the principal shareholder, and capital increases through the issuance of new shares; however, there is no guarantee that we will receive such required funding on acceptable terms, or at all.

We have entered into the Sportech Loan with Sportech, pursuant to which we may borrow up to $1 million from Sportech, from time to time. However, a failure by Sportech to comply with the terms of the Sportech Loan would negatively impact our business and results of operations, including our ability to fund the construction of Sportech City. Additionally, we have entered into the Contribution Agreement with Sportech, pursuant to which Sportech has agreed to provide up to $10 million to fund the business and operations of the Company in 2025, 2026, and 2027, with $2.0 million payable in one tranche in 2025 (approximately $200,000 of which was paid as of June 30, 2025), $6 million payable in three tranches in 2026, and $2 million payable in one tranche in 2027, in each case conditioned on the then-current listing of the Company on a U.S. national stock exchange. On each Funding Date, in consideration for the cash contribution on such Funding Date, we will issue to Sportech a number of shares of common stock based upon the fair market value of the common stock on such Funding Date. The number of shares to be issued by the Company to Sportech on each Funding Date shall be calculated as follows, in accordance with applicable Nasdaq rules: the greater of (a) the Nasdaq consolidated closing bid price of the common stock immediately preceding the Funding Date; and (b) the lower of (i) the Nasdaq official closing price (as reflected on Nasdaq.com) immediately preceding the Funding Date, or (ii) the average Nasdaq official closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the Funding Date. However, a failure by Sportech to comply with the terms of the Contribution Agreement would negatively impact our business and results of operations, including our ability to fund the construction of Sportech City. For more information, see “Prospectus Summary – Capital Requirements” and the risk factors in this section under “Risks Related to Our Financial Condition and Capital Requirements.”

Supply shortages and other risks related to acquiring land, materials and skilled labor and obtaining regulatory approval could increase our costs and delay lot deliveries.

The development of Sportech City may experience significant difficulties that can affect the cost or timing of development, including:

●	delays in receiving the necessary approvals from municipalities or other government agencies;
●	shortages of qualified subcontractors;
●	reliance on local subcontractors, manufacturers and distributors who may be inadequately capitalized;
●	shortages of construction materials; and
●	significant increases in the cost of materials and other inputs.

During the last few years, there have been significant disruptions in the global supply chain, which resulted in shortages of certain building materials and tightness in the labor market. If this continues, this may cause the construction cycle to lengthen and costs of building materials to increase. If shortages and cost increases in building materials and tightness in the labor market increase, our construction cycle time and profit margins could be adversely impacted.

Sportech and the Company intend to enter into a five-year lease agreement with a purchase option pursuant to which Sportech will lease to the Company the land on which we intend to construct Sportech City, but there is no guarantee that we will enter into such agreement on favorable terms, or at all.

Sportech and the Company intend to enter into a five-year lease agreement with a purchase option pursuant to which Sportech will lease to the Company the land on which we intend to construct Sportech City, but there is no guarantee that we will enter into such agreement on favorable terms, or at all. Such lease agreement will not be entered into or effective prior to the listing of our common stock. If we fail to enter into such agreement on favorable terms, or at all, it could materially delay or impair our ability to develop Sportech City. In such an event, we may need to find a new location for the construction of Sportech City, which we may not be able to do on commercially reasonable terms, if at all. Failure to enter into such agreement would have an adverse impact on our ability to grow our business, and our results of operations and financial condition generally.

Public health issues such as a major epidemic or pandemic could adversely affect our business and financial results.

The United States, Spain, and other countries may experience in the future, outbreaks of contagious diseases that affect public health and public perception of health risk. In the event of a resurgence of COVID-19, or a widespread, prolonged actual or perceived outbreak of any contagious disease, our operations could be negatively impacted. Such events have had, and could in the future have, an effect on our operations, including a reduction in commercial construction traffic, a disruption in our supply chain, increased travel restrictions, increased restrictions on the ability of people to gather together in person, tightness in the labor market or other factors, all of which could reduce visitor traffic toward Sportech City. Additionally, such events could have a negative impact on our ability to host events at Sportech City. These or other repercussions of a public health crisis that affect the global economy could have an adverse impact on our results of operations and financial condition.

A health and safety incident relating to our operations could be costly in terms of potential liability and reputational damage.

Land development sites are inherently dangerous, and operating in this industry poses certain inherent health and safety risks. Due to health and safety regulatory requirements and the scope of Sportech City, health and safety performance is critical to the success of our business. Any failure in health and safety performance may result in penalties for non-compliance with relevant regulatory requirements, and a failure that results in a major or significant health and safety incident is likely to be costly and could expose us to liability that could be costly. Such an incident could generate significant negative publicity and have a corresponding impact on our reputation, our relationships with relevant regulatory agencies or governmental authorities, and our ability to attract customers and employees, which in turn could have a material adverse effect on our financial results and liquidity.

13

Delays or failures by governmental authorities to take expected actions could reduce our returns or cause us to incur losses on certain real estate development projects.

We may rely on governmental districts to issue bonds to reimburse us for qualified expenses, such as road and utility infrastructure costs. Bonds are often supported by assessments of district tax revenues, usually from ad valorem taxes. Decreasing real estate values or difficult credit markets for bond sales can reduce or delay district bond sale revenues and tax or assessment receipts, causing such districts to delay reimbursement of our qualified expenses. Failure to receive reimbursement for qualified expenses could adversely affect our cash flows and reduce our returns or cause us to incur losses on certain real estate development projects.

Development activities, such as those associated with our mixed-use development, are subject to significant risks.

Risks associated with real estate development projects such as Sportech City, relate to, among other items, adverse changes in national market conditions (which can result from political, regulatory, economic or other factors), increases in interest rates, competition for, and the financial condition of, tenants, the cyclical nature of property markets, adverse local market conditions, changes in the availability of debt financing, real estate tax rates and other operating expenses, zoning laws and other governmental rules and fiscal policies, energy prices, population trends, risks and operating problems arising out of the presence of certain construction materials, acts of God, uninsurable losses and other factors which are beyond the control of the developer and may make the underlying investments economically unattractive. Development activities also involve the risk that construction may not be completed within budget or on schedule because of cost overruns, work stoppages, shortages of building materials, the inability of contractors to perform their obligations under construction contracts, defects in plans and specifications or various other factors, including natural disasters, which may be exacerbated by climate change. Any of these risks could result in substantial unanticipated delays or expenses associated with the development of our mixed-use properties, which could have an adverse effect on our financial condition and suppress the value of our common stock.

Climate change may also have indirect effects on the mixed-use development by increasing the cost of, or making unavailable, property insurance on terms we find acceptable. To the extent that significant changes in the climate occur where our facilities are located, we may experience more frequent extreme weather events, which may result in physical damage to the development or its lessees’ facilities and may adversely affect our business, results of operations and financial condition.

14

Risks Related to our Training Programs

We are dependent upon the performance and popularity of the Cádiz CF men’s first team, and poor performance or decline in popularity of the team may have a material negative impact on our business and results of operations.

Our revenue streams may be driven, in part, by the performance and popularity of the Cádiz CF men’s first team, due to our relationship with Cádiz, and other strategic arrangements between Nomadar and Cádiz CF in the future. Cádiz CF currently plays in the Segunda División, La Liga being the top soccer division of the Spanish soccer system. Cádiz CF’s performance in La Liga directly affects, and a weak performance in La Liga could adversely affect, Cádiz CF’s popularity and standing in the global soccer community.

We cannot ensure that Cádiz CF’s men’s first team will be successful in the Segunda Division of La Liga or in the other leagues and tournaments in which it plays. In May 2024, Cádiz CF was relegated from the Primera División to the Segunda División of La Liga. Further relegation from the Segunda División of La Liga, failure to be promoted to the Primera División, or a general decline in the success of Cádiz CF’s men’s first team, particularly in consecutive seasons, would negatively affect Cádiz CF’s ability to attract or retain talented players and coaching staff, as well as supporters, sponsors and other commercial partners, which would have a material adverse effect on our business, results of operations, financial condition and cash flow due to the use of the Nomadar HPT in our academies globally.

The high level of competition in the health and fitness industry could materially and adversely affect our business.

Our various proposed business segments compete with the following industry participants: health and fitness clubs; physical fitness and recreational facilities established by non-profit organizations and businesses for their employees; private studios and other boutique fitness offerings; athletic clubs; amenity and condominium/apartment clubs; country clubs; online personal training and fitness coaching; delivery of digital fitness content; the home-use fitness equipment industry; local tanning salons; businesses offering similar services; and other businesses that rely on consumer discretionary spending. We may not be able to compete effectively in the markets in which we operate. Competitors may attempt to copy our business model, or portions thereof, which could erode our market share and brand recognition and impair our growth rate and profitability. Competitors, including companies that are larger and have greater resources than us, may compete with us to attract members in our markets. Non-profit organizations in our markets may be able to obtain land and construct academies at a lower cost and collect membership dues and fees without paying taxes, thereby allowing them to charge lower prices. This competition may limit our ability to attract and retain customers and our ability to attract Nomadar HPT members, which in each case could materially and adversely affect our results of operations and financial condition.

If we are unable to anticipate and satisfy consumer preferences and shifting views of health and fitness, our business may be adversely affected.

Our success depends on our ability to anticipate and satisfy consumer preferences relating to health and fitness. Our business is and all of our services are subject to changing consumer preferences that cannot be predicted with certainty. Developments or shifts in research or public opinion on the types of health and fitness services we provide could negatively impact the business or consumers’ preferences for health and fitness services could shift rapidly to different types of health and fitness centers or at-home fitness options; and we may be unable to anticipate and respond to shifts in consumer preferences. It is also possible that competitors could introduce new products and services that negatively impact consumer preference for our business model.

Economic, political and other risks associated with our international operations could adversely affect our profitability and international growth prospects.

We currently have planned operations in the United States and Spain, and plan to expand to additional markets in the near future. Our international operations are subject to a number of risks inherent to operating in foreign countries, and any expansion of our international operations will increase the impact of these risks. These risks include, among others:

●	inadequate brand infrastructure within foreign countries to support our international activities;
●	inconsistent regulation or sudden policy changes by foreign agencies or governments;
●	difficulty of enforcing contractual obligations of foreign nations;
●	increased costs in maintaining international marketing efforts;
●	problems entering international markets with different cultural bases and consumer preferences;
●	political and economic instability of foreign markets, including as a result of war or conflict;
●	compliance with laws and regulations applicable to our international operations;
●	fluctuations in foreign currency exchange rates; and
●	operating in new, developing or other markets in which there are significant uncertainties regarding the interpretation, application and enforceability of laws and regulations relating to contract and intellectual property rights.

As a result, new operations, including planned Nomadar HPT academies, may be less successful than existing operations. Further, effectively managing growth can be challenging, particularly as we continue to expand into new international markets where we must balance the need for flexibility and a degree of autonomy for local management against the need for consistency with our mission and standards.

15

We, Sportech, and the owners of other facilities hosting Nomadar HPT academies could be subject to claims related to health and safety risks to academy participants that arise while at Sportech City or any other facilities hosting Nomadar HPT academies. Further, we, or Sportech, could be subject to claims related to health and safety risks to patrons attending Sportech City.

Participation of Nomadar HPT members at Sportech City, or at other facilities that host the Nomadar HPT academies, pose some potential health and safety risks through physical exertion and use of our services and facilities, including exercise and fitness equipment. Claims might be asserted against us, Sportech, or the owners of any other facilities hosting Nomadar HPT academies, for injuries or death suffered by Nomadar HPT participants.

We and/or Sportech also may not be able to maintain our general liability insurance on acceptable terms in the future or maintain a level of insurance that would provide adequate coverage against potential claims. Depending upon the outcome, these matters may have a material adverse effect on our results of operations, financial condition and cash flows.

16

Risks Related to our Mágico González and other Merchandise and Licensing Initiatives

We have entered into an exclusive license agreement with Cádiz CF, whereby Cádiz CF has licensed all rights to the Mágico González brand, outside of Spain, to Nomadar, but there is no guarantee that Cádiz CF will not terminate this agreement in the future.

As described herein, pursuant to an agreement between Jorge Alberto González (otherwise known as Mágico González) and Cádiz CF, dated September 12, 2022, Mr. González granted all trademark rights to “Mágico González” to Cádiz CF. We have entered into the MG License Agreement, pursuant to which Cádiz CF has granted Nomadar a worldwide license, outside of Spain, to commercialize the Mágico González brand for an initial 20-year period. In consideration for such license, Cádiz CF is entitled to receive 15% of net sales received by Nomadar from the commercialization of the Mágico González brand. After this initial term, we may be required to renegotiate the terms of the licensure of the MG Rights. In addition, Sportech is entitled to terminate the MG License Agreement prior to the end of the initial term if Nomadar fails to meet initial or continued listing standards of Nasdaq. The value of the MG Rights depends upon the global recognition of Mágico González’s accomplishments on the soccer pitch. If we are not able to receive favorable terms for the licensure of the MG Rights after the initial term, or if Cádiz CF terminates the MG License Agreement, or if we fail to meet the continued listing standards of Nasdaq, we may lose the right to market the Mágico González brand, and our business and results of operations will be materially adversely affected.

Our proposed products, services and experiences face intense competition.

The sports, and specifically soccer merchandise industry, is highly competitive and fragmented both in the United States and worldwide. We plan to compete internationally with athletic and leisure apparel companies, including both private labels and large companies that have diversified lines of athletic and leisure apparel and other merchandise, some of which have more resources or broader products lines. We also plan to compete with other companies for the production capacity of third-party manufacturers that produce certain of our products. Furthermore, we believe that any future wholesale and/or retail partners will face intense competition from other department stores, sporting goods stores, retail specialty stores, and online retailers, among others, which could negatively impact the financial stability of their businesses and their ability to conduct business with us.

Brand image and recognition, product offerings and quality, marketing expenditures (including expenditures for advertising and endorsements), innovation and design, sustainability, distribution, pricing, costs of production, customer service, e-commerce platforms, digital services and experiences and social media presence are areas of intense competition. These, in addition to ongoing rapid changes in technology, a reduction in barriers to the creation of new apparel companies and consumer preferences in the markets for apparel constitute significant risk factors in our operations. In addition, the competitive nature of retail, including shifts in the ways in which consumers shop, and the continued proliferation of e-commerce, constitutes a risk factor implicating our operations. Some of our competitors have significant competitive advantages, including longer operating histories, larger and broader consumer bases, more established relationships with a broader set of suppliers, greater brand recognition, and greater financial, research and development, store development, marketing, distribution, and other resources than we do. If we do not adequately and timely anticipate and respond to our competition, our costs may increase, demand for our products may decline, possibly significantly, or we may need to reduce wholesale or suggested retail prices for our products.

Failure to continue to obtain or retain high-quality brand partners and ambassadors of our products could harm our business.

We intend to establish relationships with professional and collegiate sports organizations, athletes, influencers and other brand ambassadors to develop, evaluate and promote our products, as well as establish product authenticity with consumers. We currently plan to market our initial run of products based on the brand of storied international soccer player, Mágico González. However, as competition in the sports and outdoor industry has increased, the costs associated with establishing and retaining such sponsorships, partnerships and other relationships also have increased. If we are unable to maintain our current associations with such organizations or our brand ambassadors or to do so at a reasonable cost, we could lose the high visibility or on-field authenticity associated with our products, and we may be required to modify and substantially increase our marketing investments.

17

Our profitability may decline or our growth may be negatively impacted as a result of increasing pressure on pricing.

Our Mágico González e-commerce industry is subject to significant pricing pressure caused by many factors, including intense competition, consolidation in the retail industry, pressure from retailers to reduce the costs of products, the amount of excess inventory in the marketplace and changes in consumer demand. These factors may cause us to reduce our prices to retailers and consumers or engage in more promotional activity than we anticipate, which could negatively impact our margins and cause our profitability to decline if we are unable to offset price reductions with comparable reductions in our operating costs. Ongoing and sustained promotional activities could negatively impact our brand image. On the other hand, if we are unwilling to engage in promotional activity on a scale similar to that of our competitors, for instance, to protect our premium brand positioning, and unable to simultaneously offset declining promotional activity with increased sales at premium price points, our ability to achieve short-term growth targets may be negatively impacted, which could have a material adverse effect on our results of operations, financial condition and the price of our stock.

Fluctuations in the cost of raw materials and commodities we use in our products and costs related to our supply chain could negatively affect our operating results.

Significant price fluctuations, including due to inflation, or shortages in raw materials can materially adversely affect our cost of goods sold. In addition, certain of our manufacturers are subject to government regulations related to wage rates, and therefore the labor costs to produce our products may fluctuate. The cost of transporting our products for distribution and sale is also subject to fluctuation due in large part to the price of oil. Generally, our products must be transported by third parties over large geographical distances and an increase in the price of oil can significantly increase costs. Manufacturing delays or unexpected transportation delays have caused and may continue to cause us to rely more heavily on airfreight to achieve timely delivery to our customers. These factors have and may continue to significantly increase our freight costs. Any of these fluctuations may increase the costs we must pay to manufacturers and distributors of products of the Mágico González brand, including clothing apparel and sports merchandise, and as a result, the cost of our products under the Mágico González brand. This may have an adverse effect on our profit margins, results of operations and financial condition.

Failure to accurately forecast consumer demand could lead to excess inventories or inventory shortages, which could result in decreased operating margins, reduced cash flows and harm to our business.

There is a risk we may be unable to sell excess products ordered from manufacturers. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have an adverse effect on our operating results, financial condition and cash flows. Conversely, if we underestimate consumer demand for our products or if our manufacturers fail to supply products we require at the time we need them, we may experience inventory shortages. Inventory shortages could delay shipments to customers, negatively impact retailer, distributor and consumer relationships and diminish brand loyalty. The difficulty in forecasting demand also makes it difficult to estimate our future results of operations, financial condition and cash flows from period to period. A failure to accurately predict the level of demand for our products could adversely affect our net revenues and net income, and we are unlikely to forecast such effects with any certainty in advance.

The value of our brand and sales of our products could be diminished if we are associated with negative publicity.

Our business could be adversely impacted if negative publicity regarding our brand, our Company or our business partners diminishes the appeal of our brand to consumers. For example, we do not control the conduct of our future suppliers, manufacturers and licensees of our products so there can be no assurance that they will operate their businesses in compliance with applicable laws and regulations, as well as the social and other standards and policies. Negative publicity regarding production methods, alleged practices or workplace or related conditions of any of our suppliers, manufacturers or licensees could adversely affect our reputation and sales and force us to locate alternative suppliers, manufacturers or licensees. The risk that our planned business partners may not act in accordance with our expectations may be exacerbated in markets where our direct sales, supply chain or logistics operations are not as widespread. From time to time, we may also enter into collaborative arrangements with athletes, designers or other partners. Negative publicity regarding these partners could negatively impact our brand image and result in diminished loyalty to our brand, regardless of whether such claims are accurate. Furthermore, social media can potentially accelerate and increase the scope of negative publicity. This could diminish the value of our proprietary rights or harm our reputation or have a negative effect on our sales and results of operations.

18

If the technology-based systems that give our consumers the ability to shop or interact with us online do not function effectively, our operating results, as well as our ability to grow our digital commerce business globally or to retain our customer base, could be materially adversely affected.

We anticipate that many of our consumers will shop with us through digital platforms. Increasingly, consumers are using mobile-based devices and applications to shop online, and to do comparison shopping, as well as to engage with merchants through digital services and experiences that are offered on mobile platforms.

Any failure on our part to provide attractive, effective, reliable, secure and user-friendly digital commerce platforms that offer a wide assortment of merchandise with rapid delivery options and that continually meet the changing expectations of online shoppers or any failure to provide attractive digital experiences to our customers could place us at a competitive disadvantage, result in the loss of digital commerce and other sales, harm our reputation with consumers, have a material adverse impact on the growth of our digital commerce business globally and have a material adverse impact on our business and results of operations. In addition, as use of our digital platforms grows, we will need an increasing amount of technical infrastructure to continue to satisfy our consumers’ needs. If we fail to effectively scale and adapt our digital platforms to accommodate increased consumer demand, our business may be subject to interruptions, delays or failures and consumer demand for our products and digital experiences could decline.

Our failure to successfully respond to these risks might adversely affect sales in our digital commerce business, as well as damage our reputation and brands.

General Risks Related to Our Business

Our success depends substantially on the value of our brand, and any negative impact on our brand can negatively impact our business and results of operations.

Our success is dependent in large part upon our ability to maintain and enhance the value of our brand, our academy members’ connection to our brand and a positive relationship with our customers. Brand value can be severely damaged even by isolated incidents, particularly if the incidents receive considerable negative publicity or result in litigation. Some of these incidents may relate to our policies, the way we manage our relationships with our planned business partners, our growth strategies, our development efforts or the ordinary course of our, or our planned business partners’, businesses. Other incidents that could be damaging to our brand may arise from events that are or may be beyond our ability to control, such as:

●	actions taken (or not taken) by one or more business partners or their employees relating to health, safety, welfare or otherwise;
●	data security breaches or fraudulent activities associated with our and our business partners’ electronic payment systems;
●	regulatory, investigative or other actions relating to our and our business partners’ data privacy practices;
●	litigation and legal claims;
●	third-party misappropriation, dilution or infringement or other violation of our intellectual property;
●	regulatory, investigative or other actions relating to pricing, billing and cancellation practices;
●	illegal activity targeted at us or others; and
●	conduct by individuals affiliated with us which could violate ethical standards or otherwise harm the reputation of our brand.

Consumer demand for our brand’s value could diminish significantly if any such incidents or other matters erode consumer confidence in us, our facilities, or our reputation as a health and fitness brand, which could materially and adversely affect our results of operations and financial condition.

19

If we fail to obtain and retain high-profile strategic partnership arrangements, or if the reputation of any of our partners is impaired, our business may suffer.

A principal component of our marketing program has been to partner with high-profile marketing partners, such as Sportech, whose parent company is Cádiz CF, to help us extend the reach of our brand. As stated above, our partnership with Sportech relies upon the performance and popularity of the Cádiz CF men’s first team. Additionally, we may not be able to attract and partner with new marketing partners in the future. In addition, if the actions of our partners were to damage their reputation, our partnerships may be less attractive to our current or prospective members. Any of these failures by us or our partners could adversely affect our brand, business and revenues.

Our business and financial results could be adversely affected by weather conditions and natural disasters.

Physical risks, including weather conditions and natural disasters, such as hurricanes, tornadoes, earthquakes, volcanic activity, droughts, floods, hailstorms, heavy or prolonged precipitation, wildfires and others, can harm our business. Additionally, the physical impacts of climate change may cause these occurrences to increase in frequency, severity and duration. Any such events can temporarily delay our development work and lot sales, unfavorably affect the cost or availability of materials or labor, damage residential lots under construction, lead to changing customer preferences and/or negatively impact demand for residential lots in affected areas. The climates and geology of many of the states in which we or our business partners operate or propose to operate, including Spain, may present increased risks of adverse weather or natural disasters.

Fluctuations in exchange rates may adversely affect our results of operations.

Our functional and reporting currency is U.S. dollars, and substantially all of our costs are denominated in U.S. dollars, however, our revenues in Europe are generated in Euros, and revenues from other jurisdictions may be generated in local currency denominations. We therefore have Euro foreign exchange exposure. We may, now or in the future, enter into foreign exchange contracts to hedge a portion of this transactional exposure. Our results of operations have in the past and will in the future fluctuate due to movements in exchange rates.

We may pursue acquisitions and other strategic transactions and/or investments to complement or expand our business that may not be successful.

From time to time, we may explore opportunities to purchase or invest in other businesses, venues or assets that we believe will complement, enhance or expand our current business or that might otherwise offer us growth opportunities, including opportunities that may differ from the Company’s current business. Any transactions that we are able to identify and complete may involve risks, including the commitment of significant capital, the incurrence of indebtedness, the payment of advances, the diversion of management’s attention and resources from our existing business to develop and integrate the acquired or combined business, the inability to successfully integrate such business or assets into our operations, litigation or other claims in connection with acquisitions or against companies we invest in or acquire, our lack of control over certain companies, including joint ventures and other minority investments, the risk of not achieving the intended results and the exposure to losses if the underlying transactions or ventures are not successful. In the future, we may have significant investments in businesses that we account for under the equity method of accounting. Certain of these investments may generate operating losses certain may require additional investments from us in the form of equity or loans. There can be no assurance that any such investments will become profitable individually or in the aggregate or that they will not require material additional funding from us in the future.

We have limited capital resources and will be reliant on our key employees. The loss of any of our key employees or our failure to onboard additional resources will have a material adverse impact on our business and results of operations.

Our executive officers are currently based in Texas, Florida and Spain, and we intend to maintain significant operations in Spain. As of the date hereof, the Company has no material subsidiaries, but conducts operations in Spain through what we refer to as the Nomadar Spanish Branch, formally named Nomadar Corp. Sucursal en España. The Nomadar Spanish Branch is not a subsidiary of the Company. Following the listing of the Company’s common stock, the Company intends to initially hire between four and six employees to be based in Spain, and an additional two to four employees to be based in the United States. The employees based in Spain would then focus on the advancement of Sportech City, and the business and operations of the Nomadar HPT in Europe and Asia, and the employees based in the United States would focus on the advancement of the Nomadar HPT in the Americas, and the advancement of the Mágico González brand globally. Finally, the development of Sportech City will be extremely capital intensive, and require greater human capital than we currently possess. We will need to onboard additional personnel to operate our business lines as planned. However, there is no guarantee we will be able to onboard the necessary personnel in Spain or the United States, or retain such personnel at favorable terms or at all. There is also no guarantee that we will be able to retain our executive officers or key employees. The loss of any of our executive officers or key employees, or the failure to onboard or retain human capital resources in Spain or the United States, would prevent us from being able to pursue our planned business operations, including but not limited to the construction of Sportech City, and would have a material adverse effect on our business and results of operations.

20

Risks Related to Our Intellectual Property, Cybersecurity, and Data Privacy

Our intellectual property rights, including trademarks, trade names, and know-how, may be infringed, misappropriated or challenged by others.

Our intellectual property (including our name), and our business partners’ intellectual property, is important to our continued success. We seek to protect our trademarks, trade names, know-how and other intellectual property by exercising our rights under applicable state, provincial, federal and international laws. Policing unauthorized use and other violations of our intellectual property rights is difficult, and the steps we take may not prevent misappropriation, infringement, dilution or other violations of our intellectual property, especially internationally where foreign nations may not have laws to protect against “squatting,” or in “first-to-file” nations where trademark rights can be obtained despite a third-party’s prior use of our intellectual property. If we were to fail to successfully protect our intellectual property rights for any reason, or if any third-party misappropriates, dilutes, infringes or violates our intellectual property, the value of our brand may be harmed, which could have an adverse effect on our business, results of operations and financial condition.

We may also from time to time be required to initiate litigation to enforce our, or our business partners’, intellectual property rights. Third parties may also assert that we, or our business partners, have infringed, diluted, misappropriated or otherwise violated their intellectual property rights, which could lead to litigation against us or our business partners. Litigation, even where we are likely to prevail, is inherently uncertain and could divert the attention of management, result in substantial costs and diversion of resources and negatively affect our planned business lines and profitability regardless of whether we are able to successfully enforce or defend our, or our business partners’ rights. Despite our efforts to enforce and defend our, and our business partners’, intellectual property rights, title defects can arise from conduct of third parties that we cannot anticipate or control, or our exclusive ownership and control over our intellectual property (or our business partners’ ownership and control over their intellectual property), especially our, or our business partners’, rights in trademarks and trade secrets, could be diminished or impaired. For example, under U.S. law a third-party’s prior use of a trademark similar to a Nomadar trademark, or a trademark licensed to Nomadar, could impair our rights in such trademarks, which, despite reasonable research and efforts, we may not have been able to discover or anticipate. In addition, our, or our business partners’, trade secrets and confidential information could be compromised through misappropriation or unauthorized disclosure, including through a cyber incident, and, despite our, or our business partners’, reasonable efforts to protect our, or our business partners’ confidential information and trade secrets, and to maintain the proprietary status thereof, the information could be disclosed or a court could rule that legal protections provided to trade secrets are no longer enforceable, which could have a material adverse effect on our business, results of operations, financial condition and cash flow.

Unauthorized disclosure of sensitive or confidential client or customer information could harm our business and standing with our clients and customers.

The protection of our future client, customer, employee, and other company data is critical to us. We will collect, store, transmit, and use personal information relating to, among others, clients, Nomadar HPT academy students, employees, consumers, and event participants. We will also collect certain data through our marketing ventures and other means, which may include a range of talent and production information and data provided to us by our, or our business partners’ clients. We rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of confidential client and customer information. Our facilities and systems, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, payment card terminal tampering, computer viruses, misplaced, lost or stolen data, programming or human errors, or other similar events. Any security breach involving the misappropriation, loss or other unauthorized disclosure of client or customer information, whether by us or our third-party service providers, could damage our, or our business partners’ reputation, result in the loss of clients and customers, expose us, or our business partners to risk of litigation and liability or regulatory investigations or actions, disrupt our operations, and harm our business. In addition, as a result of recent security breaches, the media and public scrutiny of information security and privacy has become more intense. As a result, we may incur significant costs to change our business practices or modify our service offerings in connection with the protection of personally identifiable information.

21

Use of email marketing, mobile application and social media may adversely impact our reputation or subject us to fines or other penalties.

There has been a substantial increase in the use and popularity of email, social media and other consumer-oriented technologies, including vlogs, blogs, chat platforms, social media websites and applications, and other forms of internet-based communication, which has increased the speed and accessibility of information dissemination and broadened the pool of consumers and other interested persons. Negative or false commentary about us may be posted on social media platforms or similar devices at any time and may harm our business, brand, reputation, marketing partners, financial condition, and results of operations, regardless of the information’s accuracy. Consumers value readily available information and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate without affording us an opportunity for redress or correction. In addition, social media platforms provide users with access to such a broad audience that collective action against Nomadar HPT academies, such as boycotts, can be more easily organized. If such actions were organized, we and Sportech could suffer reputational damage as well as physical damage to Sportech’s, and our other business partners’ facilities. Social media and other platforms may in the future be used to attack us, Sportech and our other business partners, our, Sportech’s and our other business partners’, information security systems and our, Sportech’s and our other business partners’, reputation, including through use of spam, spyware, ransomware, phishing and social engineering, viruses, worms, malware, distributed denial of service attacks, password attacks, “Man in the Middle” attacks, cybersquatting, impersonation of employees or officers, abuse of comments and message boards, fake reviews, doxing and swatting. We are in the process of developing a cyber security policy in an attempt to prevent and respond to these attacks. Nonetheless, these types of attacks are pervasive inside and outside of the industry and could lead to the improper disclosure of proprietary information, negative comments about our brand, exposure of personally identifiable information, fraud, hoaxes or malicious dissemination of false information, which could lead to a decline in the value of our brand, which could have a material adverse effect on our business.

The occurrence of cyber incidents, or a deficiency in cybersecurity, could negatively impact our, and our business partners’ businesses by causing a disruption to our operations, a compromise or corruption of confidential information, and/or damage to our employee and business relationships and reputation, all of which could subject us to loss and harm our brand and our business, as well as the brand and businesses of our business partners.

We may in the future be subject to cyber incidents or other adverse events that threaten the confidentiality, integrity or availability of information resources, including intentional attacks or unintentional events where parties gain unauthorized access to systems to disrupt operations, corrupt data or steal confidential, personal or other information about customers, vendors and employees. Such attacks have become more common, and many companies have recently experienced serious cyber incidents and breaches of their information technology systems. As our, and our business partners’ reliance on technology increases, so have the risks posed to our, and our business partners’ systems, both internal and those that are outsourced. We and our business partners could also be subject to negative impacts on our businesses caused by cyber incidents relating to third-party vendors. The three primary risks that could directly result from the occurrence of a cyber incident include operational interruption, damage to the relationship with members and private data exposure, which each in turn could create additional risks and exposure. However, these measures do not guarantee that our reputation and financial results will not be adversely affected by such an incident.

Because we accept electronic forms of payment from our respective customers, our business requires the collection and retention of customer data, including credit and debit card numbers and other personally identifiable information in various information systems that we maintain and in those maintained by third parties with whom we contract to provide credit card processing. We also maintain important internal company data, such as personally identifiable information about our employees and information relating to our operations. Our use of personally identifiable information is regulated by federal, state, and foreign laws, as well as by certain third-party agreements. As privacy and information security laws and regulations and contractual obligations with third parties evolve, we may incur additional costs to ensure that we remain in compliance with those laws and regulations and contractual obligations. If our security and information systems are compromised or if we, our employees fail to comply with these laws, regulations, or contract terms, and this information is obtained by unauthorized persons or used inappropriately, it could adversely affect our reputation and could disrupt our operations and result in costly litigation, judgments, or penalties arising from violations of federal and state laws and payment card industry regulations.

Under certain laws, regulations and contractual obligations, a cyber incident could also require us to notify customers, employees or other groups of the incident or could result in adverse publicity, loss of sales and profits or an increase in fees payable to third parties. We could also incur penalties or remediation and other costs that could adversely affect the operation of our business and results of operations, which in turn may materially and adversely affect our results of operations and financial condition.

22

Risks Related to Our Dependence on Third Parties

Our business depends in part on relationships with certain third parties.

We are dependent on third-party suppliers for certain merchandise, equipment and other goods. Any interruption in our ability to obtain such required goods from third parties or deterioration in their performance could negatively impact these portions of our operations. Furthermore, if our arrangements with any of these third parties are terminated or modified against our interest, we may not be able to find alternative solutions for these portions of our business on a timely basis or on terms favorable to us or at all.

In the future, we may enter into licensing arrangements permitting third parties to use our brand and trademarks. Although we plan to take steps to carefully select our licensing partners, such arrangements may not be successful. Our licensing partners may fail to fulfill their obligations under their license agreements or have interests that differ from or conflict with our own. The inability of such sponsors and commercial partners to meet our quality standards could negatively affect consumer confidence in the quality and value of our brand, which could result in lower product sales. Any one or more of these events could have a material adverse effect on our business, results of operation, financial condition and cash flow.

Risks Related to Our Industry

There could be a decline in our popularity or the popularity of soccer.

There can be no assurance that soccer will retain its popularity as a sport around the world and its status in Spain as the so-called “national game,” together with the associated levels of media coverage. Further, there can be no assurance that soccer will reach the same level of popularity in the United States as the sport currently has in countries such as the United Kingdom and Spain. In addition, Cádiz CF could suffer a decline in popularity. Any decline in popularity could result in lower ticket sales, broadcasting revenue, sponsorship revenue, a reduction in the value of our players or our brand, or a decline in the value of our securities, including our common stock. Any one of these events or a combination of such events could have a material adverse effect on our business, results of operations, financial condition and cash flow.

23

Serious injuries to or losses of Cádiz CF playing staff may affect the team’s performance, and therefore our results of operations and financial condition.

As described elsewhere herein, we believe the popularity of our business is highly dependent upon the success of and popularity of Cádiz CF. Injuries to members of the Cádiz CF playing staff, particularly if career-threatening or career-ending, could have a detrimental effect on the overall success to Cádiz CF and our business. Such injuries could have a negative effect upon Cádiz CF’s performance and may also result in a loss of the income that would otherwise have resulted from a transfer of that player’s registration. In addition, depending on the circumstances, Cádiz CF’s strategy is to maintain a squad of players sufficient to mitigate the risk of player injuries. However, this strategy may not be sufficient to mitigate all financial losses in the event of an injury, and as a result such injury may affect business, results of operations financial condition and cash flow.

We expect our business to be substantially dependent on the popularity and/or competitive success of Cádiz CF, which cannot be assured.

We expect that our financial results will depend in large part on, Cádiz CF remaining popular with its fan bases, and, in varying degrees, on the teams achieving on-field success, which can generate fan enthusiasm, resulting in sustained ticket, premium seating, suite, sponsorship, food and beverage and merchandise sales during the season. Furthermore, success in the regular season may qualify Cádiz CF for participation in post-season playoffs, which provides additional revenue by increasing the number of games played by Cádiz CF and, more importantly, by generating increased excitement and interest in Cádiz CF, which can help drive a number of our revenue streams, including by improving attendance at Cádiz CF games and sponsorships, in subsequent seasons. There can be no assurance that Cádiz CF will maintain continued popularity or compete in post-season play in the future.

Our business could be adversely affected by terrorist activity or the threat of terrorist activity and other developments that discourage congregation at prominent places of public assembly.

The success of our business is dependent upon the willingness and ability of patrons to attend events hosted at Sportech City. Once constructed, Sportech City, like all prominent places of public assembly, could be the target of terrorist activities, including acts of domestic terrorism or other actions that discourage attendance. Any such activity or threatened activity at or near Sportech City, or other similar venues in other locations could result in reduced attendance at Cádiz CF games and other events held at Sportech City and, more generally, have a material negative effect on our business and results of operations. Similarly, a major epidemic or pandemic, or the threat of such an event, has in the past materially affected, and could in the future materially adversely affect attendance at Sportech City, Cádiz CF games, and Sportech City attendance for other events or, depending on its severity, halt Cádiz CF’s and Sportech City’s or our operations entirely. Moreover, the costs of protecting against such incidents could reduce the profitability of our operations. In addition, such events or the threat of such events may harm our or our affiliates’ ability to obtain or renew insurance coverage on favorable terms or at all.

24

We will be subject to governmental regulation, which can change, and any failure to comply with these regulations may have a material negative effect on our proposed business lines and results of operations.

We will be subject to governmental regulations affecting our business. These include, but are not limited to, data privacy and protection laws, regulations, policies and contractual obligations that apply to the collection, transmission, storage, processing and use of personal information or personal data, which among other things, impose certain requirements relating to the privacy and security of personal information. The variety of laws and regulations governing data privacy and protection, and the use of the internet as a commercial medium are rapidly evolving, extensive, and complex, and may include provisions and obligations that are inconsistent with one another or uncertain in their scope or application.

The data protection landscape is rapidly evolving in the United States. As our operations and business grow, we may become subject to or affected by new or additional data protection laws and regulations and face increased scrutiny or attention from regulatory authorities. Further, there are several legislative proposals in the United States, at both the federal and state level, that could impose new privacy and security obligations. We cannot yet determine the impact that these future laws and regulations may have on our business.

In addition, governmental authorities and private litigants continue to bring actions against companies for online collection, use, dissemination and security practices that are unfair or deceptive.

Our proposed business may in the future be subject to a variety of other laws and regulations, including working conditions, labor, immigration and employment laws; and health, safety and sanitation requirements. We are unable to predict the outcome or effects of any potential legislative or regulatory proposals on our businesses. Any changes to the legal and regulatory framework applicable to our businesses could have an adverse impact on our business and results of operations.

Our failure to comply with applicable governmental laws and regulations, or to maintain necessary permits or licenses, could result in liability that could have a material negative effect on our business and results of operations.

25

Our proposed international expansion and operations in foreign markets is speculative and will expose us to risks associated with international sales and operations.

While we currently have a lack of business operations, we intend to continue to expand different lines of business internationally and operate in select foreign markets. Managing a global organization is difficult, time consuming and expensive. Our inexperience in operating our Company’s proposed businesses globally increases the risk that any future international expansion efforts that we may undertake will not be successful and such expansion is speculative at this time. In addition, conducting international operations subjects us to risks such as the lack of familiarity with and unexpected changes in foreign regulatory requirements; difficulties in managing and staffing international operations; fluctuations in foreign exchange rates; potentially adverse tax consequences, including foreign value added tax systems, and restrictions on repatriation of earnings; the burdens of complying with a wide variety of foreign laws and legal standards; increased financial accounting and reporting burdens and complexities; the lack of strong intellectual property regimes and political, social and economic instability abroad. Operating in international markets also requires significant management attention and financial resources. The investment and additional resources required to establish operations and manage growth in other countries may not produce desired levels of revenue or profitability.

In many foreign countries, particularly in certain developing economies, it is not uncommon to encounter business practices that are prohibited by certain regulations, such as the UK Bribery Act 2010, the US Foreign Corrupt Practices Act and similar laws. Our efforts undertaken to comply with respect to these laws may not prevent our employees, contractors and agents, as well as those companies to which we outsource certain of our business operations from taking actions in violation of such policies and procedures. Any such violation, even if prohibited by our policies and procedures or the law, could have a material adverse effect on our reputation, results of operations, financial condition and the price of our common stock.

Fans attending professional soccer games risk personal injury or accident, which could subject us to personal injury or other claims and could increase our expenses.

Personal injuries and accidents involving fans attending professional soccer games have occurred, and may in the future occur, which could subject Cádiz CF to claims and liabilities for personal injuries which could increase expenses. While Cádiz CF maintains insurance policies that provide coverage within limits that are sufficient, in management’s judgment, to protect Cádiz CF from material financial loss for personal injuries sustained by persons at its stadium, there can be no assurance that such insurance will be adequate at all times and in all circumstances.

Moreover, personal injuries and accidents involving patrons attending Sportech City, may in the future occur, which could subject us to claims and liabilities for personal injuries which could increase expenses. While we maintain insurance policies that provide coverage within limits that are sufficient, in management’s judgment, to protect Sportech City from material financial loss for personal injuries sustained by persons at Sportech City, there can be no assurance that such insurance will be adequate at all times and in all circumstances.

Our commercial partners may be unable to recruit, train and/or retain qualified coaches, teachers, mentors, and other skilled professionals for the Nomadar HPT.

Effective coaches, teachers and mentors are critical to maintaining the quality of the Nomadar HPT soccer training system and curriculum and assisting student players with their abilities. The educational content and trainings the Nomadar HPT provides are a combination of content developed in-house, by teachers, coaches and mentors. Teachers, coaches and mentors must have strong interpersonal communications skills to be able to effectively instruct students players.

There is a limited pool of qualified individuals with the attributes required to teach and train the Nomadar HPT target student players. We must provide continuous training to teachers, coaches and mentors so that they can stay abreast of changes in student demands, standards and other key trends necessary to teach and train effectively. We may not be able to recruit, train and retain enough qualified teachers, coaches and mentors to keep pace with the growth of the Nomadar HPT while maintaining consistent teaching quality.

Shortages of qualified teachers, coaches or mentors, or decreases in the quality of the Nomadar HPT instruction or the amount and quality of educational content the Nomadar HPT can produce and offer as a result, whether actual or perceived, would have an adverse effect on our business.

The success of the Nomadar HPT also depends in large part on our senior management and key personnel as well as in general upon highly trained finance, technical, recruiting and marketing professionals in order to operate the Nomadar HPT, increase revenues from our existing products and services and to launch new product offerings. If any of these employees leave us or the Nomadar HPT and we fail to effectively manage a transition to new personnel, or if there is a shortage in the number of people with the requisite skills or we fail to attract and retain qualified and experienced professionals on acceptable terms, our business, including the Nomadar HPT, financial conditions and results of operations could be adversely affected.

26

We have entered into the HPT License Agreement and the Framework Agreement with Cádiz CF, whereby Cádiz CF has licensed all rights to the Nomadar HPT to Nomadar, and whereby each of Cádiz CF and Nomadar have agreed to provide certain services to the other, respectively, but there is no guarantee that Cádiz CF will not terminate the HPT License Agreement and/or the Framework Agreement in the future, or that we will be able to negotiate favorable payment terms under the Framework Agreement.

We have entered into the HPT License Agreement, pursuant to which Cádiz CF has granted Nomadar a worldwide license to commercialize the Nomadar HPT for an initial 20-year period. In consideration for such license, Cádiz CF is entitled to receive 15% of net sales received by Nomadar from the commercialization of the Nomadar HPT. After this initial term, we may be required to renegotiate the terms of the licensure of the HPT Rights. In addition, Cádiz CF is entitled to terminate the HPT License Agreement prior to the end of the initial term if Nomadar fails to meet initial or continued listing standards of Nasdaq. If we are not able to receive favorable terms for the licensure of the HPT Rights after the initial term, or if Cádiz CF terminates the HPT License Agreement, or if we fail to meet the continued listing standards of Nasdaq, we may lose the right to market the Nomadar HPT, and our business and results of operations will be materially adversely affected. Finally, to the extent that Cadiz CF controls the Company, it can decide to amend the HPT License Agreement on terms unfavorable to the Company, which could have a material adverse effect on our business and results of operations.

Additionally, we entered into the Framework Agreement, whereby, among other things, Cádiz CF agreed to provide technical training staff for players enrolled in the Company’s programs, and the Company agreed to integrate the Company’s training methodologies into Cádiz CF’s training sessions. The Framework Agreement provides that Nomadar will: (i) coordinate the registration and enrollment of international players; (ii) manage accommodation for the players, (iii) coordinate with Cádiz CF technical staff; (iv) provide training equipment, and merchandising; and (v) integrate Nomadar’s training methodologies into the Cádiz CF training sessions. It further provides that Cádiz CF will: (i) provide coaching staff; (ii) integrate these international players into Cádiz CF youth academy teams; and (iii) organize matches. Pursuant to the Framework Agreement, each party shall issue the corresponding invoices, indicating the relevant service and concept. The Company anticipates that all specific services to be provided by Cádiz CF to Nomadar shall be paid for by Nomadar according to each player’s use and participation in each program. The Framework Agreement is effective for three (3) years, renewable by written agreement; provided, however, that either party may terminate the Framework Agreement with 60 days’ prior written notice. The Framework Agreement became effective at execution on January 10, 2025. All specific services provided under the Framework Agreement and the related payments for such services will be set forth in subsequent annexes to the Framework Agreement, negotiated and agreed upon in due course between the Company and Cádiz CF, and will be disclosed at such times. If the Framework Agreement is terminated for any reason, it could have a material adverse effect on our business and results of operations. Additionally, because the specific payment terms are not described in the Framework Agreement, it is possible that the Company will not receive anticipated revenue, or any revenue at all, from the Framework Agreement, which could have a material adverse effect on our business and results of operations.

Our agreements with Cádiz CF and Sportech involve actual and apparent conflicts of interest, and there is no guarantee that we will be able to negotiate favorable terms in any current or future agreements with either party.

We have entered into various agreements with Sportech, our controlling shareholder, and Cádiz CF, the parent organization of our controlling shareholder. For example, each of the Framework Agreement and HPT License Agreement have been entered into between us and Cádiz CF, the parent company of our controlling shareholder. Rafael Contreras, our Chief Executive Officer and Co-Chairman of our board of directors, is also Executive Vice President and the Vice President of the Cádiz CF board of directors. As a result, Cádiz CF and Mr. Contreras will have actual and apparent conflicts of interest as to matters which arise between the Company, and Cádiz CF, and by extension, any matters which arise between the Company and Sportech. For example, we intend for any services provided under the Framework Agreement to be provided pursuant to terms and at costs no less than fair than those provided for and by independent third parties under the same circumstances, but we will hold extremely limited leverage in any commercial negotiations with Cádiz CF. If we are unable to negotiate favorable payment terms for any services rendered under the Framework Agreement, or any future arrangements between the Company and Sportech or between the Company and Cádiz CF, it will have a material adverse effect on our business and results of operations.

Failure to attract and retain students to enroll in programs which utilize the Nomadar HPT, or failure to onboard partner organizations to utilize the Nomadar HPT, may have a material adverse impact on our business and prospects.

The success of our business depends in part on the number of enrollments in organizations which will utilize the Nomadar HPT, and the amount we charge for use of the Nomadar HPT. As a result, our ability to attract students to enroll in the organizations which utilize the Nomadar HPT, and attract commercial partners to utilize the Nomadar HPT, are each critical to the continued success and growth of our business. This, in turn, will depend on several factors, including, among others, our ability to develop the Nomadar HPT new training programs and enhance existing training programs to respond to the changes in market trends and student demands, to maintain our consistent and high teaching quality, to market our programs successfully to a broader prospective student base, and to develop additional high-quality training content.

If the Nomadar HPT students or their parents perceive that the Nomadar HPT’s education and training program quality deteriorated due to unsatisfying learning experiences, which may be subject to a number of subjective judgments that we have limited influence over, our overall market reputation may diminish, which in turn may affect our word-of-mouth referrals and ultimately the Nomadar HPT student enrollment. In addition, the expansion of the Nomadar HPT offering of trainings, courses and services may not succeed due to competition, our failure to effectively market the Nomadar HPT courses, trainings and services (whether due to defects in our marketing tools and/or failure to adjust our strategy in order to meet the needs of current and potential students), maintain the quality of the Nomadar HPT courses, trainings and services, or other factors. We may be unable to develop and offer additional content on commercially reasonable terms and in a timely manner, or at all, to keep pace with changes in market trends and student demands. If we are unable to control the rate of student attrition, which can be affected by various factors outside our control such as students’ personal circumstances and local socioeconomic factors, the Nomadar HPT overall enrollment levels are likely to decline or if we are unable to charge enrollment fees that are both competitive and cover our rising expenses, our business, financial condition, cash flows and results of operations may be materially adversely affected.

We may be unable to manage and adapt to changes in technology, and this could have a material adverse effect on our business and results of operations.

We will need to respond to technological advances and emerging industry standards in a cost-effective and timely manner in order to remain competitive. The need to respond to technological changes may require us to make substantial, unanticipated expenditures. There can be no assurance that we will be able to respond successfully to technological change.

The actions of La Liga may have a material negative effect on our business and results of operations.

The governing bodies of La Liga have imposed, and may impose in the future, various rules, regulations, guidelines, bulletins, directives, policies and agreements (collectively, “League Rules”), which could have a material negative effect on our business and results of operations. Changes to League Rules, or the adoption of new League Rules, could have a material negative effect on the business and operations of Cádiz CF, and on our business and results of operations. If new League Rules pass that limit our ability to operate our business as we have planned or limit our ability to raise capital in the public or private markets, we may be unable to achieve our goals and strategies or increase our revenue. Although no League Rules currently have a material adverse effect on our business and results of operations, League Rules which could have such an impact in the future include, but are not limited to, the following:

●	Financial Controls and Oversight: La Liga enforces strict financial controls, including budgetary oversight, spending limits, and requirements for financial transparency. These controls may now, or new rules in the future could, restrict our ability to pursue business opportunities without prior approval from La Liga or our parent club.
●	Ownership and Governance Restrictions: La Liga may require approval for changes in our ownership structure or governance, including those resulting from this offering. In addition, La Liga prohibits certain conflicts of interest and may restrict or prohibit investments by individuals or entities with interests in other La Liga clubs.
●	Commercial and Sponsorship Limitations: La Liga has guidelines and restrictions on commercial activities, including sponsorships and use of broadcasting rights. These limitations may prevent us from entering into certain commercial arrangements or generating anticipated revenues from sponsorships or media-related activities.
●	Reporting and Disclosure Requirements: We may be required to provide regular and detailed financial and operational disclosures to La Liga in addition to the reporting obligations we will have as a public company. Complying with both sets of requirements may increase our administrative burden and costs, and any failure to comply could result in sanctions or other adverse actions by La Liga.
●	Alignment with Union of European Football Associations (the “UEFA”) and National Federation Rules: Our parent club, and by extension our company, may also be subject to additional rules and regulations imposed by UEFA and the Royal Spanish Football Federation, which could further restrict our operations or impose additional compliance obligations.

27

Risks Related to This Direct Listing and Ownership of Our Common Stock

The direct listing process differs from an initial public offering underwritten on a firm-commitment basis.

This is not an underwritten initial public offering of common stock. This listing of our common stock on Nasdaq differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

●	There are no underwriters engaged on a firm-commitment basis. Consequently, prior to the opening of trading on Nasdaq, there will be no traditional book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of trading of our common stock on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an initial public offering underwritten on a firm-commitment basis. Moreover, there will be no underwriters engaged on a firm-commitment underwritten basis assuming risk in connection with the initial resale of shares of our common stock. In an initial public offering underwritten on a firm-commitment basis, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our common stock during the period immediately following the listing. For more information, see “— Our shares of common stock have no prior public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.”
●	There is not a fixed number of shares of common stock available for sale. Therefore, there can be no assurance that any Registered Stockholders or other existing stockholders will sell any or all of their common stock and there may initially be a lack of supply of, or demand for, our common stock on Nasdaq. Alternatively, we may have a large number of Registered Stockholders or other existing stockholders who choose to sell their common stock in the near term resulting in an oversupply of our common stock, which could adversely impact the public price of our common stock once listed on Nasdaq and thereafter.
●	Other than the Restricted Stockholders (as defined in the section titled “Shares Eligible for Future Sale”), none of our Registered Stockholders or other existing stockholders have entered into contractual lock-up agreements or other contractual restrictions on transfer. In a firm-commitment underwritten initial public offering, it is customary for most of an issuer’s stockholders to enter into a contractual lock-up arrangement with the underwriters to help promote orderly trading immediately after such initial public offering. Consequently, any of our stockholders, other than the Restricted Stockholders, may sell any or all of their common stock at any time (subject to any restrictions under applicable law), including immediately upon listing. If such sales were to occur in a significant volume in a short period of time following our listing, it may result in an oversupply of our common stock in the market, which could adversely impact the public price of our common stock.
●	We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading on Nasdaq. Instead, we intend to host an investor day, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our common stock or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our common stock.
●

Moreover, consistent with Regulation M and other federal securities laws applicable to our direct listing, we have not consulted with Registered Stockholders or other existing stockholders regarding their desire or plans to sell shares in the public market following the direct listing or discussed with potential investors their intentions to buy our Class A common stock in the open market. While our Class A common stock may be sold after our direct listing on Nasdaq by the Registered Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act, unlike an underwritten initial public offering, there can be no assurance that any Registered Stockholders or other existing stockholders will sell any of their shares of Class A common stock, and there may initially be a lack of supply of, or demand for, Class A common stock on Nasdaq. Conversely, there can be no assurance that the Registered Stockholders and other existing stockholders will not sell all of their shares of Class A common stock, resulting in an oversupply of our Class A common stock on Nasdaq.

We cannot assure you that an active trading market for our Class A common stock will develop on such exchange or elsewhere or, if developed, that any market will be sustained. Further, institutional investors may be discouraged from purchasing our Class A common stock if they are unable to purchase a block of our Class A common stock in the open market in a sufficient size for their investment objectives due to a potential unwillingness of our existing stockholders to sell a sufficient amount of Class A common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our Class A common stock in a sufficient amount for their investment objectives, the market for our Class A common stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our Class A common stock.

In the case of a lack of demand for our Class A common stock, the trading price of our Class A common stock could decline significantly and rapidly after our listing. Therefore, an active, liquid, and orderly trading market for our Class A common stock may not initially develop or be sustained, which could significantly depress the trading price of our Class A common stock and/or result in significant volatility. Accordingly, we cannot assure you of the liquidity of any trading market, your ability to sell your shares of our Class A common stock when desired or the prices that you may obtain for your shares of our Class A common stock.

Such differences from a firm-commitment underwritten initial public offering could result in a volatile trading price for our common stock and uncertain trading volume, which may adversely affect your ability to sell any common stock that you may purchase.

28

Our common stock currently has no public market. An active trading market may not develop or continue to be liquid and the market price of shares of our common stock may be volatile.

We expect our common stock to be listed and traded on Nasdaq. Prior to the listing on Nasdaq, there has not been a public market for any of our securities, and an active market for our common stock may not develop or be sustained after the listing, which could depress the market price of shares of our common stock and could affect the ability of our stockholders to sell our common stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our common stock. An inactive market may also impair our ability to raise capital by selling shares of our common stock, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using shares of our common stock as consideration.

In addition, we cannot predict the prices at which our common stock may trade on Nasdaq following the listing of our common stock, and the market price of our common stock may fluctuate significantly in response to various factors, some of which are beyond our control. In particular, as this listing is taking place through a novel process that is not a firm-commitment underwritten initial public offering, there will be no traditional book building process and no price at which traditional underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on Nasdaq. On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of shares of our common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with Nasdaq rules. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate preopening buy and sell interest), the Advisor will request that Nasdaq delay the open until such a time that sufficient price discovery has been made to ensure a reasonable amount of volume crosses on the opening trade. For more information, see “Plan of Distribution.”

Additionally, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public as there would be in a firm-commitment underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, upon listing on Nasdaq, the public price of our common stock may be more volatile than in a firm-commitment underwritten initial public offering and could decline significantly and rapidly.

Furthermore, because of our novel listing process on Nasdaq, Nasdaq’s rules for ensuring compliance with its initial listing standards, such as those requiring a valuation or other compelling evidence of value, are untested. In the absence of a prior active public trading market for our common stock, if the price of our common stock or our market capitalization falls below those required by Nasdaq’s eligibility standards, we may not be able to satisfy the ongoing listing criteria and may be required to delist.

In addition, because of our novel listing process, individual investors, retail or otherwise, may have greater influence in setting the opening public price and subsequent public prices of our common stock on Nasdaq and may participate more in our initial trading than is typical for a firm-commitment underwritten initial public offering. These factors could result in a public price of our common stock that is higher than other investors (such as institutional investors) are willing to pay, which could cause volatility in the trading price of our common stock and an unsustainable trading price if the price of our common stock significantly rises upon listing and institutional investors believe our common stock is worth less than retail investors, in which case the price of our common stock may decline over time. Further, if the public price of our common stock is above the level that investors determine is reasonable for our common stock, some investors may attempt to short our common stock after trading begins, which would create additional downward pressure on the public price of our common stock. To the extent that there is a lack of consumer awareness among retail investors, such a lack of consumer awareness could reduce the value of our common stock and cause volatility in the trading price of our common stock.

29

The public price of our common stock following the listing also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

●	changes in the industries in which we operate;

●	variations in our operating performance and the performance of our competitors in general;

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	publication of research reports by securities analysts about us or our competitors or our industry;

●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

●	additions and departures of key personnel;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our common stock available for public sale; and

●

general economic and political conditions such as recessions, interest rates, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.

In addition, securities exchanges have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our common stock shortly following the listing of our common stock on Nasdaq as a result of the supply and demand forces described above. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

Future sales of common stock by our Registered Stockholders and other existing stockholders could cause our share price to decline.

We currently expect our common stock to be listed and traded on Nasdaq. Prior to listing on Nasdaq, there has been no public market for our common stock and there has not been a sustained history of trading in our common stock in “over-the-counter” markets. While our common stock may be sold after our listing on Nasdaq by the Registered Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 under the Securities Act, unlike a firm-commitment underwritten initial public offering, there can be no assurance that any Registered Stockholders or other existing stockholders will sell any of their shares of common stock and there may initially be a lack of supply of, or demand for, common stock on Nasdaq. As described herein, certain shares of our common stock outstanding as of the date hereof will be registered under this registration statement. There can be no assurance that the Registered Stockholders and other existing stockholders will not sell all of their shares of common stock, resulting in an oversupply of our common stock on Nasdaq. In the case of a lack of supply of our common stock, the trading price of our common stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our common stock if they are unable to purchase a block of our common stock in the open market due to a potential unwillingness of our existing stockholders to sell a sufficient amount of common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our common stock, the market for our common stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our common stock. In the case of a lack of market demand for our common stock, the trading price of our common stock could decline significantly and rapidly after our listing. Therefore, an active, liquid and orderly trading market for our common stock may not initially develop or be sustained, which could significantly depress the public price of our common stock and/or result in significant volatility, which could affect your ability to sell your shares of common stock.

30

The expiration of lock-up agreements that restrict the trading of outstanding common stock could cause the market price of the common stock to decline and would result in the dilution of your holdings.

The expiration of lock-up agreements that restrict the trading of outstanding common stock could cause the market price of our common stock to decline. Sportech, our directors and officers and certain of their affiliates, have entered into lock-up agreements. These lock-up agreements provide that, subject to certain exceptions, no Restricted Stockholder may sell, transfer or dispose of, directly or indirectly, any of the common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 365 days following the date our common stock is listed for trading. A percentage of the shares held by each Restricted Stockholder will become unrestricted 180, 210, and 270 days following the date our common stock is listed, provided certain trading price and trading volume thresholds are met. In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, the shares of common stock held by the Restricted Stockholders may become available for resale, subject to applicable law, including without notice, which could reduce the market price for our common stock. For more information, see the section titled “Shares Eligible for Future Sale” herein.

We will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules upon the Direct Listing because our insiders will beneficially own more than 50% of the voting power of our outstanding voting securities, and based on such status we can rely on exemptions from certain corporate governance requirements that could adversely affect holders of the Company’s common stock.

Upon completion of this Direct Listing, Sportech will collectively beneficially own approximately 90.05% (and together with Cádiz CF approximately 91.23%) of the voting power of our common stock, due to a combination of their ownership of shares of Class A common stock, and 2,500,000 shares of our Class B common stock. As such, we will be a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC. We may rely on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. Although we currently do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. In the event that we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors, and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Our status as a controlled company could cause our shares of common stock to be less attractive to certain investors or otherwise harm our trading price. For example, our majority stockholder, Sportech, may be able to control the outcome of certain proposals requiring stockholder approval that are brought to a vote for stockholders, including, but not limited to, (i) election of directors; (ii) amendments to the Company’s organizational documents; (iii) adoption of stock option plans and employee benefits plans involving directors and officers; (iv) mergers, acquisitions, or other reorganizations, recapitalizations, or changes in stockholders’ rights or certain other strategic or material transactions that require stockholder approval; (v) sales, leases, exchanges, or other dispositions of all or substantially all of the Company’s assets; and (vi) dissolution of the Company. As a result, you would not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

The holder of our shares of Class B common stock has additional rights and privileges which allow the holders to exert additional control over the Company.

We have 2,500,000 shares of Class B common stock issued and outstanding. As described elsewhere herein, each share of Class B common stock is entitled to twenty (20) votes per share on all matters put toward a vote of our common stockholders. All shares of Class B common stock are held by Sportech. This represents voting power equal to 50,000,000 shares of Class A common stock, or approximately 79.03% of our voting power. Following the completion of our direct listing, the holder of our Class B common stock will continue to hold a majority of the voting power of the Company’s common stock, and the holders of our Class A common stock will hold a minority voting interest. As such, holders of our common stock will not be afforded the same protection if such shares of Class B common stock were not issued and outstanding.

U.S. investors may have difficulty enforcing civil liabilities against our company, our directors or members of senior management or executive officers and the experts named in this prospectus.

Certain members of our senior management, executive officers, and board of directors named in this prospectus are non-residents of the United States, and a substantial portion of the assets of such persons are located outside the United States. As a result, it may be impracticable to serve process on such persons in the United States or to enforce judgments obtained in U.S. courts against them based on civil liability provisions of the securities laws of the United States. Even if you are successful in bringing such an action, there is doubt as to whether Spanish courts would enforce certain civil liabilities under U.S. securities laws in original actions or judgments of U.S. courts based upon these civil liability provisions. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Spain or elsewhere outside the United States. An award for monetary damages under U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in Spain will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and Spain do not currently have a treaty or statute providing for recognition and enforcement of the judgments of the other country (other than arbitration awards) in civil and commercial matters.

As a result, our U.S. public shareholders may have more difficulty in protecting their interests through actions against us, our management or our directors than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be diluted by future issuances of preferred stock or additional common stock in connection with the SEPA, our incentive plans, acquisitions or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our stock price.

Our amended and restated certificate of incorporation authorizes us to issue shares of common stock and options, rights, warrants and appreciation rights relating to our common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion. We could issue a significant number of shares of common stock in the future in connection with investments or acquisitions. Any of these issuances could dilute our existing stockholders, and such dilution could be significant. Moreover, such dilution could have a material adverse effect on the market price for the shares of our common stock. In addition, we may initially issue up to 3,000,000 shares of Class A common stock pursuant to the 2025 Plan (as defined below), plus additional shares of Class A common stock equal to 5% of our issued and outstanding Class A common stock on an annual basis, pursuant to an “evergreen” provision set forth in the 2025 Plan. See the section entitled “Executive and Director Compensation—Equity Incentive Plans.”

The Registration Rights Agreement entered with Yorkville in connection with the SEPA provides that, no later than 21 days following the effectiveness of the Direct Listing, we will file a registration statement to register a number of shares of common stock having an aggregate value of up to $30 million. The number of shares of common stock issuable under the SEPA is not known at this time, and the number of shares we register under such registration statement will be based, in part, on the value of our common stock at the time the subsequent registration statement is filed. For example, assuming all shares issued under the SEPA are sold at a price of $20 per share, this would represent the issuance of up to 1,500,000 shares of common stock. However, assuming all shares issued under the SEPA are sold at a price of $5 per share, this would represent the issuance of up to 6,000,000 shares of common stock. The number of shares issuable in connection with the SEPA is not knowable at this time, and will depend, in part, on the trading price of our Class A common stock. See “Standby Equity Purchase Agreement” for more information.

In addition, the future issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of shares of our common stock, either by diluting the voting power of our common stock if the preferred stock votes together with the common stock as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote, even if the action were approved by the holders of our shares of our common stock.

31

The future issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our common stock by making an investment in the common stock less attractive. For example, investors in the common stock may not wish to purchase common stock at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase common stock at the lower conversion price, causing economic dilution to the holders of common stock.

Because we have no current plans to pay cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We currently intend to retain all available funds and any future earnings to fund the development, commercialization and growth of our business, and therefore we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our future ability to pay cash dividends on our common stock may also be limited by the terms of any future debt securities or credit facility. As a result, capital appreciation, if any, of the common stock you purchase following this Direct Listing will be your sole source of gain for the foreseeable future.

We are an emerging growth company and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) having the option of delaying the adoption of certain new or revised financial accounting standards, (iii) reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these exemptions until such time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, we have elected to take advantage of the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) December 31, 2030, (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates was $700.0 million or more as of the last business day of the second fiscal quarter of such year or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

It is possible that some investors will find our common stock less attractive as a result of the foregoing, which may result in a less active trading market for our common stock and higher volatility in our stock price.

32

Our management and principal stockholders own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of September 9, 2025, our executive officers and directors, together with our five percent or greater stockholders and their respective affiliates, beneficially own, in the aggregate, approximately 94.82% of the voting power of the Company. To the extent that the same group continues to own a significant percentage of our common stock following this Direct Listing, these stockholders, if they act together, will be able to control the management and affairs of our company and most matters requiring stockholder approval, including the election of directors, amendments of our organizational documents and approval of any merger, sale of substantially all our assets or other significant corporate transactions. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you or other stockholders may feel are in your or their best interest as one of our stockholders.

Provisions of our amended and restated certificate of incorporation and bylaws, in each case, may delay or prevent a take-over that may not be in the best interests of our stockholders.

Provisions of our amended and restated certificate of incorporation and bylaws, in each case, may be deemed to have anti-takeover effects, which include, among others, (i) the existence of our Class B common stock, which is entitled to 20 votes per share, as more particularly described elsewhere in this prospectus, (ii) who can fill vacancies of our board of directors, (iii) supermajority voting thresholds for the removal of members of our board, and (iv) when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt.

In addition, our amended and restated certificate of incorporation authorizes the issuance of shares of preferred stock which will have such rights and preferences determined from time to time by our board of directors. Our board of directors may, without stockholder approval (except as may be required under Nasdaq rules), issue additional preferred shares with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. Further, our amended and restated certificate of incorporation authorizes the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan (also known as a “poison pill”).

Our amended and restated certificate of incorporation provides for an exclusive forum in the Court of Chancery of the State of Delaware for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action arising pursuant to any provision of the General Corporation Law of the State of Delaware, or the DGCL, our certificate of incorporation or our bylaws or (d) any action asserting a claim governed by the internal affairs doctrine and (ii) to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our common stock will be deemed to have had notice of and consented to the forum selection clause in our amended and restated certificate of incorporation described in this paragraph.

33

The foregoing provision would not preclude stockholders that assert claims under the Exchange Act, from bringing such claims in federal court, to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law.

We believe our choice of forum provision may benefit us by providing increased consistency in the application of Delaware law by chancellors and judges particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, our choice of forum provision may impose additional litigation costs on stockholders in pursuing claims and may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or any of our directors, officers or other employees, which may discourage lawsuits with respect to such claims. In addition, while the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the choice of forum provision, and there can be no assurance that such provision will be enforced by a court in those other jurisdictions. If a court were to find the choice of forum provision in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our common stock.

Securities research analysts may establish and publish their own periodic projections for our Company. These projections may vary widely and may not accurately predict the results we actually achieve. The price of our common stock may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our stock price or trading volume could decline.

The obligations associated with being a public company require significant resources and management attention.

As a public company in the United States, we incur legal, accounting and other expenses that we did not previously incur as a private company. We are subject to the reporting requirements of the Exchange Act, and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the listing requirements of the Nasdaq and other applicable securities rules and regulations. Compliance with these rules and regulations increases our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increases demand on our systems and resources. The Exchange Act requires that we file annual and current reports with respect to our business, financial condition and results of operations. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal control over financial reporting and requires our independent registered public accounting firm to attest to the effectiveness of such internal control. Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our internal controls or the level at which such controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Failure to comply with Section 404 could subject us to regulatory scrutiny and sanctions, impair our ability to generate revenue, cause investors to lose confidence in the accuracy and completeness of our financial reports and negatively affect our share price. The material weaknesses in our internal controls over financial reporting relating to our entity level and financial close and reporting control environments identified in accordance with Section 404 could have a material adverse effect on our business, financial condition, and results of operations if they are not remediated.

Furthermore, the demands of being a public company may divert management’s attention from implementing our growth strategy, which could prevent us from improving our business, financial condition and results of operations. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to continue to meet our reporting obligations as a public company. However, the measures we have taken, and will continue to take, may not be sufficient to satisfy our obligations as a public company. In addition, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on our business, financial condition, results of operations and cash flow.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to continue to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business, financial condition, results of operations and cash flow could be adversely affected.

We may not be able to maintain a listing of our Common Stock on Nasdaq.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we fail to meet any of Nasdaq’s continued listing standards or we violate Nasdaq listing requirements, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock may result in a determination that the common stock is a “penny stock” which will require brokers trading in the common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment. In addition, if our common stock is no longer traded on Nasdaq, or another U.S. national securities exchange, Cádiz CF would be entitled to terminate the MG License Agreement and the HPT License Agreement. For more information, see the risk factors titled “We have entered into an exclusive license agreement with Cádiz CF, whereby Cádiz CF has licensed all rights to the Nomadar HPT to Nomadar, but there is no guarantee that Cádiz CF will not terminate this agreement in the future” and “We have entered into an exclusive license agreement with Cádiz CF, whereby Cádiz CF has licensed all rights to the Mágico González brand, outside of Spain, to Nomadar, but there is no guarantee that Cádiz CF will not terminate this agreement in the future.”

34

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, future revenue, timing and likelihood of success, plans and objectives of management for future operations, future results of anticipated products and prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements contained in this prospectus include, but are not limited to, those described in the “Risk Factors” section of this prospectus.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

35

MARKET AND INDUSTRY DATA

This prospectus includes estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity, and market size, are based on our management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, trade and business organizations, and other contacts in the markets in which we operate. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research.

In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While we believe the estimated market and industry data included in this prospectus is generally reliable, such information is inherently uncertain and imprecise. Market and industry data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process, and other limitations inherent in any statistical survey of such data. In addition, projections, assumptions, and estimates of the future performance of the markets in which we operate are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates.

The source of certain statistical data, estimates, and forecasts contained in this prospectus are independent industry publications or reports, as noted throughout the registration statement of which this prospectus forms a part.

The content of the above sources, except to the extent specifically set forth in this prospectus, does not constitute a portion of this prospectus and is not incorporated herein.

TRADEMARKS, SERVICE MARKS AND TRADENAMES

We own, otherwise have rights, or have applied for trademarks, including those mentioned in this prospectus, used in conjunction with the operation of our business. This prospectus includes our own trademarks, which are protected under applicable intellectual property laws, as well as trademarks, service marks and tradenames of other entities, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, service marks and tradenames. We do not intend our use or display of other entities’ trademarks, service marks or tradenames to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

36

USE OF PROCEEDS

The Registered Stockholders may, or may not, elect to sell shares of our common stock covered by this prospectus. To the extent any Registered Stockholder chooses to sell shares of our common stock covered by this prospectus, we will not receive any proceeds from any such sales of our common stock. See “Principal and Registered Stockholders.”

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the development, commercialization and growth of our business, and therefore we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors. Any such determination will also depend upon our business prospects, operating results, financial condition, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our future ability to pay cash dividends on our common stock may also be limited by the terms of any future debt securities or credit facility. Additionally, our plan to borrow funds will likely involve entering to loan covenants restricting the payment of dividends.

37

CAPITALIZATION

The following table sets forth our cash, loan receivable from related party, debt obligations, contributed capital received in advance for stock payable – related party and capitalization as of June 30, 2025.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and related notes appearing elsewhere in this prospectus.

(Actual)
Balance Sheet Data:
Cash	$186,070
Loan receivable – related party	8,764,862
Deferred liability – related party	623,121
Convertible Note Payable	532,938
Stockholder loan	164,063
Contributed capital received in advance for stock payable – related party	203,772
Stockholders’ equity:
Class A Common Stock; $0.000001 par value per share; 80,000,000 shares authorized; 12,368,718 and 11,581,218 issued and outstanding at June 30, 2025 and December 31, 2024, respectively.	12
Class B Common Stock; $0.000001 par value per share; 10,000,000 shares authorized; 2,500,000 shares issued and outstanding at June 30, 2025 and December 31, 2024.	3
Additional paid–in capital	8,235,429
Accumulated deficit	(2,326,630)
Total stockholders’ equity	5,908,814
Total capitalization	$7,432,708

38

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Company Overview and Recent Developments

We are the innovation arm of Cádiz CF, a professional soccer club which currently competes in the Segunda División. We currently have four proposed business verticals, which are in various stages of development.

Through June 30, 2025, the Company had engaged in limited operations until 2025 when the Company began generating revenue from providing services under commercial contracts and purchase orders entered into in the ordinary course of business. On January 10, 2025, the Company entered into the Framework Agreement with Cádiz CF, whereby, among other things, Cádiz CF agreed to provide technical training staff for players enrolled in the Company’s programs, and the Company agreed to integrate the Company’s training methodologies into Cádiz CF’s training sessions. The Framework Agreement provides that Nomadar will: (i) coordinate the registration and enrollment of international players; (ii) manage accommodation for the players, (iii) coordinate with Cádiz CF technical staff; (iv) provide training equipment, and merchandising; and (v) integrate Nomadar’s training methodologies into the Cádiz CF training sessions. It further provides that Cádiz CF will: (i) provide coaching staff; (ii) integrate these international players into Cádiz CF youth academy teams; and (iii) organize matches. Pursuant to the Framework Agreement, each party shall issue the corresponding invoices, indicating the relevant service and concept. The Company anticipates that all specific services to be provided by Cádiz CF to Nomadar shall be paid for by Nomadar according to each player’s use and participation in each program. The Framework Agreement is effective for three (3) years, renewable by written agreement; provided, however, that either party may terminate the Framework Agreement with 60 days’ prior written notice. The Company intends the services to be provided pursuant to terms and at costs that are no less favorable than those provided to or by independent third parties under the same circumstances. The Framework Agreement became effective at execution on January 10, 2025. All specific services provided under the Framework Agreement and the related payments for such services will be set forth in subsequent annexes to the Framework Agreement, negotiated and agreed upon in due course between the Company and Cádiz CF, and will be disclosed at such times.

On January 12, 2025, the Company entered into an agreement with EJB, whereby EJB agreed to enroll players into the Company’s training programs and the Company agreed to provide training and related services to these players. Other than the entry into these commercial agreements, substantially all activity for the period from August 8, 2023 (inception) through June 30, 2025 relates to the Company’s formation and the proposed direct listing, transactions entered into to consummate the direct listing, as well as the Company’s efforts to execute the Company’s various license and fundraising agreements further described herein.

Reverse Stock Split

On November 27, 2024, the Company’s board of directors and a majority of our stockholders approved the Amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the outstanding shares of the Company’s Class A common stock and Class B common stock, each at a ratio of one-for-two (1-for-2). The Amendment became effective on the same date, upon filing of the Amendment with the Secretary of State of the State of Delaware. As a result of the Reverse Stock Split, every two (2) shares of the Company’s issued and outstanding Class A common stock, and every two (2) shares of the Company’s issued and outstanding Class B common stock, automatically and without any action of the Company or any holder thereof, were combined into one (1) validly issued and non-assessable share of Class A common stock or Class B common stock, as applicable, resulting in 11,581,218 post Reverse Stock Split shares of Class A common stock and 2,500,000 post Reverse Stock Split shares of Class B common stock. No fractional shares were issued to any stockholder of the Company, and in lieu of issuing any such fractional shares, any fractional shares resulting from the Reverse Stock Split if applicable, were be rounded up to the nearest whole share of common stock. The shares of common stock as adjusted for the Reverse Stock Split remain fully paid and non-assessable. The Reverse Stock Split did not affect the number of authorized shares of common stock or the par value of the common stock nor did it change the authorized shares of preferred stock or the relative voting power of holders of the outstanding common stock. All share and per share amounts have been retroactively adjusted for the Reverse Stock Split.

Standby Equity Purchase Agreement

On May 20, 2025, the Company entered into a standby equity purchase agreement (the “SEPA”) with YA II PN, LTD. (“Yorkville”), a Cayman Islands exempt limited company, pursuant to which the Company has the right to sell to Yorkville up to $30.0 million (the “Commitment Amount”) of its shares of common stock, par value $0.000001, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of common stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of Common Stock to Yorkville under the SEPA except in connection with notices that may be submitted by Yorkville, in certain circumstances as described below.

Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated, to direct Yorkville to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to Yorkville ( “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

The shares of Common Stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 95% of the lowest daily volume weighted exercise price (“VWAP”) of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice.

In connection with the SEPA, and subject to the conditions set forth therein, Yorkville has agreed to advance to the Company in the form of convertible promissory notes (the “Convertible Notes”) an aggregate principal amount of up to $3 million (each a “Pre-Paid Advance,” and together, the “Pre-Paid Advances”), which will be paid in three tranches. The first Pre-Paid Advance was disbursed on May 22, 2025 in the amount of $0.5 million with a fixed conversion price of $8.00, the second Pre-Paid Advance was disbursed on July 2, 2025 in the amount of $0.5 million with a fixed conversion price of $8.00, and the third Pre-Paid Advance will be in a principal amount of $2 million and advanced on the later of the second trading day following: (i) the effectiveness of this Registration Statement and (ii) the effectiveness of the Direct Listing.

The purchase price for the Pre-Paid Advance is 92.0% of the principal amount of the Pre-Paid Advance. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate equal to 8%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of the Convertible Note issued in connection with each Pre-Paid Advance will be May 20, 2026. Yorkville may convert the Convertible Notes into shares of the Company’s common stock at any time at a fixed conversion price equal to $8.00, subject to the terms of the Convertible Notes.

Beginning on October 22, 2025, and continuing on the same day of each successive month thereafter, (each, an “Installment Date”), the Company shall repay accrued and unpaid interest on each of the first four Installment Dates, and thereafter, the Company shall pay the principal amount of $750,000 plus accrued and unpaid interest on each remaining Installment Date (such amount due on each Installment Date, the “Installment Amount”); provided however, that an additional payment premium will be assessed if an amortization event occurs. At any time or times on or after any Installment Date, the Investor shall be entitled to convert any portion of any due and unpaid Installment Amount outstanding under a Convertible Note until such amount has been paid into shares at a price per share equal to 95% of the lowest daily VWAP during the 10 consecutive Trading Days immediately preceding the Conversion Date (the “Variable Price” and collectively with the Fixed Price, the “Conversion Price”), but which Variable Price shall not be lower than $1.60 (the “Floor Price”). In addition, upon the occurrence and during the continuation of an event of default, the Convertible Notes shall become immediately due and payable. In no event shall Yorkville be allowed to effect a conversion if such conversion, along with all other shares of common stock beneficially owned by Yorkville and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company.

Yorkville, in its sole discretion and provided that there is a balance remaining outstanding under the Convertible Notes, may deliver a notice under the SEPA requiring the issuance and sale of shares of common stock to Yorkville at a purchase price equal to the Conversion Price as determined in accordance with the Convertible Note in consideration of an offset of amounts owed under the Convertible Notes (“Yorkville Advance”). Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed the 4.99% ownership limitation, and does not exceed the Exchange Cap or the amount of shares of common stock that are registered. As a result of a Yorkville Advance, the amounts payable under the Convertible Notes will be offset by such amount subject to each Yorkville Advance.

Under the applicable Nasdaq rules, in no event may the Company issue to Yorkville under the SEPA more than 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules. Moreover, the Company may not issue or sell any shares of Common Stock to Yorkville under the SEPA which, when aggregated with all other shares of common stock then beneficially owned by Yorkville and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in Yorkville beneficially owning more than 4.99% of the outstanding shares of Common Stock.

39

The Company will control the timing and amount of any sales of shares of common stock to Yorkville, except with respect to Yorkville Advances. Actual sales of shares of common stock to Yorkville as an Advance under the SEPA will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Company’s common stock and determinations by the Company as to the appropriate sources of funding for our business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the date of the SEPA, provided that if any Convertible Notes are then outstanding, such termination shall be delayed until the date that all Convertible Notes that were outstanding have been repaid, or (ii) the date on which Yorkville shall have made payment of advances pursuant to the SEPA equal to the Commitment Amount. We have the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Yorkville pursuant to the Convertible Notes. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent. Neither the Company nor Yorkville may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or Yorkville other than by an instrument in writing signed by both parties.

As consideration for Yorkville’s commitment to purchase the shares of common stock pursuant the SEPA, the Company paid Yorkville, (i) a due diligence fee in the amount of $25,000 and (ii) a commitment fee equal to 37,500 shares of common stock, issued upon the execution of the SEPA.

In connection with the SEPA, on May 20, 2025 the Company and Yorkville entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to register all of the shares of common stock issuable upon conversion of the Convertible Notes and all of the shares of common stock issuable under the SEPA pursuant to an Advance. The Company is registering under this prospectus 937,500 shares of common stock issuable to Yorkville, which represents (i) 37,500 shares issued to Yorkville as commitment shares, at a stated value of $8.00 per share, and (ii) 900,000 shares issuable upon conversion of the Convertible Notes. Following the Direct Listing, the Company will use its best efforts to file one or more registration statements to register any additional shares of common stock issued to Yorkville pursuant to the Convertible Notes and the SEPA.

Reduction to Authorized Shares

On January 15, 2025, the Company reduced the number of authorized shares of capital stock from 1,000,000,000 shares to 100,000,000 shares. The number of authorized shares of Class A common stock, having a par value of $0.000001, was reduced from 800,000,000 to 80,000,000. The number of authorized shares of Class B common stock, having a par value of $0.000001, was reduced from 50,000,000 to 10,000,000. The number of authorized shares of Class C common stock, having a par value of $0.000001, was reduced from 75,000,000 to 0. The number of authorized shares of preferred stock, having a par value of $0.000001, was reduced from 75,000,000 to 10,000,000.

Multi-Purpose Event Center

Sportech and the Company intend to enter into a five-year lease agreement with a purchase option with the Company pursuant to which it will lease to the Company the land on which we intend to construct Sportech City, in Cádiz, Spain. Once complete, the facility is planned to span over approximately 110,000 m², and feature a venue, which can host concerts and sporting events, with seating for over 40,000 fans, a world-class hotel and convention center with commercial area, a sports clinic, gym & spa, and food court.

Adjacent to the event center, the proposed creation of an approximately 20,000 m² commercial space will mirror a forward-thinking approach to crafting a modern, open, and bright commercial environment. Another cornerstone of Sportech City will be a dedicated culinary area, proposed to span approximately 3,000 m².

Site plans currently include space for up to 56 commercial vendors and 17 food and beverage vendors. Commercial spaces will focus primarily on luxury retail, sporting stores, and more. Food and beverage offerings are expected to feature local establishments ranging from fast casual to gourmet options. Although these are our current plans, site plans are subject to change.

The Cádiz region in Spain has strong connectivity to Cádiz CF, which was established in 1910. We believe Cádiz will be the ideal location at the intersection of innovation, sports, entertainment, health, and technology as Nomadar not only contributes to the development of future stars but also builds a loyal community of athletes and families. Locally, Cádiz CF has a loyal fan base, with the majority of Cádiz’s soccer fans being supporters of Cádiz CF. This is reflected by more than 18,000 season ticket holders. Additionally, through its association with figures like Mágico González and its commitment to celebrating cultural heritage, Nomadar taps into deep-seated fan loyalties and cultural narratives. This not only strengthens its brand identity but also fosters a strong emotional connection with its audience in the region. Sportech City will be within two hours of two international airports, Málaga and Sevilla, which will also allow easy access for fans located internationally.

Construction is scheduled to begin in 2026 and we anticipate construction will be completed by or around 2030. As of the date hereof, the Company does not have the required funding to develop Sportech City, and the lease agreement will not be entered into or effective prior to the listing of our common stock. For more information, see “Prospectus Summary - Capital Requirements” and “Risks Related to Sportech City Cádiz – Sportech and the Company intend to enter into a five-year lease agreement with a purchase option pursuant to which Sportech will lease to the Company the land on which we intend to construct Sportech City, but there is no guarantee that we will enter into such agreement on favorable terms, or at all.”

High Performance Training Program

Since 2022, Cádiz CF has offered the High Performance Training Program with and through institutions across the United States, Canada, and Europe. The Nomadar HPT is designed for young athletes both under and over 18 years of age, to study, live, and immerse themselves in an elite soccer program. In August 2024, we entered into the HPT License Agreement with Cádiz CF, granting Nomadar the exclusive HPT Rights to the High Performance Training Program, being the exclusive rights to the business, know-how, and general operations of the Nomadar HPT. We intend to leverage the Nomadar HPT by offering the Nomadar HPT training methodology through our partner organizations to online subscribers. Online subscribers may gain access to a full suite of professional-level training and diet regimens, among other benefits. Since the commencement of the High Performance Training Program in 2022, approximately 700 athletes have historically enrolled in the High Performance Training Program at the Cádiz CF Academy, with 100% attending in-person. Graduates of the program have gone on to play at a variety of reputable clubs across La Liga, including Sevilla Atl, Racing de Santander, Villarreal CF, Mallorca FC, UD Las Palmas, and Valladolid FC. Organizations Nomadar has agreed to partner with to deliver the Nomadar HPT include International Soccer Academy, Actingwood, Universidad San Ignacio de Loyola in Lima and San Ignacio University in Miami. We intend to expand the reach of the Nomadar HPT to encompass territories outside of Spain and around the world.

The HPT Rights were licensed to Nomadar in August 2024. The Company commenced operations of the Nomadar HPT in the second half of 2024. Until the Company commenced operations of the Nomadar HPT, no athletes were considered enrolled under the Nomadar HPT and all athletes enrolled were considered enrolled with Cádiz CF.

During the fourth quarter of 2024, Cádiz CF assigned its contractual position in one of the HPT agreements to the Company, and, as a result, the Company began training five players from Japan’s Wakatake Academy. These players spent an entire quarter in Cádiz, Spain, where they lived and trained under the full supervision of Company. The Company handled all aspects of the stay, including physical preparation, extracurricular activities, logistics, and coordination with both Wakatake Academy and Cádiz CF, and the planning and management of daily schedules.

In 2025, the Nomadar HPT program has expanded to include new clients, all participating in person. No remote or online training sessions have been conducted. The training facilities remain based in Cádiz, Spain.

As of the date hereof, approximately 20 players are enrolled in the long-term training modality, with an additional ten players having participated in short-term programs.

Revenues generated through the Nomadar HPT are derived from the individual players participating in the program. Each athlete pays a fee to the Company based on the length of time said athlete will live, study, and train at one of the Company’s partner locations – generally for one to ten months, during which time they have access to the Nomadar HPT.

Stadium Events

On October 30, 2024, the Company and Cádiz CF entered into the Stadium Agreement, pursuant to which Cádiz CF granted to Nomadar a temporary, non-exclusive right to use the Mirandilla Stadium. The Company is in the process of engaging third-party event coordinators to host events at Mirandilla Stadium. Under these contracts, the Company will be responsible for the assignment of space within Mirandilla Stadium to the event coordinators, the facilitation of access necessary for event setup, execution, and dismantling, the provision of lighting, sound, access control, hostess services, and the stage for the event, and the compliance with all legal and regulatory requirements needed for the execution of the event. The Company anticipates that these contracts will typically include a non-refundable up-front fee due at the closing of the contract as well as variable consideration in the form of a percentage of ticket sales earned by the event coordinator. Pursuant to the Stadium Agreement, the Company has agreed to assume in full all those expenses incurred by Cádiz CF that are necessary and duly justified to guarantee the correct exploitation of Mirandilla Stadium. This obligation includes, but is not limited to, all costs associated with technical, logistical, maintenance, cleaning, supplies, security, personnel, insurance, licenses and any other service or action essential to ensure the correct provision of the service and the proper development of the contracted activity. Additionally, any expense derived from legal, technical or administrative requirements that Cádiz CF must face due to the activity that is the subject of the Stadium Agreement will also be fully reimbursed by the Company, upon presentation of the appropriate supporting documents, including any costs of a fiscal or tax nature (including direct or indirect taxes that may eventually be claimed from the club) that Cádiz CF may incur in the future because of the execution the Stadium Agreement. The Stadium Agreement has a term of ten (10) years, and may be extended for additional periods. There are no fixed minimum recurring payments due by Nomadar to Cádiz CF under the Stadium Agreement. In 2025, the Company began receiving revenue under the Stadium Agreement, in connection with purchase orders between the Company and Cádiz CF. Other than as set forth above, the specific services to be performed by each party and the costs for such services have not been established and will be determined in the future, based upon the specific services to be provided.

Mágico González Brand

As described herein, pursuant to an agreement between Jorge Alberto González (otherwise known as Mágico González) and Cádiz CF, dated September 12, 2022, Mr. González granted all trademark rights to “Mágico González” to Cádiz CF.

In August 2024, we entered into the MG License Agreement with Cádiz CF, granting Nomadar the exclusive rights, outside of Spain, to commercialize the MG Rights. Mágico González is a worldwide soccer star known by soccer fans around the world. Mágico played for Cádiz CF for many years before returning to Latin America.

The Company intends to launch the Mágico González brand in the U.S. in the fourth quarter of 2025, with e-commerce offerings beginning at such time.

40

Relationship Between the Company, Sportech, and Cádiz CF

Upon completion of this Direct Listing, Sportech will beneficially own approximately 90.05% (and together with Cádiz CF approximately 91.23%) of the voting power of our outstanding voting securities and we will be a “controlled company” within the meaning of the listing rules of Nasdaq. We do not intend to rely on any exemptions from the corporate governance requirements that are available to controlled companies.

As described here and elsewhere in this prospectus, the Company, Cádiz CF and Sportech will maintain various business relationships following the Direct Listing. For example:

●	We entered into the Sportech Loan, which provides that the Company may borrow up to $1 million from Sportech, from time to time. As of the date hereof, the Company has drawn down $164,063 under this facility.
●	On November 1, 2024, the Company entered into an agreement with Sportech pursuant to which Sportech has agreed to provide up to $10 million to fund the business and operations of the Company in 2025, 2026, and 2027.
●	On October 30, 2024, the Company entered into an agreement with Cádiz CF, which granted the Company rights to use Mirandilla Stadium, for the organization of events.
●	The Company entered into the HPT License Agreement and MG License Agreement with Cádiz CF whereby we license the rights to the Nomadar HPT and MG Rights from Cádiz CF in exchange for royalty payments.
●	On June 12, 2025, we entered into the Assignment Agreement with Sportech and Cadiz CF.

As a result, we will continue to materially rely on the support of Sportech for additional capital in the near future, and we will have ongoing business and commercial relations with Sportech and Cádiz CF pursuant to the license arrangements.

For further information on the related party arrangements, refer to “Note 4. Related Party Transactions” of the accompanying financial statements as of and year ended December 31, 2024 included elsewhere in this report.

Results of Operations and Known Trends or Future Events

Through June 30, 2025, the Company had engaged in limited operations until 2025 when the Company began generating revenue from providing services under commercial contracts and purchase orders entered into in the ordinary course of business. On January 10, 2025, the Company entered into the Framework Agreement with Cádiz CF, whereby, among other things, Cádiz CF agreed to provide technical training staff for players enrolled in the Company’s programs, and the Company agreed to integrate the Company’s training methodologies into Cádiz CF’s training sessions. The Framework Agreement provides that Nomadar will: (i) coordinate the registration and enrollment of international players; (ii) manage accommodation for the players, (iii) coordinate with Cádiz CF technical staff; (iv) provide training equipment, and merchandising; and (v) integrate Nomadar’s training methodologies into the Cádiz CF training sessions. It further provides that Cádiz CF will: (i) provide coaching staff; (ii) integrate these international players into Cádiz CF youth academy teams; and (iii) organize matches. Pursuant to the Framework Agreement, each party shall issue the corresponding invoices, indicating the relevant service and concept. All specific services to be provided by Cádiz CF to Nomadar shall be paid for by Nomadar according to each player’s use and participation in each program. All specific services to be provided by Nomadar to Cádiz CF shall be paid for by Cádiz CF. The actual payment terms to be paid pursuant to the invoices under the Framework Agreement are not known at this time. The Framework Agreement is effective for three (3) years, renewable by written agreement; provided, however, that either party may terminate the Framework Agreement with 60 days’ prior written notice. The Framework Agreement became effective at execution on January 10, 2025. All specific services provided under the Framework Agreement and the related payments for such services will be set forth in subsequent annexes to the Framework Agreement, negotiated and agreed upon in due course between the Company and Cádiz CF, and will be disclosed at such times. On January 12, 2025, the Company entered into an agreement with EJB, whereby EJB agreed to enroll players into the Company’s training programs and the Company agreed to provide training and related services to these players. Other than the entry into these commercial agreements, substantially all activity for the period from August 8, 2023 (inception) through June 30, 2025 relates to the Company’s formation and the proposed direct listing, transactions entered into to consummate the direct listing, as well as the Company’s efforts to execute the Company’s various license and fundraising agreements further described herein. We expect to generate non-operating income in the form of interest income on cash and cash equivalents after this listing. After this listing, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this listing.

For the six months ended June 30, 2025, we had a net loss of $914,077. The primary driver of the net loss for the six months ended was professional fees of $712,604 related to Form S-1 filing requirements and legal, accounting and auditing services performed in preparation for the Proposed Direct Listing offset by a $60,184 gain on foreign currency transactions, net. We earned revenue of $499,570. The increase in revenue is mainly attributed to HPT License Agreements and event income generated from an event hosted at the Mirandilla Stadium. The Company incurred costs of sales of $271,094, the increase in cost of sales was driven primarily by the commencement of revenue generating services related to the Company’s HPT program and events held at Mirandilla Stadium. The net loss was also driven by general and administrative expenses of $91,412, SEPA commitment fee and structuring fee of $325,000, loss from original issue discount on convertible note payable of $40,000, change in fair value of convertible note payable of $32,938, interest expense of $12,578 and interest income – related party of $11,795.

For the six months ended June 30, 2024, we had a net loss of $384,650. This resulted from professional fees of $359,734, general and administrative expenses of $23,480, and interest expense relating to the stockholder loan of $1,436.

For the year ended December 31, 2024, we had a net loss of $1,372,991. The primary driver of the net loss was professional fees of $1,274,941 related to Form S-1 filing requirements and legal, accounting and auditing services performed in preparation for the Proposed Direct Listing. We also earned revenue of $8,025 and incurred general and administrative expenses of $92,018 and interest expense relating to the stockholder loan of $7,630.

For the period from August 8, 2023 (inception) through December 31, 2023, we had a net loss of $39,562. This resulted from general and administrative expenses of $38,892, and interest expense relating to the stockholder loan of $267.

Liquidity and Capital Resources; Going Concern Consideration

As of June 30, 2025, the Company had $186,070 in cash and a working capital deficit of $2,080,659. The Company has incurred a net loss for the six months ended June 30, 2025, of $914,077. As of June 30, 2025, the Company had an accumulated deficit of $2,326,630. Further, the Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year after the date the interim financial statements elsewhere in this prospectus are available to be issued.

The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to generate profit from future sales and positive operating cash flows, which is not assured.

The Company’s plans to address this uncertainty include obtaining future debt and equity financings associated with the close of the Proposed Direct Listing. In addition, in November 2024, the Company entered into a binding capital contribution agreement with Sportech, as amended in June 2025 (the “Contribution Agreement”), pursuant to which Sportech has agreed to provide up to $10 million to fund the business and operations of the Company in 2025, 2026, and 2027, contingent upon the listing of the Company on a U.S. national stock exchange through the Proposed Direct Listing. Lastly, the Company entered into a financing arrangement with a third party on May 20, 2025 pursuant to which the third party will purchase up to $30 million of the Company’s common stock, including funding a prepaid advance of $3 million, $0.5 million of which was funded at closing of the financing agreement on May 22, 2025, $0.5 million of which was funded on July 2, 2025, and $2 million of which will be funded upon the Company’s Form S-1 registration statement becoming effective. There is no assurance that the Company’s plans to complete the Proposed Direct Listing or to otherwise raise capital will be successful. Should the Company be unable to raise sufficient additional capital, the Company may be required to undertake cost-cutting measures to align with cash reserves, although there can be no guarantee that it will be successful in doing so. Accordingly, the Company may be required to raise additional cash through alternative debt or equity transactions. It may not be able to secure financing in a timely manner or on favorable terms, if at all. As a result, management’s plans cannot be considered probable and thus do not alleviate the substantial doubt about the Company’s ability to continue as a going concern.

Cash Flows

The following table presents the major components of net cash flows used in and provided by operating and financing activities, for the six months ended June 30, 2025 and 2024, respectively.

	For the Six Months Ended June 30,
	2025	2024
Net cash provided by (used in):
Operating activities	$54,086	$(179,334)
Financing activities	131,567	171,397
Net increase/(decrease) in cash	$185,653	$(7,937)

The following table presents the major components of net cash flows used in and provided by operating and financing activities, respectively, for the year ended December 31, 2024 and for the period from August 8, 2023 (inception) through December 31, 2023.

	For the Year Ended December 31, 2024	For the Period from August 8, 2023 (inception) through December 31, 2023
Net cash provided by (used in):
Operating activities	$(500,282)	$(38,820)
Financing activities	486,069	53,450
Net (decrease)/increase in cash	$(14,213)	$14,630

Cash Flows from Operating Activities

For the six months ended June 30, 2025, we incurred a net loss of $914,077. Net cash provided by operating activities was $54,086, consisting of $40,000 loss from original issue discount on convertible note payable, $32,938 change in fair value of convertible note payable, $300,000 non-cash issuance of commitment shares in conjunction with convertible note payable, $53,827 foreign exchange gain on loan receivable, $4,279 accretion of deferred liability - related party and changes in operating assets and liabilities included a $16,240 decrease in accounts receivable, $11,795 increase in interest receivable – related party, $9,122 increase in prepaid expenses, $773,751 increase in accounts payable related to professional fees and costs of sales incurred, $124,277 decrease in accrued expenses, $8,300 increase in interest payable - stockholder loan, and a $8,324 decrease in deferred revenue. The increase in net loss is primary due to the professional fees related to Form S-1 filing requirements, legal, accounting and auditing services performed in preparation for the Proposed Direct Listing and gain on foreign currency transactions, net related to the acquisition of the loan receivable.

For the six months ended June 30, 2024, we incurred a net loss of $384,650. Net cash used in operating activities was $179,334. Changes in operating assets and liabilities included a $193,453 increase in accounts payable related to professional fees incurred, $10,427 increase in accrued expenses, and a $1,436 increase in interest payable - stockholder loan.

For the year ended December 31, 2024, we incurred a net loss of $1,372,991. Net cash used in operating activities was $500,282. Changes in operating assets and liabilities included a $599,716 increase in accounts payable and a $273,279 increase in accrued expenses, both primarily related to professional fees incurred, and a $7,630 increase in interest payable - stockholder loan, offset by a $7,916 increase in accounts receivable related to an up-front fee on a stadium event contract and billed amounts pertaining to HPT program services rendered.

For the period from August 8, 2023 (inception) through December 31, 2023, we incurred a net loss of $39,562. Net cash used in operating activities was $38,820. Changes in operating assets and liabilities included a $475 increase in accrued expense liabilities and a $267 increase in interest payable - stockholder loan.

Cash Flows from Financing Activities

For the six months ended June 30, 2025, net cash provided by financing activities was $131,567. Net cash provided by financing activities was comprised of payments made on the stockholder loan of $324,601, payments made on deferred liability - related party of $207,604, proceeds from convertible note payable of $460,000 and proceeds from contributed capital received in advance for stock payable – related party of $203,772.

For the six months ended June 30, 2024, net cash provided by financing activities was $171,397. Net cash provided by financing activities was comprised of proceeds from the stockholder loan of $138,999 and proceeds from the issuance of common stock of $32,398.

For the year ended December 31, 2024, net cash provided by financing activities was $486,069. Net cash provided by financing activities was comprised of proceeds from the stockholder loan of $453,469 and proceeds from the issuance of common stock of $32,600.

For the period from August 8, 2023 (inception) through December 31, 2023, net cash provided by financing activities was $53,450. Net cash provided by financing activities was comprised of proceeds from the stockholder loan of $35,195 and proceeds from the issuance of common stock of $18,255.

Contractual Obligations and Commitments

On September 1, 2023, the Company entered into a line of credit agreement with Sportech, allowing the Company to borrow up to $1,000,000 from Sportech, with an interest rate of 4.19% and which expires on December 31, 2029. As of June 30, 2025, the Company had borrowed $164,063.

In August 2024, the Company entered into two exclusive licensing agreements with Cádiz CF, the HPT License Agreement and the MG License Agreement. Each agreement has a term of twenty years, and can be terminated under mutual agreement between both Cádiz CF and Nomadar, or through a breach of the terms of the respective agreement. Pursuant to the HPT License Agreement, the Company will pay a royalty of 15% of the net sales, defined as sales revenue less cost of goods sold, obtained as remuneration for the use of the Nomadar HPT know-how regulated under the agreement. Pursuant to the MG License Agreement, the Company will pay a royalty of 15% of the net sales obtained as remuneration for the transfer of the trademark use regulated under the agreement. Payment will be made within thirty days of the fiscal year end.

In November 2024, the Company entered into the Contribution Agreement with Sportech, pursuant to which Sportech has agreed to provide up to $10 million to fund the business and operations of the Company in 2025, 2026, and 2027, with $2.0 million payable in one tranche in 2025 (approximately $200,000 of which was paid as of June 30, 2025), $6 million payable in three tranches in 2026, and $2 million payable in one tranche in 2027 (each a “Funding Date”), in each case conditioned on the then-current listing of the Company on a U.S. national stock exchange. On each Funding Date, in consideration for the cash contribution on such Funding Date, the Company will issue to Sportech a number of shares of Common Stock, calculated based on the current trading price of our Common Stock, pursuant to the applicable rules of the exchange.

On May 20, 2025, the Company entered into the SEPA with a third party investor pursuant to which the third party commits to purchase up to $30 million of Class A Common Stock. The third party will fund a pre-paid advance of $3 million, $0.5 million of which was funded at closing of the SEPA on May 22, 2025, $0.5 million of which was funded on July 2, 2025, and $2 million of which will be funded upon the Company’s Form S-1 registration statement becoming effective. Although the agreement was executed on May 20, 2025, the Company accounted for the transaction as of May 22, 2025 and July 2, 2025, respectively, the date on which the funds were received in connection with the first convertible note issued under the SEPA. This recognition date aligns with US GAAP guidance, which requires financial instruments to be recognized when the entity becomes a party to the contractual provisions and the consideration is received.

On June 12, 2025 the Company entered into an Assignment Agreement with Cádiz CF for the assignment of a participative loan agreement to the Company. In exchange for the assignment of the Participative Loan, the Company agreed to pay to Cádiz CF $1 million within 24 months from the date of the Assignment Agreement. As of June 30, 2025, the Company had paid $207,605 of the deferred liability and had remaining deferred liability payments due of $792,396, which exclude the effect of accretion.

Critical Accounting Policies and Estimates

We prepare our financial statements in accordance with U.S. generally accepted accounting principles, which require our management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date, as well as the reported amounts of expenses during the reporting periods. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates on our own historical experience and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates on an ongoing basis.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations.

Our financial statements include several estimates that meet this definition, including:

●	Fair value measurement of derivative assets and liabilities, which involves significant judgment in selecting valuation models, inputs, and assumptions due to limited observable market data.

●	Recoverability of loan receivable from related party, which requires management to assess the creditworthiness of counterparty, expected future cash flows, and potential impairment indicators.

These estimates are subject to ongoing evaluation and could materially impact our financial results if underlying assumptions change.

41

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. At this stage in our operations, management has not identified any critical accounting policies or matters that should be considered for disclosure so as to assist the reader of the financial statements with better understanding of data provided. Other than those disclosed below, there are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made.

Revenue Recognition

Overview

The Company generates revenue from the following sources: (1) HPT program services and (2) contracts for events held at the Nuevo Mirandilla Stadium.

In accordance with Accounting Standards Codification (“ASC”) Topic 606 “Revenue Recognition,” the Company recognizes revenue from contracts with customers using a five-step model, which is described below:

●	identify the customer contract;

●	identify performance obligations that are distinct;

●	determine the transaction price;

●	allocate the transaction price to the distinct performance obligations; and

●	recognize revenue as the performance obligations are satisfied.

Identify the customer contract

A customer contract is generally identified when there is approval and commitment from both the Company and its customer, the rights have been identified, payment terms are identified, the contract has commercial substance and collectability is probable. Specifically, the Company obtains written/electronic signatures on contracts and purchase orders, if said purchase orders are issued in the normal course of business by the customer.

Identify performance obligations that are distinct

A performance obligation is a promise by the Company to provide a distinct good or service or a series of distinct goods or services. A good or service that is promised to a customer is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and a company’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract.

Determine the transaction price

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods or services to a customer, excluding sales taxes that are collected on behalf of government agencies.

Allocate the transaction price to distinct performance obligations

The transaction price is allocated to each performance obligation based on the relative standalone selling prices (“SSP”) of the goods or services being provided to the customer. If a contract contains multiple performance obligations, the Company accounts for individual performance obligations separately, if they are distinct. The standalone selling price reflects the price the Company would charge for a specific piece of equipment or service if it was sold separately in similar circumstances and to similar customers.

Recognize revenue as the performance obligations are satisfied

Revenue is recognized when, or as, performance obligations are satisfied by transferring control of a promised product or service to a customer.

HPT Program

Revenues generated through the Nomadar HPT are derived from the players participating in the program. Each customer pays a monthly or per session fee to the Company based on the number of athletes admitted into the program. Nomadar is responsible for providing the athletes with housing and board, access to education, high-level training including individual technical training, official training kits, and full immersion into the La Liga First Division fútbol club experience.

The Company concluded that the services provided under the HPT program contracts represent a series of distinct services that are substantially the same and that have the same pattern of transfer to the customer. Accordingly, the Company recognizes revenue for the related services as such distinct services are performed over time.

Stadium Events

Deferred revenue balances consist of the up-front fee paid to the Company at the time of closing of the contract with the third party event coordinator. This deferred revenue will be recognized in revenue upon occurrence of the event. Deferred revenue attributable to stadium events is reported as current liabilities.

Financial Instruments

The Company’s accounting for financial instruments requires the use of significant estimates and judgments, particularly in the areas of classification, fair value measurement, and recognition. These estimates affect the reported amounts of assets, liabilities, and equity, and are critical to understanding the Company’s financial condition and results of operations.

Loan receivables are accounted for in accordance with ASC 310, Receivables. Loans acquired through assignment are initially recorded at the fair value of the consideration transferred, which may include equity instruments and deferred payment obligations. Loans classified as held-for-investment are subsequently measured at amortized cost. For foreign currency-denominated loans, the carrying value is remeasured at each reporting period using the applicable spot exchange rate, with resulting gains or losses recognized in earnings. Interest income is recognized based on contractual terms, and variable interest components are recognized when estimable. The Company evaluates expected credit losses under ASC 326, Financial Instruments – Credit Losses, using a forward-looking model that incorporates borrower performance, macroeconomic conditions, and other relevant factors.

Convertible promissory notes are accounted for under ASC 480, Distinguishing Liabilities from Equity. Instruments containing features that may result in settlement through a variable number of shares are classified as liabilities and measured at fair value at inception and each reporting date, with changes in fair value recognized in earnings.

Equity-linked contracts, such as options to sell shares under equity purchase agreements, are evaluated under ASC 815, Derivatives and Hedging. Contracts that meet the definition of a derivative are accounted for as freestanding liabilities and measured at fair value at issuance and each reporting period.

Deferred payment obligations associated with non-monetary transactions are recorded at present value using the effective interest method under ASC 835-30, with accretion recognized as interest expense over the term of the obligation.

Equity instruments issued in connection with financial arrangements are measured at fair value in accordance with ASC 820, Fair Value Measurement, and ASC 845, Nonmonetary Transactions. Fair value is determined using observable market inputs, internal valuation models, and assumptions consistent with those used by market participants.

Risks and Uncertainties

We cannot be certain that an active trading market for our common stock will develop or be sustained following the completion of this offering.

Prior to the completion of this offering, there has been no public market for our common stock. We cannot be certain that an active trading market for shares of our common stock will develop or be sustained following the completion of this offering. An inactive trading market could also impair our ability to raise capital by selling shares of our common stock, our ability to attract and motivate our employees through equity incentive awards and our ability to acquire businesses, brands, assets or technologies by using shares of our common stock as consideration.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

42

BUSINESS

Background

We were incorporated in the State of Delaware in August 2023 as Sportech City USA, Corp, and changed our name to Nomadar Corp. in December 2023. We are a subsidiary of Sportech. Sportech is a wholly-owned subsidiary of Cádiz CF, a Spanish professional soccer club based in Cádiz, Andalusia that competes in the Segunda División of La Liga.

Company Overview

We are the innovation arm of Cádiz CF, a professional soccer club which currently competes in the Segunda División of La Liga. We currently have four proposed or active business verticals, which are in various stages of development.

Through June 30, 2025, the Company had engaged in limited operations until 2025 when the Company began generating revenue from providing services under commercial contracts and purchase orders entered into in the ordinary course of business. On January 10, 2025, the Company entered into the Framework Agreement with Cádiz CF, whereby, among other things, Cádiz CF agreed to provide technical training staff for players enrolled in the Company’s programs, and the Company agreed to integrate the Company’s training methodologies into Cádiz CF’s training sessions. The Framework Agreement provides that Nomadar will: (i) coordinate the registration and enrollment of international players; (ii) manage accommodation for the players, (iii) coordinate with Cádiz CF technical staff; (iv) provide training equipment, and merchandising; and (v) integrate Nomadar’s training methodologies into the Cádiz CF training sessions. It further provides that Cádiz CF will: (i) provide coaching staff; (ii) integrate these international players into Cádiz CF youth academy teams; and (iii) organize matches. Pursuant to the Framework Agreement, each party shall issue the corresponding invoices, indicating the relevant service and concept. The Company anticipates that all specific services to be provided by Cádiz CF to Nomadar shall be paid for by Nomadar according to each player’s use and participation in each program. The Framework Agreement is effective for three (3) years, renewable by written agreement; provided, however, that either party may terminate the Framework Agreement with 60 days’ prior written notice. The Framework Agreement became effective at execution on January 10, 2025. All specific services provided under the Framework Agreement and the related payments for such services will be set forth in subsequent annexes to the Framework Agreement, negotiated and agreed upon in due course between the Company and Cádiz CF, and will be disclosed at such times. Although the Company intends the services to be provided pursuant to terms and at costs that are no less favorable than those provided to or by independent third parties under the same circumstances, Cádiz CF as parent company of our controlling shareholder, will exercise significant leverage as it relates to subsequent negotiation of any commercial payment terms. See “Risks Related to our Industry – We have entered into the HPT License Agreement and the Framework Agreement with Cádiz CF, whereby Cádiz CF has licensed all rights to the Nomadar HPT to Nomadar, and whereby each of Cádiz CF and Nomadar have agreed to provide certain services to the other, respectively, but there is no guarantee that Cádiz CF will not terminate the HPT License Agreement and/or the Framework Agreement in the future, or that we will be able to negotiate favorable payment terms under the Framework Agreement” and “Our agreements with Cádiz CF and Sportech involve actual and apparent conflicts of interest, and there is no guarantee that we will be able to negotiate favorable terms in any current or future agreements with either party” for more information.

On January 12, 2025, the Company entered into an agreement with EJB, whereby EJB agreed to enroll players into the Company’s training programs and the Company agreed to provide training and related services to these players. Other than the entry into these commercial agreements, substantially all activity for the period from August 8, 2023 (inception) through June 30, 2025 relates to the Company’s formation and the proposed direct listing, transactions entered into to consummate the direct listing, as well as the Company’s efforts to execute the Company’s various license and fundraising agreements further described herein.

Multi-Purpose Event Center

Sportech and the Company intend to enter into a five-year lease agreement with a purchase option with the Company pursuant to which it will lease to the Company the land on which we intend to construct Sportech City, in Cádiz, Spain.

Once complete, the facility is planned to span over approximately 110,000 m², and feature a venue, which can host concerts and sporting events, with seating for over 40,000 fans, a world-class hotel and convention center with commercial area, a sports clinic, gym & spa, and food court.

Adjacent to the event center, the proposed creation of an approximately 20,000 m2 commercial space will mirror a forward-thinking approach to crafting a modern, open, and bright commercial environment. Another cornerstone of Sportech City will be a dedicated culinary area, proposed to span approximately 3,000 m².

Site plans currently include space for up to 56 commercial vendors and 17 food and beverage vendors. Commercial spaces will focus primarily on luxury retail, sporting stores, and more. Food and beverage offerings are expected to feature local establishments ranging from fast casual to gourmet options. Although these are our current plans, site plans are subject to change.

The Cádiz region in Spain has strong connectivity to Cádiz CF, which was established in 1910. We believe Cádiz will be the ideal location at the intersection of innovation, sports, entertainment, tourism, health, and technology as Nomadar not only contributes to the development of future stars but also builds a loyal community of athletes and families. Locally, Cádiz CF has a loyal fan base, with the majority of Cádiz’s soccer fans being supporters of Cádiz CF. This is reflected by more than 18,000 season ticket holders. Additionally, through its association with figures like Mágico González and its commitment to celebrating cultural heritage, Nomadar taps into deep-seated fan loyalties and cultural narratives. This not only strengthens its brand identity but also fosters a strong emotional connection with its audience in the region. Sportech City will be within two hours of two international airports, Málaga and Sevilla, which will also allow easy access for fans located internationally.

Construction is scheduled to begin in 2026 and we anticipate construction will be completed by or around 2030. As of the date hereof, the Company does not have the required funding to develop Sportech City, and the lease agreement will not be entered into or effective prior to the listing of our common stock. For more information, see “Prospectus Summary - Capital Requirements.”

High Performance Training Program

Since 2022, Cádiz CF has offered the High Performance Training Program with and through institutions across the United States, Canada, and Europe. The Nomadar HPT is designed for young athletes both under and over 18 years of age, to study, live, and immerse themselves in an elite soccer program. In August 2024, we entered into the HPT License Agreement with Cádiz CF, granting Nomadar the exclusive HPT Rights to the High Performance Training Program, being the exclusive rights to the business, know-how, and general operations of the Nomadar HPT. We intend to leverage the Nomadar HPT by offering the Nomadar HPT training methodology through our partner organizations to online subscribers. Online subscribers may gain access to a full suite of professional-level training and diet regimens, among other benefits. Since the commencement of the High Performance Training Program in 2022, approximately 700 athletes have historically enrolled in the High Performance Training Program at the Cádiz CF Academy, with 100% attending in-person. Graduates of the program have gone on to play at a variety of reputable clubs across La Liga, including Sevilla Atl, Racing de Santander, Villarreal CF, Mallorca FC, UD Las Palmas, and Valladolid FC. Organizations Nomadar has agreed to partner with to deliver the Nomadar HPT include International Soccer Academy, Actingwood, Universidad San Ignacio de Loyola in Lima and San Ignacio University in Miami. We intend to expand the reach of the Nomadar HPT to encompass territories outside of Spain and around the world.

The HPT Rights were licensed to Nomadar in August 2024. The Company commenced operations of the Nomadar HPT in the second half of 2024. Until the Company commenced operations of the Nomadar HPT, no athletes were considered enrolled under the Nomadar HPT and all athletes enrolled were considered enrolled with Cádiz CF.

During the fourth quarter of 2024, Cádiz CF assigned its contractual position in one of the HPT agreements to the Company, and, as a result, the Company began training five players from Japan’s Wakatake Academy.  These players spent an entire quarter in Cádiz, Spain, where they lived and trained under the full supervision of Company. The Company handled all aspects of the stay, including physical preparation, extracurricular activities, logistics, and coordination with both Wakatake Academy and Cádiz CF, and the planning and management of daily schedules.

In 2025, the Nomadar HPT program has expanded to include new clients, all participating in person. No remote or online training sessions have been conducted. The training facilities remain based in Cádiz, Spain.

As of the date hereof, approximately 20 players are enrolled in the long-term training modality, with an additional ten players having participated in short-term programs.

Revenues generated through the Nomadar HPT are derived from the individual players participating in the program. Each athlete pays a fee to the Company based on the length of time said athlete will live, study, and train at one of the Company’s partner locations – generally for one to ten months, during which time they have access to the Nomadar HPT.

43

Stadium Events

On October 30, 2024, the Company and Cádiz CF entered the Stadium Agreement, pursuant to which Cádiz CF granted to Nomadar a temporary, non-exclusive right to use Mirandilla Stadium. The Company is in the process of engaging third-party event coordinators to host events at Mirandilla Stadium. Under these contracts, the Company will be responsible for the assignment of space within Mirandilla Stadium to the event coordinators, the facilitation of access necessary for event setup, execution, and dismantling, the provision of lighting, sound, access control, hostess services, and the stage for the event, and the compliance with all legal and regulatory requirements needed for the execution of the event. The Company anticipates that these contracts will typically include a non-refundable up-front fee due at the closing of the contract as well as variable consideration in the form of a percentage of ticket sales earned by the event coordinator. Pursuant to the Stadium Agreement, the Company has agreed to assume in full all those expenses incurred by Cádiz CF that are necessary and duly justified to guarantee the correct exploitation of Mirandilla Stadium. This obligation includes, but is not limited to, all costs associated with technical, logistical, maintenance, cleaning, supplies, security, personnel, insurance, licenses and any other service or action essential to ensure the correct provision of the service and the proper development of the contracted activity. Additionally, any expense derived from legal, technical or administrative requirements that Cádiz CF must face due to the activity that is the subject of the Stadium Agreement will also be fully reimbursed by the Company, upon presentation of the appropriate supporting documents, including any costs of a fiscal or tax nature (including direct or indirect taxes that may eventually be claimed from the club) that Cádiz CF may incur in the future because of the execution the Stadium Agreement. The Stadium Agreement has a term of ten (10) years, and may be extended for additional periods. There are no fixed minimum recurring payments due by Nomadar to Cádiz CF under the Stadium Agreement. In 2025, the Company began receiving revenue under the Stadium Agreement, in connection with purchase orders between the Company and Cádiz CF. Other than as set forth above, the specific services to be performed by each party and the costs for such services have not been established and will be determined in the future, based upon the specific services to be provided.

Mágico González Brand

As described herein, pursuant to an agreement between Jorge Alberto González (otherwise known as Mágico González) and Cádiz CF, dated September 12, 2022, Mr. González granted all trademark rights to “Mágico González” to Cádiz CF.

In August 2024, we entered into the MG License Agreement with Cádiz CF, granting Nomadar the exclusive rights, outside of Spain, to commercialize the MG Rights. Mágico González is a worldwide soccer star known by fans around the world. Mágico played for Cádiz CF for many years before returning to Latin America.

The Company intends to launch the Mágico González brand in the U.S. in the fourth quarter of 2025, with e-commerce offerings beginning at such time.

Soccer Academies

Although we have not entered into any agreement to date, and we do not currently operate any soccer academies, we intend to enter into agreements, including but not limited to acquisition and assignment agreements, whereby we will operate soccer academies in the United States and Europe. The Nomadar HPT would be offered as a part of these academies to all academy participants.

Relationship Between the Company, Sportech, and Cádiz CF

Upon completion of this Direct Listing, Sportech will beneficially own approximately 90.05% (and together with Cádiz CF approximately 91.23%) of the voting power of our outstanding voting securities and we will be a “controlled company” within the meaning of the listing rules of Nasdaq. We do not intend to rely on any exemptions from the corporate governance requirements that are available to controlled companies.

As described here and elsewhere in this prospectus, the Company, Cádiz CF and Sportech will maintain various business relationships following the Direct Listing. For example:

●	We entered into the Sportech Loan, which provides that the Company may borrow up to $1 million from Sportech, from time to time. As of the date hereof, the Company has drawn down $164,063 under this facility.
●	On November 1, 2024, the Company entered into an agreement with Sportech pursuant to which Sportech has agreed to provide up to $10 million to fund the business and operations of the Company in 2025, 2026, and 2027.
●	On October 30, 2024, the Company entered into an agreement with Cadiz CF, which granted the Company rights to use Mirandilla Stadium, for the organization of events.
●	The Company entered into the HPT License Agreement and MG License Agreement with Cádiz CF whereby we license the rights to the Nomadar HPT and MG Rights from Cádiz CF in exchange for royalty payments.
●	On June 12, 2025, we entered into the Assignment Agreement with Sportech and Cadiz CF.

As a result, we will continue to materially rely on the support of Sportech for additional capital in the near future, and we will have ongoing business and commercial relations with Sportech and Cádiz CF pursuant to the license arrangements.

Our Location – Spain; Andalusia

Spain shines as a premier destination, not merely for its rich cultural tapestry and diverse landscapes but also for its prominent position in the tourism sector. This distinction arises not by chance but from the allure of the experience that Spain offers. According to the Spanish National Statistics Agency, Spain received a record 85.1 million international tourists in 2023. This steady influx positions Spain at the forefront globally, both in terms of visitor numbers and tourism expenditure.

According to the Spanish Ministry of Industry, Energy and Tourism (the “SMIET”), leisure tourism in Spain accounts for 86% of travel to the country. Visitors are drawn to the temperate climate, and the extensive cultural and entertainment options. Beyond leisure, Spain asserts itself as a crucial hub for Meetings, Incentives, Conferences, and Exhibitions (“MICE”) tourism, representing a smaller segment of 6%, translating to 5 to 6 million foreign tourists.

According to the Report on the Trade and Development 2020, the global MICE sector is projected to reach €1.2 trillion (approximately $1.3 trillion) by 2028, growing at an annual compound rate of 21.3% from 2021. In this burgeoning market, Spain leads the way in Europe, welcoming 4.4 million MICE tourists and generating $11.5 billion in revenue annually. The country stands out for both the duration of stays and the daily expenditure, ranging from $224 for business events to $330 for fairs, congresses, and conventions.

Madrid is illustrative here, having been named Europe’s premier MICE destination for the sixth consecutive year in 2023 by the 30th edition of the World Travel Awards. We believe Andalusia represents a similar if not greater opportunity.

44

Andalusia, with its temperate weather and rich culture, demonstrates how MICE tourism can synergize and enhance leisure tourism. Hosting 14% of the nation’s tourism revenue, Andalusia attracts 14 million visitors and brings in approximately $20.6 billion annually. Its capacity to attract visitors all year round, breaking traditional seasonal patterns, is particularly noteworthy. Annually, Andalusia attracts between 550,000 and 680,000 MICE tourists, with an average event duration of 2.1 days. The busiest months—May, June, October, and November—underscore a strong demand that transcends seasonal limitations, benefiting from Andalusia’s pleasant climate and diverse tourist offerings.

Per the National Statistics Institute (Instituto Nacional de Estadística), Andalusia ranks third in GDP across Spain, behind only Madrid and Catalonia, positioning itself not just as a meeting point for leisure and business but as an undeniable leader in the global tourism field. Offering a range of experiences from leisure to business.

Growing Global Sports Market

Consumer demand for sports has seen exponential growth, and this growth is expected to continue. Per the 2024 report published by Two Circles, global sports IP revenue grew over 50% over the last ten years. Additionally, the global sports IP annual revenue exceeded $159 million in 2023. Soccer comprises 34% of the total, and soccer franchises represent three of the top five franchises by market share. The European Union ranked second in terms of percentage of 2023 total annual annualized revenue. The projected annual revenue for global sports IP is projected to exceed $250 billion by 2033, with an estimated 5% compound annual growth rate over the next ten years.

Multi-Purpose Event Center

Sportech City aims to create an ecosystem that is a benchmark in terms of technology and sustainability in its facilities and to create, attract and retain talent across the sports industry.

Artist Rendering of Completed Multi-Purpose Event Center

●	The sports industry contributes more than 3% of Spanish GDP and generates more than 400,000 jobs, with an indirect impact of more than $17.25 billion and an induced impact of around $7.5 billion, per PwC España.
●	The sports industry can be divided into three areas: professional sport, sport services (for citizens and non-professional participants) and new industries around technological development and innovation (physical and non-physical industry).

Sportech City is being designed to be attractive for workers, visitors and tourists (MICE and leisure), and once complete, act as a place where all technological advances can be exhibited. The implementation of sensor technology and the Internet of Things (“IoT”) will be carried out throughout the venue to establish a measurement system through the capture of images and data from all attendees, whether for matches, events, leisure, or health activities. Data will be collected to study patterns, consumption habits, mobility, etc. Data will also be collected from the sports activities conducted within the venue for subsequent analysis to improve athlete performance. In addition, modern sound systems will be installed to promote the sound acoustic quality.

Situated in a region with a temperate climate, this venue is ideal for hosting a wide array of events ranging from sports competitions to concerts, conferences, and corporate gatherings. The strategic location, combined with the favorable climate, ensures year-round usability, significantly enhancing its revenue-generating potential. Construction is scheduled to begin in 2026 and, subject to risks related to construction and planning of capital projects, we believe Sportech City will be completed by or around 2030. For more information, see “Risk Factors — Risks Related to Sportech City Cádiz.”

45

Sportech and the Company intend to enter into a five-year lease agreement with a purchase option with the Company pursuant to which it will lease to the Company the land on which we intend to construct Sportech City, in Cádiz, Spain.

Depiction of Location of Proposed Multi-Purpose Event Center

San Ignacio, Puerto S.M (Cadiz)

Portugal
Madrid
Espana
Lisboa
A-4
FUENTEBRAVIA
El Puerto de Sta María
Catedral de Cádiz
Cádiz
LA CORTADURA
Puerto Real
Arsenal de la Carraca
Jarana
San Fernando
El Marquesado
Isla de León
CA-33

Population

~1.2 million inhabitants

\+

~700,000 in Seville

\+

5.4 million tourists

Communication

- Airports 37 km and 120 km away
- Railway 1 km away
- Port 10 km away

Access

- City bus
- Special event buses
- Car park and cycle lane with charging stations

Sources: Google Maps, INE, KPMG Analysis

Once complete, we believe Sportech City will:

●	help to transform the Bay of Cádiz into a technological-sports-social ecosystem that can be a driving force for industrial and business development, bringing together talent, jobs, technology, sport, health, competitiveness, social integration, sustainability, industry and energy efficiency;
●	be instrumental in developing a stand-out multifunctional and multicultural space where a global offering is created at industry/business level and which integrates the necessary social components to develop, attract and retain talent;
●	galvanize industry, business and jobs in the region, and attract investment, increasing industry and fostering a business hub linked to the sports, technology and sports-related health industries; and
●	increase the content created in digital environments by promoting the development of the technology industry and services linked to this activity and to pursue new types of advertising media business.

Key Areas of Sportech City

Key areas of Sportech City, once completed, will include the following:

Best-In-Class Venue

The cornerstone of the facilities will be an approximately 45,000 m2 planned multi-functional venue with seating for up to approximately 40,000 people. The venue will have ample space for sporting events, concerts, and all manner of public events. In addition, we plan for there to be six types of leasable spaces (auditoriums, meeting rooms, events and/or exhibitions, VIP boxes for meetings, a floor area for trade fair-type events and a grandstand area for big events (large presentations) and catering-type restaurant areas).

○	Commercial Space. Integrated with the events center, approximately 20,000 m2 planned commercial area associated with the Nomadar philosophy is planned be created, providing a social-civic dimension to ensure the appropriate social development of the technological city.
○	Restaurants. An area with 17 premises (planned size of approximately 3,000 m2) for bars and restaurants, with views of the Bay of Cádiz and the city of Cádiz.
○	Hotel. To facilitate the accommodation of those attending events and other visitors to the technological city, a luxury hotel is planned to be constructed, focusing on MICE tourism for shorter stays than leisure tourism, which already has a wide range of options in the Cádiz province. The planned size is approximately 9,500 m2.

46

Event Center

The flagship portion of Sportech City is an approximately 45,500 m² facility that will create a seamless blend of technology, sports, and social engagement. This planned infrastructure will have capacity to host up to approximately 40,000 attendees in an arena covering approximately 41,350 m². The center’s planned innovative and flexible design will allow for a wide array of event setups, from fairs and shows to conferences and MICE meetings.

Moreover, the facility will be designed to be a testing ground for new technologies and products, illustrating Nomadar’s commitment to innovation and advancement. The implementation of sensor technology and the IoT is planned to be carried out throughout the venue to establish a measurement system through the capture of images and data from all attendees, whether for matches, events, leisure, or health activities. Data will be collected to study patterns, consumption habits, mobility, among other things. By studying the behavior of attendees, we aim to be able to use this information to understand consumer consumption and behavior patterns. This will create a high-end experience for attendees while maximizing the profitability of each business unit within Sportech City.

By aiming to attract MICE tourism and accommodate leisure tourists, we believe this will be a pivotal force in the region’s growth and prosperity. Through this multifaceted infrastructure, Nomadar seeks to catalyze progress, unite communities, and create a lasting impact on the economic and social landscape of Cádiz.

On the professional front, the facility will boast an array of different types of leasable spaces, supplying to a diverse range of needs and events. Site plans are preliminary and are subject to change.

Central Arena

The main leasable space will be dedicated to major events and presentations, capable of accommodating large audiences with excellent visibility and acoustics. Offering approximately 8,000 m² of adaptable space, the Central Arena will be equipped for diverse events, including concerts, festivals, and other events.

Auditoriums

Auditoriums within Sportech City will be equipped to host conferences and large presentations with state-of-the-art audiovisual technology. Two units with a capacity for approximately 1,300 people each, totaling approximately 2,600 m², will be available for lease.

Conference Rooms

Conference rooms available at Sportech City will vary in capacity and size, featuring four large rooms, with a total of approximately 3,000 m2, for approximately 750 attendees and eight smaller rooms, with a total of approximately 280 m2, for approximately 216 attendees.

Boxes

Boxes at Sportech City will range from three VIP boxes totaling approximately 1,080 m² with intimate settings for high-level meetings, offering exclusivity and a premium experience, to forty-six side boxes and twenty-eight end boxes, with a total of approximately 1,850 m².

47

Catering

Complementing these professional spaces available for leases, there will be catering services in the event center, offering a range of culinary services to attendees.

The event center’s catering can operate on a mixed model, offering a fixed fee based on the number of attendees for a given event.

Timeline for Completion

Construction is scheduled to begin in 2026, with construction anticipated to be completed in or around 2030. As of the date hereof, the Company does not have the required funding to develop Sportech City. For more information, see “Prospectus Summary - Capital Requirements.”

Commercial Area

Adjacent to the event center, the proposed creation of an approximately 20,000 m² commercial space will mirror a forward-thinking approach to crafting a modern, open, and bright commercial environment.

The planning for this project is planned to involve the use of clean energy, sustainable water management, and charging points in the parking area, underscoring Sportech City’s commitment to sustainability and accessibility. We believe this area in Sportech City will embody an integrated, progressive approach to developing contemporary commercial spaces. At completion, we believe Sportech City will be a dynamic, sustainable environment that meets the needs of a diverse and connected community.

Culinary Space

Another cornerstone of Sportech City will be a dedicated culinary area, proposed to span approximately 3,000 m² with a planned approximate 17 spaces for bars and restaurants. With views of the Bay of Cádiz and the city itself, this space will serve as an oasis for relaxation and socialization.

Hotels

A critical part of this ambitious project, is the planned construction of a luxury hotel, designed to complement the experience of those visiting the center for events, business, and sports activities. This hotel is planned to offer offering a short-stay accommodation alternative to the more leisure-oriented offerings prevalent in the province of Cádiz.

The hotel will aim not only to serve as a refuge for event organizers and attendees at Sportech City but also to act as a catalyst for de-seasonalizing and diversifying the region’s hotel offerings. With approximately 6,000 m² of modern and efficient facilities, this planned space has the potential to become a model of sustainable and technologically advanced lodging.

48

The Sportech City management team is considering various options for the hotel’s operations, including direct management or possible collaboration with recognized hotel chains, which could lead to higher revenues due to their brand recognition.

This proposed luxury hotel in Sportech City would not just be an accommodation project; it will be a key component in the broader strategy of creating a vibrant and multifunctional ecosystem that attracts visitors all year round, generating a positive impact on the local economy and the hotel landscape of the region. With a focus on sustainability, technology, and service quality, the hotel will be destined to become a benchmark for MICE tourism and a driver of development and diversification for our proposed business lines.

Sports Clinic

The mission to transform the sports clinic into Cádiz’s premier sports health center represents a bold and visionary commitment to excellence in the field of sports medicine. The clinic will occupy approximately 3,500 m² and offer services equipped with the latest technology to serve the needs of both professional and amateur athletes, ensuring they receive top-tier medical care that supports their sporting ambitions and overall well-being.

We envision an extensive range of services provided, covering everything from routine medical examinations that ensure athletes are in peak condition, to more complex procedures such as outpatient surgery, designed to address sports-related injuries with precision and care. These advanced services perhaps will include, among others, medical consultations, pharmacy, laboratory, post-surgery rooms, sports psychotherapy, gait analysis and orthopedics, as well as specializations in traumatology, sports medicine, and cardiology, ensuring a comprehensive and cutting-edge offering for the sports community. Rehabilitation services will also form a core part of the clinic’s offerings, providing personalized recovery plans that leverage the latest in physiotherapy technologies and methodologies. Additionally, specialized advice on responsible nutrition will be offered, complementing the comprehensive care spectrum for athletes. This integrated strategy will ensure that athletes can return to their sport stronger and more resilient.

Aiming for the highest standards, the clinic will seek international certification for both its services and facilities. This accreditation will affirm the clinic’s commitment to excellence as well as position it as a benchmark for sports health services globally. Achieving such recognition will underscore the quality and safety of the care provided, attracting athletes from around the world and establishing the clinic as a center of excellence in sports medicine.

The initiative recognizes the growing significance of the sports health industry and identifies a clear gap in the Cádiz region’s current infrastructure. By establishing a facility dedicated to the health needs of high-performance athletes, the clinic will enhance the region’s sports ecosystem and, at the same time, provide a vital service that has been conspicuously absent. This strategic focus will position Cádiz as a hub for sports excellence and innovation.

The vision for the sports clinic is more than simply establishing a leading center for sports health; it’s about creating a comprehensive ecosystem that supports athletes at every stage of their career and recovery. Through a combination of advanced medical services, international standards, educational partnerships, and a focus on the emerging needs of the sports health industry, the clinic is set to transform sports medicine in the Cádiz area and beyond, making it a beacon of excellence and a cornerstone of the sporting community. We recognize that the development of a medical facility involves additional regulatory and legal approvals, which we plan to obtain as necessary.

49

Gym and Spa

Expanding on the clinic’s offerings, we plan to include the development of a dedicated sports recovery area tailored specifically for professional athletes and federation members. This gym and spa space will focus on advanced recovery techniques and programs designed to optimize performance, reduce the risk of injury, and expedite return to peak physical condition. The inclusion of cutting-edge recovery tools and methodologies will ensure that athletes have access to the best resources for their physical well-being.

Occupying approximately 1,750 m², the gym and spa facility will be tailored to meet the specific recovery and training needs of professional and amateur athletes.

In addition to supporting elite athletes, the gym and spa facility will aim to be inclusive and accessible to the wider community. The spa, a relaxation and treatment area occupying approximately 900 m², will be available to the general public, offering services that promote general well-being, prevent injuries, and address common sports-related ailments. The gym and spa area will incorporate various therapeutic practices and treatments that leverage the therapeutic benefits of sports medicine. The vision of the gym and spa reflects our vision of providing comprehensive and high-quality service, where guests can enjoy hydrotherapy treatments, rest areas, and other relaxing therapies at Sportech City.

Positive Employment Impact on the Region

We believe this project will create significant positive impact for the entire region through significant employment opportunities.

Event Center

●	Construction Phase: The creation of the event center is estimated to generate an estimated 2,800 jobs, reflecting the project’s scale and complexity.
●	Operation Phase: Once operational, the center will sustain an estimated 870 jobs, providing continuous opportunities across various roles, from event management to maintenance and security.

Commercial Space

●	Construction Phase: Building the commercial space will contribute an estimated 860 jobs, highlighting the positive economic impact during its development.
●	Operation Phase: Upon commencement, an estimated 500 jobs will be maintained, showcasing a wide range of employment opportunities in retail, customer service, and administration.

Hotel, Sports Clinic, Gym & Spa:

●	Construction Phase: The joint construction of these facilities will generate an estimated 300 jobs, aiding the local economic fabric.
●	Operation Phase: In operation, these spaces will provide an estimated 200 permanent jobs, from hospitality and specialized medical care to fitness and wellness.

50

High Performance Training Program

Since 2022, Cádiz CF has offered the High Performance Training Program with and through institutions across the United States, Canada, and Europe. The Nomadar HPT is designed for young athletes both under and over 18 years of age, to study, live, and immerse themselves in an elite soccer program. In August 2024, we entered into the HPT License Agreement with Cádiz CF, granting Nomadar the exclusive HPT Rights, being the exclusive rights to the business, know-how, and general operations of the Nomadar HPT. We intend to leverage the Nomadar HPT by offering the Nomadar HPT training methodology through our partner organizations to online subscribers. Online subscribers may gain access to a full suite of professional-level training and diet regimens, among other benefits. Since the commencement of the High Performance Training Program in 2022, approximately 700 athletes have historically enrolled in the High Performance Training Program at the Cádiz CF Academy, with 100% attending in-person. Graduates of the program have gone on to play at a variety of reputable clubs across La Liga, including Sevilla Atl, Racing de Santander, Villarreal CF, Mallorca FC, UD Las Palmas, and Valladolid FC. Organizations Nomadar has agreed to partner with to deliver the Nomadar HPT include International Soccer Academy, Actingwood, Universidad San Ignacio de Loyola in Lima and San Ignacio University in Miami. We intend to expand the reach of the Nomadar HPT to encompass territories outside of Spain and around the world.

The HPT Rights were licensed to Nomadar in August 2024. The Company commenced operations of the Nomadar HPT in the second half of 2024. Until the Company commenced operations of the Nomadar HPT, no athletes were considered enrolled under the Nomadar HPT and all athletes enrolled were considered enrolled with Cádiz CF.

During the fourth quarter of 2024, Cádiz CF assigned its contractual position in one of the HPT agreements to the Company, and, as a result, the Company began training five players from Japan’s Wakatake Academy.  These players spent an entire quarter in Cádiz, Spain, where they lived and trained under the full supervision of Company. The Company handled all aspects of the stay, including physical preparation, extracurricular activities, logistics, and coordination with both Wakatake Academy and Cádiz CF, and the planning and management of daily schedules.

In 2025, the Nomadar HPT program has expanded to include new clients, all participating in person. No remote or online training sessions have been conducted. The training facilities remain based in Cádiz, Spain.

As of the date hereof, approximately 20 players are enrolled in the long-term training modality, with an additional ten players having participated in short-term programs.

Revenues generated through the Nomadar HPT are derived from the individual players participating in the program. Each athlete pays a fee to the Company based on the length of time said athlete will live, study, and train at one of the Company’s partner locations – generally for one to ten months, during which time they have access to the Nomadar HPT.

Program Foundation and Vision

●	Introduction: The Nomadar HPT incorporates methodologies from the professional clubs partnering with Nomadar in the Nomadar HPT, emphasizing comprehensive management of grassroots soccer development. The program nurtures education, culture, and social environment in parallel with athletic training, aligning with UNESCO’s endorsement of sport as a vehicle for teaching valuable life skills and values.
●	Vision and Methodology: The vision is to build a sustainable sporting mass and create a culturally enriched environment for grassroots soccer. The methodology includes a player-centric approach, considering individual physical and psychological needs, and adaptability to their growth rhythm.

Professional clubs

Nomadar is actively pursuing expansion opportunities, aiming to contract with additional clubs and organizations to implement the HPT at their facilities. Nomadar is also seeking to contract with additional clubs to send students to participate in the Nomadar HPT at their facilities. Cádiz CF currently leverages the Nomadar HPT at Cádiz CF’s Academy facilities.

51

Program Design and Structure

The clubs which leverage the Nomadar HPT will be structured to accommodate a range of participation lengths, including two-week sessions, one-month intensives, one-semester courses, and full-year engagements. This flexibility in duration will allow for the Nomadar HPT to be tailored to individual schedules and development goals. The delivery of the program’s content, both training and educational, will employ a hybrid approach, combining in-person sessions with online modules. This dual delivery system is designed to facilitate participation for individuals from diverse locations, overcoming potential barriers due to distance.

In-Person Program Delivery

The in-person component of the Nomadar HPT will generally feature eight hours of training each week, directly offered by the clubs which utilize the Nomadar HPT. Participants would be integrated into local teams affiliated with the program for practical experience and are provided with individualized physical conditioning plans tailored to their specific needs. A personalized development plan is also developed for each participant, drawing on each club´s methodology. This plan includes a balanced mix of technical, tactical, physical, and theoretical training elements.

To supplement the regular training regime, the program would offer monthly workshops. These sessions will be designed to address the evolving needs of both players and coaches, delving into the intricacies of soccer methodology, tactical understanding, nutrition, and both general and sport-specific physical conditioning.

Online program expansion

In the third quarter of 2025, Nomadar intends to implement the rollout of the digital Nomadar HPT, a fully remote offering, which marks a significant step in the remote training capabilities of elite athletes. The program is set to introduce a series of specialized sessions. These sessions will be designed to dissect and impart the complexities of game tactics, situational awareness on the pitch, and the finesse required for superior ball control. The curriculum will be carefully curated by seasoned coaches to mimic the rigor and depth of in-person training.

Integral to this online expansion is the interactive nature of the sessions. Unlike pre-recorded lessons, these live sessions allow for an immediate exchange of feedback, fostering a dynamic learning environment that is responsive to the needs of each participant. Coaches are able to provide instant critiques and adjustments, closely mirroring the interactive nature of on-field coaching. This approach is particularly beneficial for elite athletes, for whom personalized feedback is crucial for refining their skills to the high standards expected at the pinnacle of competitive sport.

Facilities and Infrastructure

Participants in the Nomadar HPT will utilize the training facilities of each organization offering the Nomadar HPT. The aim is to provide an environment that mirrors the conditions of the club’s academy players, including access to equivalent equipment and staff.

52

Nutritional and Physiotherapy Services

As part of the Nomadar HPT, each participant would receive nutrition plans and sports physiotherapy services that are both supervised and tailored to meet individual needs. This approach is designed to support the physical well-being and dietary requirements of each student, contributing to their overall health and performance enhancement.

Specific Areas of Consultancy

Technical-Tactical Methodology:

Within this area, the Nomadar HPT is used to create personalized plans that are carefully designed according to the specific methodologies of each participating club. These plans consider various aspects of gameplay, such as tactics, verticality, defensive and offensive strategies, and ball handling skills, aiming to nurture players who are both technically proficient and strategically astute. Tactical periodization, differentiated training, and specialized technification tasks are fundamental components of this approach, crafted to develop players who can intelligently adapt to the evolving nature of the game.

Conditional Development:

The program places a strong emphasis on the physical preparation of players. Customized conditioning plans are developed following comprehensive assessments of each player’s endurance, speed, strength, and agility. This ensures that all participants can achieve and maintain optimal physical condition, crucial for peak performance in competitive environments.

Nutrition:

Nutritional support within the program is founded on expert evaluations of players’ dietary habits and physical assessments. Based on these insights, nutritional guidelines are established for teams, aiming to promote healthier lifestyle choices and enhance performance through optimized diet plans tailored to the individual needs and goals of each player.

53

Recruitment:

A systematic and data-driven approach characterizes the recruitment process. Utilizing the latest in data analysis software and player tracking systems, the program seeks to identify and evaluate prospective talents efficiently. This process ensures a match between potential players and the clubs’ strategic needs and aspirations.

Player Support:

Beyond physical and technical training, the program extends comprehensive support covering psychological, academic, and family aspects post-initial assessment. This initiative is designed to facilitate active learning and engagement, ensuring players receive the holistic support necessary for their development on and off the field.

Technology Implementation:

Incorporating cutting-edge technology, the program employs big data systems and performance analysis tools to enhance sports management and decision-making processes. This integration facilitates a modernized approach to training, preparation, and overall sports administration.

Operational Focus:

The operational aspect of the Nomadar HPT is managed by coaches and project managers appointed by each partner program, each individually responsible for overseeing specific facets of the program. This includes the implementation of the training regime, complemented by ongoing monitoring, assessment, and tailored adjustments based on the performance and feedback from participants.

Calendar Flexibility:

Because the Nomadar HPT will be offered through a variety of clubs, teams, and organizations, it will be offered in various participation lengths, ranging from two weeks to a full year, allowing it to accommodate the diverse schedules and commitments of both teams and individual participants. This flexibility ensures that the Nomadar HPT can meet the needs of a broad audience.

Enrollment and Track Record

Since the commencement of the High Performance Training Program in 2022, approximately 700 athletes have historically enrolled in the High Performance Training Program at the Cádiz CF Academy, with 100% attending in-person. Graduates of these programs have gone on to play at a variety of reputable clubs across La Liga, including Sevilla Atl, Racing de Santander, Villarreal CF, Mallorca FC, UD Las Palmas, and Valladolid FC. Organizations Nomadar has agreed to partner with to deliver the Nomadar HPT include International Soccer Academy, Actingwood, Universidad San Ignacio de Loyola in Lima and San Ignacio University in Miami. The HPT Rights were licensed to Nomadar in August 2024. The Company commenced operations of the Nomadar HPT in the second half of 2024.

Proposed Revenue Streams from the Nomadar HPT

Each participant in the Nomadar HPT will pay a fee to Nomadar, which shall cover the duration of the participant’s enrollment in the respective program of the player’s choice, with enrollment duration ranging generally from one to ten months. Nomadar will then provide a portion of that fee to the organization providing the facilities at which training is being undertaken, which may include Nomadar’s current partner organizations International Soccer Academy, Actingwood, Universidad San Ignacio de Loyola in Lima and San Ignacio University in Miami.

54

Stadium Events

On October 30, 2024, the Company and Cádiz CF entered into the Stadium Agreement, pursuant to which Cádiz CF granted to Nomadar a temporary, non-exclusive right to use Mirandilla Stadium Mirandilla Stadium. The Company is in the process of engaging third-party event coordinators to host events at Mirandilla Stadium. Under these contracts, the Company will be responsible for the assignment of space within Mirandilla Stadium to the event coordinators, the facilitation of access necessary for event setup, execution, and dismantling, the provision of lighting, sound, access control, hostess services, and the stage for the event, and the compliance with all legal and regulatory requirements needed for the execution of the event. The Company anticipates that these contracts will typically include a non-refundable up-front fee due at the closing of the contract as well as variable consideration in the form of a percentage of ticket sales earned by the event coordinator. Pursuant to the Stadium Agreement, the Company has agreed to assume in full all those expenses incurred by Cádiz CF that are necessary and duly justified to guarantee the correct exploitation of Mirandilla Stadium. This obligation includes, but is not limited to, all costs associated with technical, logistical, maintenance, cleaning, supplies, security, personnel, insurance, licenses and any other service or action essential to ensure the correct provision of the service and the proper development of the contracted activity. Additionally, any expense derived from legal, technical or administrative requirements that Cádiz CF must face due to the activity that is the subject of the Stadium Agreement will also be fully reimbursed by the Company, upon presentation of the appropriate supporting documents, including any costs of a fiscal or tax nature (including direct or indirect taxes that may eventually be claimed from the club) that Cádiz CF may incur in the future because of the execution the Stadium Agreement. The Stadium Agreement has a term of ten (10) years, and may be extended for additional periods. There are no fixed minimum recurring payments due by Nomadar to Cádiz CF under the Stadium Agreement. In 2025, the Company began receiving revenue under the Stadium Agreement, in connection with purchase orders between the Company and Cádiz CF. Other than as set forth above, the specific services to be performed by each party and the costs for such services have not been established and will be determined in the future, based upon the specific services to be provided.

Mágico González Brand

Background

As described herein, pursuant to an agreement between Jorge Alberto González (otherwise known as Mágico González) and Cádiz CF, dated September 12, 2022, Mr. González granted all trademark rights to “Mágico González” to Cádiz CF.

In August 2024, we entered into the MG License Agreement with Cádiz CF, granting Nomadar the exclusive rights, outside of Spain, to commercialize the MG Rights. Mágico González is a worldwide soccer star known by fans around the world. Mágico played for Cádiz CF for many years before returning to Latin America.

In connection with the Mágico González e-commerce line, we plan to sell apparel, merchandise and other accessories and products. Beyond the initial e-commerce venture, the Nomadar business vertical centered around Mágico González is set to diversify into several other domains, encompassing both physical and experiential platforms. This expansion includes the establishment of brick-and-mortar stores and a themed sports bar, all dedicated to celebrating the legacy of Mágico González. These spaces are designed to offer fans a tangible connection to the legend, providing an immersive experience that goes beyond mere merchandise to include interactive and community-building environments.

Additionally, the vertical plans to extend its reach into sports education and training, through the organization of summer camps and the founding of dedicated academies. These initiatives aim to inspire and nurture future generations, using the ethos and story of Mágico González as a foundational pillar, ensuring his legacy influences not only fans but also aspiring athletes. This comprehensive approach signifies Nomadar’s commitment to leveraging the Mágico González brand in a manner that honors the legend’s impact, fosters community, and promotes sportsmanship across a variety of platforms.

The Company intends to launch the Mágico González brand in the U.S. in the fourth quarter of 2025, with e-commerce offerings beginning at such time.

55

Market Opportunity

As described herein, in August 2024, we entered into the MG License Agreement with Cádiz CF, granting Nomadar the exclusive rights, outside of Spain, to commercialize the MG Rights. According to a Havas Sports & Entertainment’s (Havas SE) FANS.PASSIONS.BRANDS study, over 50% of the Latin American population engages in soccer: Mexico (8 million), Brazil (30 million), and Chile (6 million). Additionally, the United States, with 16.8% of its population being Latino, including 1.8 million from El Salvador, showcases a significant demographic, with 53% of Latinos over 16 years old identifying as soccer fans.

E-Commerce in US.

The growth in the e-commerce sector is underscored by a shift in consumer behavior, with more people opting to make purchases online across various categories, including sports-related apparel, merchandise and other accessories and products.

According to the U.S. Census Bureau, the fourth quarter of 2023 alone saw e-commerce sales totaling $324.8 billion on a not adjusted basis, an increase of 19.5% from the third quarter of the same year. The total e-commerce sales for 2023 were estimated at $1,118.7 billion, which represents a 7.6% increase from 2022. E-commerce’s share of total retail sales also rose, indicating a continuous shift towards online shopping, with e-commerce sales accounting for 15.4% of total sales in 2023.

The e-commerce operations of Mágico González through Nomadar are designed to leverage the global appeal of this legendary sports figure, with a strategic focus on the U.S. and Latin American markets. The e-commerce operations of Mágico González platform have already launched in Europe, which is managed and operated by Cádiz CF. Cádiz CF retains all proceeds from e-commerce sales in Spain. The e-commerce operations of Mágico González are scheduled to launch in the United States in the third quarter of 2024, which will be managed and operated by Nomadar. Nomadar’s e-commerce platform will operate out of a central distribution center located in Texas. This hub will serve as the primary logistical point for receiving materials and facilitating shipments across the United States and Latin America, ensuring efficient delivery of a wide range of products, from clothing to exclusive merchandise.

To effectively connect with the target audience and drive traffic to the e-commerce platform, Nomadar plans to implement a focused marketing strategy, including paid advertising campaigns targeting main cities in the U.S. with significant Latin American populations and a strong base of soccer enthusiasts.

Moreover, Cádiz created the first La Liga avatar, modeled after Mágico González, serving as a virtual assistant to fans. This avatar enhances the fans digital experience by providing club history insights and supporting shoppers online. This illustrates the brand’s pioneering approach to fan engagement. Focusing on the United States, Nomadar aims to leverage the substantial Salvadoran population, particularly in states with significant concentrations of Salvadorans and broader Latin communities. The key states for targeted marketing activities include California, Maryland, New York, Texas, Virginia, New Jersey, and Florida.

In these strategic locations, Nomadar plans to execute various marketing initiatives to celebrate and promote the Mágico González brand. These include:

●	Soccer camps and clinics branded as “Mágico González,” offering training and development opportunities while fostering a deeper connection between the brand and the community.
●	Tribute events dedicated to Mágico González, celebrating his legacy and connection to fans.

56

Marketing Strategy

The e-commerce platform for Mágico González, specifically designed with mobile users in mind, aligns well with current trends in internet usage. Per StatCounter, as of July 2024, over 50% of all global web traffic came through mobile phones, highlighting the importance of a mobile-optimized shopping experience.

The platform’s seamless integration with logistics—automatically notifying the Texas-based logistic center upon any purchase—ensures a swift preparation for shipping, enhancing customer satisfaction. Moreover, the diverse traffic sources, including Nomadar’s website, its social networks, dedicated social channels for the e-commerce platform, and targeted paid campaigns on Facebook and Instagram, are strategically chosen to leverage the mobile browsing behavior of today’s consumers.

Specific Sales Strategies

●	Limited Edition Releases: Introducing limited edition merchandise in collaboration with artists or during significant anniversaries to create urgency and exclusivity among fans.
●	Fan Engagement: Utilizing social media platforms and the Mágico González avatar to engage with fans, promoting upcoming products, and gathering feedback for future merchandise ideas.
●	Cross-Promotions: Collaborating with soccer clubs, leagues, and other brands for cross-promotional merchandise that can appeal to a broader audience, including fans of Cádiz CF and La Liga.
●	Personalization Options: Offering customization options for certain products, such as personalized jerseys or engraved memorabilia, to enhance the appeal and perceived value among fans.
●	Global Shipping: Ensuring the e-commerce platform is equipped to handle international orders, thereby reaching the global fanbase of Mágico González and soccer enthusiasts worldwide.
●	Seasonal Campaigns: Aligning product launches and marketing campaigns with major soccer events, holidays, and the start of soccer seasons to maximize engagement and sales.

57

Revenue Model

The e-commerce revenue line will primarily generate income through direct sales of merchandise. Pricing strategies will vary, with premium pricing on limited edition and autographed items, competitive pricing on apparel and accessories, and value-based pricing for digital products. Additionally, the platform may explore subscription models for exclusive content or VIP fan experiences, further diversifying its revenue streams.

Customer Experience and Loyalty

●	Seamless Shopping Experience: A user-friendly website and mobile app interface that simplifies the browsing and purchasing process, enhancing customer satisfaction.
●	Loyalty Programs: Implementing reward systems for frequent shoppers, offering discounts, early access to new products, and exclusive content to foster a loyal customer base.
●	Customer Service: Providing excellent customer service, including easy returns, product inquiries, and support for international shipping issues, to build trust and repeat business.

Traffic Generation Strategies

The strategy to drive traffic to the Mágico González e-commerce site is multifaceted, incorporating both direct and indirect methods:

1.	Nomadar Website Integration: The Nomadar website will feature a dedicated section for the e-commerce platform, complete with informative content about the available products and a direct link to the shopping site. This creates a seamless transition for visitors from learning about Mágico González to making a purchase.
2.	Social Media Engagement on Nomadar’s Platforms: Nomadar’s existing social networks will be leveraged to promote the e-commerce site. By sharing updates, product highlights, and special promotions, Nomadar can directly engage its established audience and guide them to the e-commerce platform.
3.	Dedicated Social Media Channels for the E-commerce Platform: To specifically target fans of Mágico González and soccer enthusiasts, the e-commerce initiative will have its social media presence. This channel will feature historic videos, goals, memorable matches, and iconic moments from Mágico González’s career, intertwining content marketing with direct promotion of the e-commerce site.
4.	Paid Advertising Campaigns: Utilizing platforms such as Facebook and Instagram for targeted paid campaigns allows for precise audience targeting. By focusing on users with interests in soccer, sports memorabilia, and specifically fans of Mágico González, these campaigns aim to attract relevant traffic to the e-commerce site, optimizing the marketing spend and enhancing the conversion rate.

Brick and Mortar

Nomadar plans to expand the Mágico González brand, not only through online initiatives, but also brick and mortar locations. These stores will be designed to showcase exclusive merchandise and serve as interactive spaces for fans to engage with the legacy of soccer.

Mágico González-Licensed Hospitality and Leisure

The Mágico Sportech City bar project, spearheaded by Nomadar under the auspices of Cádiz CF, symbolizes an innovative blend of sports, technology, leisure, and hospitality. This concept diverges significantly from traditional sports and hospitality spaces by offering a unique experience that extends far beyond mere viewing of sports events or casual dining. The essence of this project lies in its holistic approach to leisure time, emphasizing rest, relaxation, and enjoyment among friends, coupled with the thrill and immediacy of sports events.

The distinguishing feature of Mágico Sportech bar is its deep connection with the Cádiz CF, a soccer club with a rich history and a global fan base that invokes a profound sense of belonging and special affection. Named after the legendary footballer Mágico González, known for his exceptional talent and impact on the sport, the bar aims to celebrate his legacy while providing a space where the excitement of physical activity can be enjoyed in its various forms. We do not anticipate the Mágico Sportech City bar project will be completed until at least 2030.

Intellectual Property

We may create, own or license intellectual property in the countries in which we operate, have operated or intend to operate, and it is our practice to protect our trademarks, tradenames, know-how and other original and acquired works. Our registrations and applications relate to trademarks and inventions associated with, among other of our planned brands, Nomadar Corp. and Mágico González. We do not currently have any intellectual property protection for the Nomadar HPT. We believe our ability to maintain and monetize our intellectual property rights, including our brand logos, is important to our business, our brand-building efforts and the marketing of our products and services. We cannot predict, however, whether steps taken by us to protect our proprietary rights will be adequate to prevent misappropriation of these rights or protect against vulnerability to oppositions or cancellation actions due to non-use. For more information, see the section titled “Risk Factors – Risks Related to Our Intellectual Property, Cybersecurity, and Data Privacy.”

58

Organizational Structure

The corporate structure of the Company, its parent companies and its material subsidiaries are as indicated in the following chart. As of the date hereof, the Company has no material subsidiaries, but conducts operations in Spain through a domestic branch, Nomadar Corp. Sucursal en España (the “Nomadar Spanish Branch”). The Nomadar Spanish Branch is not a subsidiary of the Company. For more information, see “Human Capital Resources - Future and Proposed Human Capital.

In addition to our Class A common stock, we have 2,500,000 shares of Class B common stock issued and outstanding. Each share of Class B common stock is entitled to twenty (20) votes per share on all matters put toward a vote of our common stockholders. All shares of Class B common stock are held by Sportech. Assuming Sportech sells no shares of Class A common stock being registered hereunder, Sportech will hold approximately 90.05% of the voting power of the Company. Assuming the sale of all shares of Class A common stock being registered hereunder held by Sportech, Sportech will continue to hold 2,500,000 shares of Class B common stock, representing voting power equal to 50,000,000 shares of Class A common stock, or approximately 79.03% of our voting power. In addition to the foregoing, Cádiz CF holds 750,000 shares of Class A common stock directly, which represents approximately 5.65% of our Class A Common Stock. As a result, assuming Sportech and Cádiz CF sell no shares of Class A common stock being registered hereunder, they will hold approximately 91.23% of the voting power of the Company. As a result, Sportech’s will continue to hold a majority of the voting power of the Company’s common stock, and the holders of our Class A common stock will hold a minority voting interest.

Upon completion of this Direct Listing, Sportech will beneficially own approximately 90.05% (and together with Cádiz CF approximately 91.23%) of the voting power of our outstanding voting securities and we will be a “controlled company” within the meaning of the listing rules of Nasdaq. We do not intend to rely on any exemptions from the corporate governance requirements that are available to controlled companies.

Competition and Competitive Strengths

Competition

We will, now and in the future, face significant competition in each of our current and proposed business verticals.

●	In general, the success of our business and operations in Europe, and is heavily related to the success of Cádiz CF and the standing of Cádiz CF in La Liga. At any given time, there are 20 teams in first tier of La Liga, 22 teams in the Segunda División, and many other second division men’s teams in leagues across the world, many of which have greater resources than Cádiz CF now, and greater resources than we will have in the future, including but not limited to Futbol Club Barcelona, Athletic Club, and Real Madrid Club de Fútbol. Nomadar represents a strategic initiative by Cádiz. Other La Liga teams may engage in activities similar to ours now or in the future.

●	Sportech City will face significant competition once completed. Sportech City will compete with local and established businesses for commercial tenants and tourists, and with other venues (e.g., Las Vegas Sphere) for athletic, musical, and other events.

●	Our sports academies will face significant competition, including in the U.S. (e.g., IMG Academy, and Red Bull Athlete Development Program), in Europe (e.g., La Masa, and Chelsea Football Academy), and elsewhere (e.g., Aspire Academy).

●	Our e-commerce brand which currently revolves around the likeness of Mágico González, will face significant competition globally from both established sports lifestyle brands (e.g., Adidas, Nike, CR7, and Umbro), and new entrants into the market.

Competitive Strengths

A company like Nomadar, which operates at the nexus of sports, health, and technology with a focus on bridging continents, boasts several competitive strengths that set it apart in the global marketplace. These strengths not only underscore its unique position but also enhance its ability to achieve its strategic objectives. Our competitive strengths, among others, are as follows:

●	Financial and Operations Support from Sportech. We currently, and in the future, plan to, rely on Sportech, for financial and operational support. Although there is no guaranty that we may not need to raise funds in the future, either through equity or debt instruments, we do not foresee a need to do so in the near future due to the financial support we receive and will receive from Sportech.

59

●	Established Global Soccer Presence. Our ultimate parent is Cádiz CF, a European soccer club founded in 1910. Between 1929 and 1977, Cádiz CF played in either the second or third tier of Spanish soccer. In 1977, Cádiz CF achieved promotion to La Liga for the first time. Since then, Cádiz CF has played 16 seasons in the first tier, as well as spending several at the second level. We are able to draw on over 110 years of goodwill, and decades of well-wrought relationships in the global soccer community.

●	Diverse Proposed Business Portfolio. Our proposed engagement in multiple business lines, including the management of a multi-purpose event center, a soccer academy, an e-commerce and other activities for Mágico González, and educational programs, will offer diverse revenue streams and reduce dependency on a single market segment. This diversification also enables cross-promotion and synergy across its different ventures.

●	Strategic Geographic Presence. With planned operations spanning the United States, Europe, and connections to Latin America, we believe we will effectively leverage our geographic presence to act as a bridge between different markets. This allows for a unique exchange of cultural, technological, and sporting practices, enhancing our global outreach and impact.

●	Youth Development and Education. Our focus on youth soccer development through our academy and the Nomadar HPT will position Nomadar as a leader in nurturing the next generation of soccer talent. By providing comprehensive training, education, and international exposure, Nomadar will not only contribute to the development of future stars but also build a loyal community of athletes and families.

●	Cultural and Sporting Legacy. Through its association with figures like Mágico González and its commitment to celebrating cultural heritage, Nomadar will tap into deep-seated fan loyalties and cultural narratives. We believe that this will strengthen our brand identity and foster a strong emotional connection with our audience.

●	Commitment to Health and Performance. Beyond its sports initiatives, Nomadar’s dedication to health, evident through its training and educational programs, aligns with growing global trends towards wellness and performance optimization. This not only appeals to athletes but also to a broader audience interested in health and fitness.

●	These competitive strengths collectively enable a company like Nomadar to navigate the complex landscape of international sports, health, and technology. By continuously leveraging and building upon these strengths, Nomadar can sustain its growth, innovate, and maintain a leading position in its field.

Human Capital Resources

As of September 9, 2025, we had six full-time employees. None of our employees are represented by labor unions or covered by collective bargaining agreements. We consider the relationship with our employees to be good.

Future and Proposed Human Capital

Following the listing of the Company’s common stock, the Company intends to initially hire between four and six employees to be based in Spain, and an additional two to four employees to be based in the United States. The employees based in Spain would then focus on the advancement of Sportech City, and the business and operations of the Nomadar HPT in Europe and Asia, and the employees based in the United States would focus on the advancement of the Nomadar HPT in the Americas, and the Mágico González brand. As Nomadar begins to generate revenues following the launch of the Nomadar HPT and the Mágico González brand, we intend to onboard additional employees and consultants as necessary, particularly in Spain to oversee the permitting and construction of Sportech City. We have conducted no operations to date other than matters taken to consummate the direct listing of our common stock and the launch of our proposed business lines, and the same applies to any actions undertaken by the Nomadar Spanish Branch.

As of the date hereof, the Company has six full time employees, three of which split their time and duties between Spain and the United States, and three of which are based entirely in Spain.

As of the date hereof, the Company has no material subsidiaries, but conducts operations in Spain through what we refer to as the Nomadar Spanish Branch, formally named Nomadar Corp. Sucursal en España. The Nomadar Spanish Branch is not a subsidiary of the Company, and was formed to comply with applicable local laws and regulations. The Spanish Branch has no separate legal personhood, has no separate shareholders or owners, and for all intents and purposes is simply the mechanism through which Nomadar may conduct its business and operations in Spain. The Spanish Branch is merely a local office of Nomadar. All matters related to the branch are governed by the jurisdiction where Nomadar is incorporated, which is the State of Delaware, although Nomadar has, through the Spanish Branch, consented to service of process in relation to its activities carried out in Spain.

Our Facilities

Our principal executive offices are located at 5015 Highway 59 N, Marshall, Texas 75670. We believe that our facilities are adequate for our current and anticipated near-term needs and that suitable additional or substitute space would be available if needed.

Sportech and the Company intend to enter into a five-year lease agreement with a purchase option with the Company pursuant to which it will lease to the Company the land on which we intend to construct Sportech City, in Cádiz, Spain, although no such agreement will be entered into or effective prior to the listing of the Company’s common stock. For more information, see “Risks Related to Sportech City Cádiz – Sportech and the Company intend to enter into a five-year lease agreement with a purchase option pursuant to which Sportech will lease to the Company the land on which we intend to construct Sportech City, but there is no guarantee that we will enter into such agreement on favorable terms, or at all.”

Legal Proceedings

From time to time, we may be party to litigation arising in the ordinary course of business. We are currently not a party to any material legal proceedings and, to the best of our knowledge, no material legal proceedings are currently pending or threatened. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

60

MANAGEMENT

Named Executive Officers

The following table sets forth certain information, as of the date of this prospectus, concerning our executive officers:

Name	Age	Position
Rafael Contreras	51	Chief Executive Officer and Co-Chairman
Carlos Lacave	50	Chief Financial Officer
Joaquin Martin	54	Chief Communications and Investor Relations Officer

The following is a biographical summary of the experience of our named executive officers, and other officers of the Company.

Rafael Contreras – Mr. Contreras has been Nomadar’s Chief Executive Officer and Co-Chairman of our board of directors since December 2024. Mr. Contreras has been the Executive Vice President of Cádiz CF since March 2021 and the Vice President of the board of directors since October 2021. Mr. Contreras co-founded Humanox, a sports technology company, in March 2020, where he served as the CEO from inception to March 2021 and as chairman from March 2021 to October 2022. Mr. Contreras founded Airtificial (formerly Carbures before being acquired), a Spanish Continuous Market listed company specializing in the integration of artificial intelligence with smart composite structures and collaborative robotics, in August 2011. Mr. Contreras served as the CEO of Airtificial, a multinational technology firm operating in the fields of advanced materials and artificial intelligence, from August 2011 to November 2018, and as the chairman from August 2011 to December 2020. Mr. Contreras co-founded Muving in October 2016, and served as the chairman from October 2016 to June 2020. In 2016, Mr. Contreras co-founded Skully, an Atlanta, Georgia-based technology company within the sports sector. In 2014, Mr. Contreras founded Torrot, integrating the company into the Muving framework. Mr. Contreras previously served on the board of directors of Bionaturis, a publicly traded biotechnology company between March 2005 and December 2017, and the board of directors of Airtificial from March 2012 to November 2020. Mr. Contreras received a doctorate in social sciences and a degree in economics from the University of Cádiz. Mr. Contreras also holds two doctorates from Comillas Pontifical University ICAI-ICADE, received a master’s in strategic consulting from the University of Bologna, and completed an executive program in leadership and technology at the Massachusetts Institute of Technology (MIT).

Carlos Lacave, has been Nomadar’s Chief Financial Officer since December 2023. He brings extensive financial expertise and strategic insight from various sectors. Before joining Nomadar, from February 2014 to November 2023, Mr. Lacave was Managing Director at Passivalia and TeamClima ventures, where he led projects focused on construction and energy efficiency in Southern Europe. These efforts led to a significant reduction in energy consumption, achieving savings of over 90%, establishing the company as a key player in energy-efficient construction. In addition to his leadership roles, Mr. Lacave has a robust background in finance, having worked at various financial institutions, including the Citigroup Global Transactions Services Unit, focusing on revenue growth in the EMEA region and expansion through acquisitions in the FinTech and payment processing sectors and others, including Banco Santander and MoneyMate. Mr. Lacave’s received a law degree from Complutense University of Madrid and a diploma in Business Administration from Vrije Universiteit Van Brussel. Mr. Lacave also received an MBA from IESE Business School in Barcelona. Mr. Lacave’s diverse educational and professional background has equipped him with a comprehensive skill set and a nuanced understanding of financial markets, making him a well-rounded financial executive.

61

Joaquin Martin, has been Nomadar’s Chief Communications and Investor Relations Officer since September 2023. From April 2020 to August 2023, Mr. Martin was Director of Communication, Marketing, and Investor Relations at Humanox, a sports technology company based in Spain. Under his leadership, Humanox received numerous international awards from institutions including UEFA, City Group, and Grupo Editorial El Mundo. From February 2019 to February 2020, Mr. Martin was Chief Marketing Officer at Skully, an Atlanta, Georgia-based technology company within the sports sector, where he was responsible for crafting the commercial strategy, managing both internal and external communications, and nurturing relationships with investors. From August 2018 to January 2019, he was Director of Communication and Investor Relations at Airtificial (formerly Carbures before being acquired), a multinational technology firm operating in the fields of advanced materials and artificial intelligence. He was previously Director of Organization and Competence Models at Carbures, a publicly traded company doing business in Spain and the United States. Mr. Martin holds a Bachelor’s degree in Philosophy, a Master’s in Human Resources Management from the University of Cádiz, an Executive Certificate in Innovation from MIT, a Master’s in International Trade from the Complutense University of Madrid, a Master’s in Innovation from the School of Industrial Organization, and a Master’s in Leadership and Strategy from IE Business School. He is a member of the Public Relations Society of America.

Other Key Employees

Ignacio Diaz Charlo, has been General Manager of Sportech City since April 2024 and the General Manager of the Mágico González vertical since December 2024. Since February 2022, Díaz Charlo has simultaneously held two significant positions: as the Sole Administrator of Sport City Cádiz S.L. – Sportech and as the Director General at Sportech, overseeing a major events center. His leadership at Sportech underscores his versatile management skills and ability to oversee extensive operations and teams. From February 2021 to March 2022 Mr. Diaz Charlo was the Business Development Director at Cádiz CF, where he played a crucial role in leveraging commercial opportunities and enhancing the club’s financial foundations. In May 2014, he assumed the role of General Manager at Capri Global Investments S.L. (previously Rafcon Economist S.L.), an investment company where he remains active. His strategic vision has been pivotal in navigating the company through the complexities of global investment landscapes. Mr. Diaz Charlo began his career at CaixaBank S.A., where he served as a Director from July 1995 until May 2014. His tenure at CaixaBank was distinguished by strategic leadership in Corporate and Private Banking, contributing substantially to the bank’s market positioning. He received his Bachelor’s in Economic and Business Sciences from the University of Cádiz, his MBA from the Open University of Catalonia, and his Master’s in Economic and Financial Management from Open University of Catalonia. Elevating his expertise further, Díaz Charlo obtained an Executive Master in Finance at IE Business School.

José Jimenez, has been General Manager of Nomadar’s High Performance Training Program vertical since April 2024. Since September 2021, he has been coordinator of the Cádiz CF. Academy and Sport Scientist of the club, having previously served as a physical trainer at the same club since he was a student in 2016. He has also implemented a unique training methodology currently being scientifically validated through his doctoral thesis, supported by ongoing scientific studies. Since 2022, Mr. Jimenez has served as a personal trainer and recovery coach for professional soccer players across various leagues (1st Spanish Division, Italian Serie A, 1st Mexican Division, 1st Greek Division, among others) and for other elite athletes. He has been a lecturer and adjunct professor in the Degree of Physical Activity and Sport Sciences at the University of Cádiz, in the Master of Physical Activity and Health at the same university, and for other organizations such as Athletic Club de Bilbao and the Spanish Federation for the Coaches Committee. Mr. Jiménez received a Bachelors of Sciences in Physical Activity and Sport from the University of Cádiz. He has a master’s degrees in high-performance training both at a general level—Master in Physical and Sports Performance from Pablo de Olavide University, Seville—and in soccer-specific training as a Football Strength and Conditioning Coach from the Football Science Institute. He is actively involved in the scientific community as a researcher for the research group GALENO-CTS158, focusing his major research activities on health, sport, and specifically soccer. Currently, he is completing his doctoral thesis on periodization and strength training in soccer.

62

Non-Employee Directors

We currently have five members of our board of directors. The following table and summaries set forth certain information, as of the date of this prospectus, concerning our non-employee directors. The biographical information for Rafael Contreras is set forth under the section “Management – Named Executive Officers.”

Name	Age	Position
Manuel Vizcaíno	58	Co- Chairman of the Board Directors
Javier Sánchez	61	Director
Antonio G. Lobón	70	Director
Peter R. Moore	69	Director

Manuel Vizcaíno – Mr. Vizcaíno has been Co-Chairman of our board of directors since December 2024. Mr. Vizcaíno has been the President of Cádiz CF since July 2014. Mr. Vizcaíno was the Subdirector General of Organization and Management at Sevilla FC from February 2003 to July 2014. Mr. Vizcaíno was a consultant for La Liga from April 2014 to July 2015 and for the Royal Spanish Tennis Federation from July 2014 to March 2015. Mr. Vizcaíno was the Director of Marketing and Expansion of Seditel Idea from 2000 to 2003. Prior to that, Mr. Vizcaíno was a Regional Director for Heinz Iberic, and a major accounts delegate at Ufesa. Mr. Vizcaíno earned a diploma in business sciences from the Universidad de Sevilla and degrees in business administration and law from Universitat Abat Oliba CEU. Mr. Vizcaíno also received a masters in sports entity management from the Universidad de Sevilla and a masters in tax advisory and taxation from CEREM.

Mr. Vizcaíno is qualified to serve as a member of the Board due to his significant professional sports management experience.

Javier Sánchez – Mr. Sánchez has been a member of our board of directors since December 2024. Mr. Sánchez was elected President of the Confederation of Business Owners of Cádiz in January 2013 and served in such role until October 2021. Mr. Sánchez has presided over the Jerez Chamber of Commerce since 2013 and has led the Andalusian Council of Chambers of Commerce since 2019. Mr. Sánchez was a member of the executive committee of CEPYME from 2014 to 2017. From 1987 to 2013, Mr. Sánchez was the Secretary General of the Confederation of Business Owners of Cádiz. During such time, he also served as the Executive Vice President, engaging in numerous negotiation tables with labor unions and various government administrations. Mr. Sánchez was the Territorial Vice President of the Confederation of Business Owners of Andalusia from 2014 to 2024. Mr. Sánchez’s board tenures include positions at the European Center for Innovative Businesses (CEEI) Bahía de Cádiz (Chairman between 2004 and 2010), the Port Authority of the Bay of Cádiz (dates), and Airtificial (2018 to present). Mr. Sánchez previously served as the state representative at the Plenary of the Free Trade Zone Consortium of Cádiz. Mr. Sánchez earned a diploma in labor relations from Escuela Social de Granada and a degree in Industrial Relations from the University of Alcalá de Henares. Mr. Sánchez completed an executive leadership program at the Instituto Internacional San Telmo.

Mr. Sánchez is qualified to serve as a member of the Board due to his significant business experience in our local markets.

Antonio G. Lobón – Mr. Lobón has been a member of our board of directors since December 2024. Mr. Lobón is a seasoned tax professional specializing in international corporate tax and cross-border transactions. Mr. Lobón has been the tax coordinator for the bank and finance line of business of Iberoamerica in New York since 2004. Prior to that, Mr. Lobón was the partner-in-charge of Latin-American legal services for KLegal from 1999 to 2004. Mr. Lobón began his career with KPMG Spain in 1978 and was promoted to partner in 1987. From 1986 to 1990, he served as the partner-in-charge of the KPMG tax and legal department in Barcelona. In 1991, Antonio became the tax coordinator for the bank and finance line of business of KPMG in Spain. Mr. Lobón holds a degree in Law from Complutense University, Madrid, and a Master’s in Tax Law from the University of Deusto, Bilbao. Mr. Lobón is also a Spanish Certified Public Accountant (CPA) and is a member of the Madrid Bar Association and the Spanish Institute of Chartered Accountants.

Mr. Lobón is qualified to serve as a member of the Board due to his significant experience in international finance, tax, and law.

Peter R. Moore – Mr. Moore has been a member of our board of directors since December 2024. Mr. Moore is a global consumer brand and technology executive with more than thirty years’ experience in sales, marketing, product development and operations. He co-founded Santa Barbara Sky FC, a USL professional soccer club in 2022. From 2021 to January 2023, Mr. Moore was Senior Vice President and General Manager of Sport and Live Entertainment with Unity Technologies (NYSE:U). From 2017 to 2020, he was Chief Executive Officer of Liverpool Football Club. Prior to his tenure with Liverpool, Mr. Moore held executive leadership roles with various sports and entertainment companies including Electronic Arts (NASDAQ:EA), Microsoft (NASDAQ:MSFT), Sega, and Reebok. Mr. Moore received his masters degree from California State University, Long Beach, and bachelor’s degree from Madeley College.

Mr. Moore is qualified to serve as a member of the Board due to his significant executive leadership experience in the Company’s business verticals, soccer, and public company matters.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board of Directors

We currently have five members of our board of directors. Our certificate of incorporation provides that, subject to the rights of holders of any series of our preferred stock to elect directors, the number of directors on our board of directors shall be fixed from time to time solely by resolution of the majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. Each of our directors will serve a term ending on the next annual meeting of our stockholders following such director’s election or appointment, subject to such director’s earlier death, disqualification, resignation or removal.

Pursuant to our certificate of incorporation, subject to the preferential rights of holders of any series of our preferred stock, any newly created directorship that results from an increase in the number of directors or any vacancy on our board of directors can only be filled by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and cannot be filled by the stockholders. Further, any member of our board of directors or our entire board of directors may only be removed for cause, and then only by the affirmative vote of the holders of at least 66 2/3% in voting power of our stock.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of our business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

63

Director Independence

The listing rules of Nasdaq require us to maintain a board of directors comprised of a majority of independent directors, as determined affirmatively by our board of directions. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees must be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under Exchange Act. Under the Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of our Board, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities.

Our board of directors has undertaken a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Javier Sánchez, Antonio G. Lobón, and Peter R. Moore (representing three of our five directors), has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that they each are an “independent director” as that term is defined under the Nasdaq listing rules.

In making these determinations, our board of directors considered the relationships that each nonemployee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including consulting relationships, family relationships and the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Our board of directors is co-chaired by Rafael Contreras and Manuel Vizcaíno. Our Board believes that we and our stockholders are currently best served by this leadership structure. As Co-Chairmen, Mr. Contreras and Mr. Vizcaíno promote unified leadership and direction for our board of directors and management and provides the critical leadership necessary for carrying out our strategic initiatives. Mr. Contreras and Mr. Vizcaíno, together with our board of director’s strong committee system and independent directors, allows our board of directors to maintain effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. We believe our current Board’s leadership structure enhances its ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

Committees of our Board of Directors and Meetings

In December 2024, our board of directors established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a charter adopted by our board of directors. Our board of directors may also establish other committees from time to time to assist the board of directors. The composition and functioning of all of our committees complies with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations. Upon our listing on Nasdaq, each committee’s charter will be available on our website at www.nomadar.com.

Following the listing of the Company on Nasdaq, the Board will hold monthly meetings. Directors will be expected to attend board meetings, the Annual Meeting of Stockholders and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.

Audit Committee

The members of our audit committee consist of Javier Sánchez, Antonio G. Lobón, and Peter R. Moore. Antonio G. Lobón is the chair of the audit committee. Our board of directors has determined that each member of the audit committee is “independent” as that term is defined in Nasdaq rules and has sufficient knowledge in financial and auditing matters to serve on the audit committee. In addition, our board of directors has determined that each member of the audit committee meets the heightened independence requirements for audit committees required under Section 10A of the Exchange Act and related SEC and Nasdaq rules. Finally, the board of directors has determined that Antonio G. Lobón is be deemed an “audit committee financial expert.” The audit committee’s responsibilities include:

●	appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

64

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

●	recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our annual report on Form 10-K;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing quarterly earnings releases.

Compensation Committee

The members of our compensation committee consist of Javier Sánchez, Antonio G. Lobón, and Peter R. Moore. Peter R. Moore is the chair of the compensation committee. Our board of directors has determined that each member of the compensation committee is “independent” as that term is defined in Nasdaq rules and is a “non-employee director” under Rule 16b-3 under the Exchange Act. In addition, our board of directors has determined that each member of the compensation committee meets the heightened independence requirements for compensation committee purposes under Section 10C of the Exchange Act and related SEC and Nasdaq rules. The compensation committee’s responsibilities include:

●	reviewing and approving our philosophy, policies and plans with respect to the compensation of our chief executive officer;

●	making recommendations to our board of directors with respect to the compensation of our chief executive officer and our other executive officers;

●	reviewing and assessing the independence of compensation advisors;

●	overseeing and administering our equity incentive plans;

●	reviewing and making recommendations to our board of directors with respect to director compensation; and

●	preparing the compensation committee reports required by the SEC, including our “compensation discussion and analysis” disclosure.

65

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee consist of Javier Sánchez, Antonio G. Lobón, and Peter R. Moore. Javier Sánchez is the chair of the nominating and corporate governance committee. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in Nasdaq rules. The nominating and corporate governance committee’s responsibilities include:

●	developing and recommending to the board of directors, criteria for board and committee membership;

●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;

●	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

●	identifying and screening individuals qualified to become members of the board of directors;

●	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

●	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and

●	overseeing the evaluation of our board of directors and management.

Stockholder Communications

In December 2024, the Company adopted a stockholder communications policy.

Code of Conduct

In December 2024, we adopted a written code of business conduct and ethics, that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. In connection with the effectiveness of the registration statement of which this prospectus forms a part, a current copy of the code will be posted on our website at www.nomadar.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

66

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the “—2024 Summary Compensation Table” below.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of this Direct Listing may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” and a “smaller reporting company,” each as defined under SEC rules, we are not required to include a compensation discussion and analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies and/or smaller reporting companies.

2024 Summary Compensation Table

The following tables represent information regarding the total compensation awarded to, earned by or paid to our named executive officers during the fiscal year ended December 31, 2024 and during the period from August 8, 2023 (inception) through December 31, 2023. As noted therein, none of our named executive officers received compensation during the fiscal year ended December 31, 2024 or for the period from August 8, 2023 (inception) through December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Rafael Contreras(1)	2024	--	--	--	$--		$--
Chief Executive Officer	2023	--	--	--	$--		$--
Ivan Contreras Torres(1)	2024	--	--	--	$--	(2)	$--
Former Chief Executive Officer	2023	--	--	--	$--	(2)	$--
Carlos Lacave	2024	--	--	--	--		--
Chief Financial Officer	2023	--	--	--	--		--
Joaquin Martin	2024	--	--	--	$--	(2)	$--
Chief Communications and Investor Relations Officer	2023	--	--	--	$--	(2)	$--

(1)	Mr. Contreras Torres resigned from his position as Chief Executive Officer of the Company, effective December 12, 2024 and Rafael Contreras was appointed as his replacement, effective on such date. During his time as Chief Executive Officer, Ivan Contreras Torres played a pivotal role in the preparation of the Company’s planned Direct Listing. Mr. Contreras Torres’ resignation was not the result of any disagreement with the Company. Mr. Contreras Torres resigned to capitalize on an opportunity to become the President of the U.S. division of a multinational wellness and beauty company.

(2)	Each of Mr. Contreras Torres and Mr. Martin were granted shares of Class A common stock contingent on the successful listing of our Class A common stock on a U.S. securities exchange, pursuant to agreements with these parties. On November 5, 2024, these agreements were cancelled upon mutual agreement of the parties, and Mr. Martin and Mr. Contreras Torres forfeited the right to receive such shares upon the listing of our common stock and as such, received no compensation during the relevant period.

Narrative to Summary Compensation Table

Other than as set forth below, none of our named executive officers received compensation during the fiscal year ended December 31, 2024 or during the period from August 8, 2023 (inception) through December 31, 2023. As described elsewhere herein, prior to the effectiveness of the registration statement of which this prospectus forms a part, we will enter into executive employment agreements with our named executive officers. We anticipate these agreements will contain customary representations and warranties, and provide for compensation arrangements in line with companies of our size and maturity, within our industry.

Outstanding Equity Awards at December 31, 2024

In August 2023, Sportech agreed to issue an aggregate of 418,782 shares of Class A common stock to our executive officers, contingent on the successful listing of our Class A common stock on a U.S. securities exchange. Such agreements were terminated on November 5, 2024. For more information, see “Stock Award Agreements with Executive Officers.”

Employment Agreements with Executive Officers

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will enter into executive employment agreements with our named executive officers. We anticipate these agreements will contain customary representations and warranties, and provide for compensation arrangements in line with companies of our size and maturity, within our industry.

Stock Award Agreements with Executive Officers

In August 2023, Sportech agreed to issue to Mr. Martin 139,594 shares of Class A common stock, contingent on the successful listing of the Company’s common stock on a national U.S. stock exchange.

In August 2023, Sportech agreed to issue to Mr. Contreras Torres, 279,188 shares of Class A common stock, contingent on the successful listing of the Company’s common stock on a national U.S. stock exchange. Mr. Contreras resigned from his position as Chief Executive Officer of the Company, effective December 12, 2024.

On November 5, 2024, these agreements were cancelled upon mutual agreement of the parties, and Mr. Martin and Mr. Contreras Torres forfeited the right to receive such shares upon the listing of our common stock.

67

Director Compensation

Non-employee Director Compensation Table

Each of our directors were appointed in December 2024. None of our directors received equity awards during the fiscal year ended December 31, 2024 or during the period from August 8, 2023 (inception) through December 31, 2023.

Name		Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Rafael Contreras	2024	--	--	--	--
	2023	--	--	--	--
Manuel Vizcaíno	2024	--	--	--	--
	2023	--	--	--	--
Javier Sánchez	2024	--	--	--	--
	2023	--	--	--	--
Antonio G. Lobón	2024	--	--	--	--
	2023	--	--	--	--
Peter R. Moore	2024	--	--	--	--
	2023	--	--	--	--

Non-Employee Director Compensation Policy

In January 2025, our board of directors adopted a non-employee director compensation policy. The policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. The policy provides for the following compensation and awards, which will go into effect only upon, and following, the listing of the Class A common stock on a national securities exchange:

Inaugural Equity Grants

Each non-employee director who joins our board of directors receives an equity award of an option to purchase 40,000 shares of our Class A common stock. The current members of our board of directors will receive their inaugural equity grant following the completion of the Direct Listing.

Annual Equity Grants

Each non-employee director received an annual equity award of an option to purchase 30,000 shares of our Class A common stock. The current members of our board of directors will receive their annual equity grant following the completion of the Direct Listing.

Annual Cash Compensation

The annual retainers payable to non-employee directors for service on our board of directors and its committees are (i) $30,000 for service on our board of directors, (ii) $4,000 for service on the nominating and corporate governance committee, (iii) $5,000 for service on the compensation committee, (iv) $6,000 for service on the audit committee, (v) an additional $20,000 for the chair(s) of our board of directors, (vi) an additional $6,000 for the chairman of each of the compensation committee and the nominating and corporate governance committee, and (vii) an additional $8,000 for the chairman of the audit committee. The Company’s obligations to furnish these payments will begin only following the completion of the Direct Listing.

Equity Incentive Plans

In January 2025, we adopted an omnibus equity incentive plan (the “2025 Plan”). The 2025 Plan covers the grant of awards to the Company’s employees (including officers), non-employee consultants and non-employee directors and those of the Company’s affiliates. In addition, the 2025 Plan permits the grant of awards (other than incentive stock options) to individuals who are expected to become an employee to, non-employee consultant or non-employee director of the Company or any of its affiliates within a reasonable period of time after the grant of an award. For purposes of the 2025 Plan, the Company’s affiliates include any corporation, partnership, limited liability company, joint venture or other entity, with respect to which we, directly or indirectly, own either (i) stock of a corporation possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (ii) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of any non-corporate entity. As a result, eligible persons include individuals affiliated with Sportech. The 2025 Plan reserves up to 3,000,000 shares of Class A common stock for issuance. The 2025 Plan also includes an “evergreen” provision, whereby the Board may, in its discretion, increase the number of shares of Class A common stock available for issuance under the 2025 Plan on January 1st of each year beginning in 2026, by up to 5% of the issued and outstanding Class A common stock, calculated as of December 31st on the prior calendar year.

68

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a summary of transactions or series of transactions since inception, or currently proposed transactions or series of transactions, to which we were, or will be, a party, in which the amount involved exceeded, or will exceed, $120,000, and in which any of our directors, executive officers, or to our knowledge, beneficial owners of 5% or more of our capital stock, or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest, other than employment agreements and compensation payable to our executive officers and members of the Board. For more information see “Executive And Director Compensation.”

Transactions with Sportech and Cádiz CF

As described elsewhere in the registration statement of which this prospectus forms a part, we are a partially-owned subsidiary of Sportech which is a wholly-owned subsidiary of Cádiz CF. The following are a list of transactions since our inception, between us, Sportech and/or Cádiz CF:

●	In September 2023 we entered into the Sportech Loan with Sportech, which was subsequently amended in January 2024. The Sportech Loan provides that we may borrow up to $1 million from Sportech, from time to time, in partial or whole disbursement. The Sportech Loan provides for a final balance interest of 4.19% APR on all amounts borrowed under the Sportech Loan, with final repayment due no later than December 31, 2029. As of the date hereof, the Company has drawn on $164,063 of the Sportech Loan.

●	On July 31, 2024, we entered into a Stock Surrender Agreement with Sportech, pursuant to which Sportech surrendered 15,093,132 shares of our Class A common stock, which shares were cancelled. The Stock Surrender Agreement was entered into to effect a recapitalization of the Company, in connection with the Company’s listing of common stock and in preparation for operations as a public company.

●	On August 6, 2024, we entered into the MG License Agreement with Cádiz CF, pursuant to which Cádiz CF has granted Nomadar a worldwide license, outside of Spain, to commercialize the Mágico González brand for an initial 20-year period. In consideration for such license, Cádiz CF is entitled to receive 15% of net sales received by Nomadar from the commercialization of the Mágico González brand. After this initial term, we may be required to renegotiate the terms of the licensure of the MG Rights. In addition, Cádiz CF is entitled to terminate the MG License Agreement prior to the end of the initial term if Nomadar fails to meet initial or continued listing standards of Nasdaq.

●	On August 6, 2024, we entered into the HPT License Agreement with Cádiz CF, pursuant to which Cádiz CF has granted Nomadar a worldwide license to commercialize the Nomadar HPT for an initial 20-year period. In consideration for such license, Cádiz CF is entitled to receive 15% of net sales received by Nomadar from the commercialization of the Nomadar HPT. After this initial term, we may be required to renegotiate the terms of the licensure of the HPT Rights. In addition, Cádiz CF is entitled to terminate the HPT License Agreement prior to the end of the initial term if Nomadar fails to meet initial or continued listing standards of Nasdaq.

●

On October 30, 2024, the Company and Cádiz CF entered into the Stadium Agreement, pursuant to which Cádiz CF granted to Nomadar a temporary, non-exclusive right to use the Mirandilla Stadium. The Company is in the process of engaging third-party event coordinators to host events at Mirandilla Stadium. Under these contracts, the Company will be responsible for the assignment of space within Mirandilla Stadium to the event coordinators, the facilitation of access necessary for event setup, execution, and dismantling, the provision of lighting, sound, access control, hostess services, and the stage for the event, and the compliance with all legal and regulatory requirements needed for the execution of the event. The Company anticipates that these contracts will typically include a non-refundable up-front fee due at the closing of the contract as well as variable consideration in the form of a percentage of ticket sales earned by the event coordinator. Pursuant to the Stadium Agreement, the Company has agreed to assume in full all those expenses incurred by Cádiz CF that are necessary and duly justified to guarantee the correct exploitation of Mirandilla Stadium. This obligation includes, but is not limited to, all costs associated with technical, logistical, maintenance, cleaning, supplies, security, personnel, insurance, licenses and any other service or action essential to ensure the correct provision of the service and the proper development of the contracted activity. Additionally, any expense derived from legal, technical or administrative requirements that Cádiz CF must face due to the activity that is the subject of the Stadium Agreement will also be fully reimbursed by the Company, upon presentation of the appropriate supporting documents, including any costs of a fiscal or tax nature (including direct or indirect taxes that may eventually be claimed from the club) that Cádiz CF may incur in the future because of the execution the Stadium Agreement. The Stadium Agreement has a term of ten (10) years, and may be extended for additional periods. There are no fixed minimum recurring payments due by Nomadar to Cádiz CF under the Stadium Agreement. In 2025, the Company began receiving revenue under the Stadium Agreement, in connection with purchase orders between the Company and Cádiz CF. Other than as set forth above, the specific services to be performed by each party and the costs for such services have not been established and will be determined in the future, based upon the specific services to be provided.

●	In November 2024, the Company entered into a Real Estate Contribution Agreement, which was subsequently amended and restated in December 2024, with Sportech, whereby Sportech agreed to assign all right and title, subject to certain conditions, to land on which the Company intends to construct the space for Sportech City in Cádiz, Spain. In connection therewith, the Company issued Sportech 500,000 shares of Class A common stock. However, Sportech and the Company subsequently agreed to not execute on the final conveyance of property and in the alternative, expect to enter into a five-year lease for the property on which Sportech City will be developed. As a result, the issuance of the shares of Class A Common stock was reversed as of the date of issuance as they were never fully paid for by Sportech.

●	In November 2024, we entered into the Contribution Agreement with Sportech, which was amended in June 2025, pursuant to which Sportech has agreed to provide up to $10 million to fund our business and operations in 2025, 2026, and 2027, with $2.0 million payable in one tranche in 2025 (approximately $200,000 of which was paid as of June 30, 2025), $6 million payable in three tranches in 2026, and $2 million payable in one tranche in 2027, in each case conditioned on the then-current listing of the Company on a U.S. national stock exchange. On each Funding Date, in consideration for the cash contribution on such Funding Date, we will issue to Sportech a number of shares of common stock equal to the contribution amount on such Funding Date. The number of shares to be issued by the Company to Sportech on each Funding Date shall be calculated as follows, in accordance with applicable Nasdaq rules: the greater of (a) the Nasdaq consolidated closing bid price of the common stock immediately preceding the Funding Date; and (b) the lower of (i) the Nasdaq official closing price (as reflected on Nasdaq.com) immediately preceding the Funding Date, or (ii) the average Nasdaq official closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the Funding Date. The Contribution Agreement may be terminated by Sportech if the common stock of the Company is not listed on a U.S. national stock exchange on the 12-month anniversary of the execution date of the agreement.

●	On January 10, 2025, the Company entered into the Framework Agreement with Cádiz CF, whereby, among other things, Cádiz CF agreed to provide technical training staff for players enrolled in the Company’s programs, and the Company agreed to integrate the Company’s training methodologies into Cádiz CF’s training sessions. The Framework Agreement provides that Nomadar will: (i) coordinate the registration and enrollment of international players; (ii) manage accommodation for the players, (iii) coordinate with Cádiz CF technical staff; (iv) provide training equipment, and merchandising; and (v) integrate Nomadar’s training methodologies into the Cádiz CF training sessions. It further provides that Cádiz CF will: (i) provide coaching staff; (ii) integrate these international players into Cádiz CF youth academy teams; and (iii) organize matches. Pursuant to the Framework Agreement, each party shall issue the corresponding invoices, indicating the relevant service and concept. The Company anticipates that all specific services to be provided by Cádiz CF to Nomadar shall be paid for by Nomadar according to each player’s use and participation in each program. The Framework Agreement is effective for three (3) years, renewable by written agreement; provided, however, that either party may terminate the Framework Agreement with 60 days’ prior written notice. The Company intends the services to be provided pursuant to terms and at costs that are no less favorable than those provided to or by independent third parties under the same circumstances. The Framework Agreement became effective at execution on January 10, 2025. All specific services provided under the Framework Agreement and the related payments for such services will be set forth in subsequent annexes to the Framework Agreement, negotiated and agreed upon in due course between the Company and Cádiz CF, and will be disclosed at such times.

●	On June 12, 2025, the Company entered into the Assignment Agreement with Cádiz CF for the assignment of a participative loan agreement (the “Participative Loan”) to the Company. The Participative Loan was previously held between Cádiz CF and Sportech. Pursuant to the Assignment Agreement, the Company became the new lender and Sportech remained as the borrower. The Participative Loan has an outstanding principal balance at the time of assignment of approximately $7.9 million (based on the €6.8 million on the date of assignment) due on February 23, 2027. The Participative Loan has a fixed interest rate of 3% per annum plus a variable interest rate equivalent to 1.5% of the earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of the previously completed fiscal year of the borrower. In exchange for the assignment of the Participative Loan, the Company (i) issued to Cádiz CF 750,000 shares of its Class A Common Stock and (ii) agreed to pay to Cádiz CF $1.0 million within 24 months from the date of the Assignment Agreement.

Sportech is our controlling shareholder, and Cádiz CF is the parent organization of our controlling shareholder. Rafael Contreras, our Chief Executive Officer and Co-Chairman of our board of directors, is also Executive Vice President and the Vice President of the Cádiz CF board of directors. As a result, Cádiz CF and Mr. Contreras will have actual and apparent conflicts of interest as to matters which arise between the Company, and Cádiz CF, and by extension, any matters which arise between the Company and Sportech. See “Risks Related to our Industry – Our agreements with Cádiz CF and Sportech involve actual and apparent conflicts of interest, and there is no guarantee that we will be able to negotiate favorable terms in any current or future agreements with either party” and “Risks Related to Sportech City Cádiz – Sportech and the Company intend to enter into a five-year lease agreement with a purchase option pursuant to which Sportech will lease to the Company the land on which we intend to construct Sportech City, but there is no guarantee that we will enter into such agreement on favorable terms, or at all” for more information.

69

PRINCIPAL AND REGISTERED STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of September 9, 2025:

●	certain information regarding the beneficial ownership of our voting securities (being our voting common stock) as of September 9, 2025 by (i) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our voting securities, (ii) each of our executive officers, (iii) each of our directors and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their common stock; and

●	the number of shares of our common stock held by and registered for resale by means of this prospectus for the Registered Stockholders.

The Registered Stockholders include (i) our affiliates and certain other stockholders with “restricted securities” (as defined in Rule 144 under the Securities Act) who, because of their status as affiliates pursuant to Rule 144 or because they acquired their common stock from an affiliate or us within the prior 12 months, would be unable to sell their securities pursuant to Rule 144 until we have been subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for a period of at least 90 days and (ii) our employees. The Registered Stockholders may, or may not, elect to sell their common stock covered by this prospectus, as and to the extent they may determine. The Registered Stockholders may offer, sell or distribute all or a portion of the shares of common stock hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. The Registered Stockholders may elect to sell their shares in connection with this Direct Listing and in market transactions following this Direct Listing. As such, we will have no input if and when any Registered Stockholder may, or may not, elect to sell their common stock or the prices at which any such sales may occur. See “Plan of Distribution.”

Information concerning the Registered Stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Registered Stockholders may sell all, some, or none of the common stock covered by this prospectus, we cannot determine the number of shares of common stock that will be sold by the Registered Stockholders, or the amount or percentage of shares of common stock that will be held by the Registered Stockholders upon consummation of any particular sale. In addition, the Registered Stockholders listed in the table below may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, our common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

The Registered Stockholders are not entitled to any registration rights with respect to the common stock, other than the Registration Rights Agreement. However, we currently intend to use our reasonable efforts to keep the registration statement effective for a period of 90 days after the effectiveness of the registration statement. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of common stock by the Registered Stockholders. However, we will engage a financial advisor with respect to certain other matters relating to our listing. See “Plan of Distribution.”

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities. Shares of common stock issuable pursuant to options and warrants are deemed outstanding for computing the percentage of the class beneficially owned by the person holding such securities but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person.

	Beneficial Ownership as of September 9, 2025
Name and address of	Class A Common Stock			Class B Common Stock		Percentage of Total Voting		Shares of Class A Common Stock Being
Beneficial Owner	Shares		%	Shares	%	Power(1)		Registered
5% Stockholders:
Sport City Cádiz S.L.(2)	6,972,578		52.55%	2,500,000	100%	90.05%		6,972,578
Cádiz CF(3)	750,000		5.65%	-	-	1.19%		750,000
Executive Officers and Directors
Carlos Lacave	173,196	(4)	1.31%	-	-%	*	%	173,196
Joaquin Martin	197,594	(5)	1.49%	-	-%	*	%	197,594
Rafael Contreras	2,000	(6)	* %	-	-%	*	%	2,000
Manuel Vizcaíno	5,000	(7)	* %	-	-%	*	%	5,000
Javier Sánchez	353,000	(8)	2.66%	-	-%	*	%	353,000
Antonio Lobón	--		* %	-	-%	*	%	--
Peter R. Moore	--		* %	-	-%	*	%	--
Director and Executive Officers as a Group (7) persons	730,790		5.51%	-	-%	1.15%		730,790

YA II PN, Ltd	937,500	(9)	4.99%	-	-%	1.48	%(9)	937,500	(9)

Other Registered Stockholders:	3,877,850		31.30%	-	-%	6.13%		3,877,850

Total Number of Shares Being Registered	13,268,718	(1)	100%	-	-%	20.97%		13,268,718	(1)

The Registered Stockholders have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this prospectus. See “Management’s Discussion & Analysis of Financial Results and Condition” and “Certain Relationships and Related Party Transactions” for further information regarding the Registered Stockholders. Unless otherwise indicated, the business address of each of the individuals and entities named below is c/o Nomadar Corp., 5015 Highway 59 N, Marshall, Texas 75670.

70

For information regarding the rights and privileges of our common stock and Class B common stock, see the section of this prospectus titled “Description of Capital Stock.”

* Less than 1%.

(1) Based on 13,268,718 shares of Class A common stock (assuming the issuance of the maximum number of shares issuable to Yorkville, as described herein) and 2,500,000 shares of Class B common stock issued and outstanding as of September 9, 2025. Our shares of Class B common stock have special voting rights and privileges with respect to certain matters, including but not limited to the election of directors and the appointment of executive officers. As such, the voting power of each holder as set forth in this column reflects the voting power of shares of common stock in general, but may not accurately reflect the voting power of such shares with regard to matters upon which the holders of Class B common stock may exercise control.

(2) The address of Sportech is C/ Portugal, 2. Pol. Ind. El Trocadero, Puerto Real, 11519 (Cádiz – Spain). Manuel Ignacio Díaz Charlo has voting and dispositive power with respect to the shares held by Sportech.

(3) The address of Cádiz CF is Plaza de Madrid, s/n, Cadiz, 11010 (Cadiz – Spain). Cádiz CF has voting and dispositive power with respect to the shares held by Cádiz CF.

(4) Consists of 158,196 shares of common stock held by Mr. Lacave, 6,000 shares of common stock held by Mr. Lacave’s spouse, and 9,000 shares of common stock held by Mr. Lacave’s children.

(5) Consists of 7,000 shares of common stock held by Mr. Martin, 6,000 shares of common stock held by Mr. Martin’s spouse, 179,594 shares of common stock held by JMP 360 INTERNATIONAL ACTION SL, an entity controlled by Mr. Martin’s wife, and 5,000 shares of common stock held by Mr. Martin’s child.

(6) Consists of 1,000 shares of common stock held by Mr. Contreras and 1,000 shares of common stock held by Mr. Contreras’ child.

(7) Consists of 1,000 shares of common stock held by Mr. Vizcaíno, 1,000 shares of common stock held by Mr. Vizcaíno’s spouse, and 3,000 shares of common stock held by Mr. Vizcaíno’s children.

(8) Consists of 353,000 shares of common stock held by Mr. Sanchez.

(9) Includes (i) 37,500 shares of common stock held by Yorkville, and (ii) up to 900,000 shares of common stock issuable to Yorkville upon conversion of the Convertible Notes issuable to Yorkville pursuant to the SEPA. Yorkville has a 4.99% blocker, and as such, cannot convert any Convertible Notes if, after giving effect to such conversion, Yorkville would hold greater than 4.99% of our outstanding shares of common stock, which is 646,631 shares of common stock as of the date hereof. Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address for YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.

71

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes certain important terms of our capital stock, as they are expected to be in effect in connection with the effectiveness of the registration statement of which this prospectus forms a part. We adopted an amended and restated certificate of incorporation and amended and restated bylaws in July 2024, and this description summarizes the provisions of such documents. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section titled “Description of Capital Stock,” you should refer to our amended and restated certificate of incorporation and our amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law.

We are authorized to issue up to 100,000,000 shares of capital stock, which consist of: (i) up to 80,000,000 shares of Class A common stock, and up to 10,000,000 shares of Class B common stock; and (ii) up to 10,000,000 shares of preferred stock, each with a par value of $0.000001 per share.

Common Stock

Class A Common Stock

As of September 9, 2025, there were 12,368,718 shares of our Class A common stock outstanding held by approximately 480 stockholders of record. As described elsewhere herein, we are registering 900,000 shares which may be issued to Yorkville upon the conversion of the Convertible Notes.

Our amended and restated certificate of incorporation provides that:

●	holders of Class A common stock have voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding Class B common stock, or preferred stock, if the holders of Class B common stock, or such affected series of preferred stock are entitled to vote on such an amendment;

●	holders of Class A common stock are entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor;

●	the payment of dividends, if any, on the Class A common stock will be subject to the prior payment of dividends on any outstanding preferred stock;

●	upon our liquidation or dissolution, the holders of Class A common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock outstanding at that time; and

●	our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Class B Common Stock

As of September 9, 2025, there were 2,500,000 shares of our Class B common stock outstanding held by one stockholder of record.

Our amended and restated certificate of incorporation provides that:

●	holders of Class B common stock are entitled to twenty (20) votes per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor;

●	the payment of dividends, if any, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock;

●	upon our liquidation or dissolution, the holders of common stock will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock outstanding at that time; and

●	our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

72

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of our control or the removal of our existing management.

Anti-Takeover Effects of our Certificate of Incorporation, Bylaws and Delaware Law

Our amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Stockholder Actions by Written Consent

Our amended and restated certificate of incorporation requires that, any action required or permitted to be taken by our stockholders must be effected at a duly-called annual or special meeting of our stockholders and may not be effected by written consent in lieu of a meeting.

Advance Notice Requirements

Our amended and restated bylaws established advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures specify that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken, and define what is considered timely. Our amended and restated bylaws also specify the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Director Removal and Vacancies

Our amended and restated certificate of incorporation requires that any newly created directorship that results from an increase in the number of directors or any vacancy on our board of directors, must be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and may not be filled by the stockholders.

Supermajority Voting Requirements

Our amended and restated certificate of incorporation requires the affirmative vote of the holders of at least 66 2/3% in voting power of our stock entitled to vote thereon to (i) amend, alter or repeal our bylaws and adopt new bylaws. or (ii) to amend, alter, change or repeal, or adopt any provision inconsistent with, certain provisions of our certificate of incorporation, and other provisions including the provision precluding stockholder action by written consent, the choice of forum provision, and the limitation of liability provision in our amended and restated certificate of incorporation (as explained below). In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Class B common stock, voting separately as a class, shall be required for (1) the authorization or issuance of any additional shares of Class B common stock and (2) any amendment, alteration or repeal of any of the provisions of the certificate of incorporation which adversely affects the powers, preferences, or rights of Class B common stock.

73

Undesignated Preferred Stock

Our amended and restated certificate of incorporation provides for authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our shareholders, our board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent shareholder or shareholder group. In this regard, our amended and restated certificate of incorporation will grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in our control.

Exclusive Forum

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the (i) Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (c) any action arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or (d) any action asserting a claim governed by the internal affairs doctrine and (ii) to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. The foregoing provision would not preclude stockholders that assert claims under the Exchange Act from bringing such claims in federal court, to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law. Our choice of forum provision may impose additional litigation costs on stockholders in pursuing claims and may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or any of our directors, officers or other employees, which may discourage lawsuits with respect to such claims.

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated bylaws provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions and insurance are necessary to attract and retain talented and experienced directors and officers. In addition, in connection with the effectiveness of the registration statement of which this prospectus forms a part, we intend to enter into separate indemnification agreements with each of our directors and executive officers.

Section 203 of the DGCL

As a Delaware corporation, we will be subject to the provisions of Section 203 of the DGCL. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder.” In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns 15% or more of the outstanding voting stock of the corporation.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 of the DGCL do not apply if:

●	the business combination takes place more than three years after the interested stockholder became an “interested stockholder;”

●	our board of directors approves the transaction that made the stockholder an “interested stockholder” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Listing

We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “NOMA”.

Transfer Agent and Registrar

The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004.

74

SHARES ELIGIBLE FOR FUTURE SALE

Prior to the listing of our common stock on Nasdaq, there has been no public market for our common stock. Sales of a substantial number of shares our common stock in the public market following our listing on Nasdaq, or the perception that such sales could occur, could adversely affect the public price of our common stock and may make it more difficult for you to sell your shares at a time and price that you deem appropriate. We will have no input if and when any Registered Stockholders may, or may not, elect to sell their shares or the prices at which any such sales may occur.

After the Direct Listing, a total of 13,268,718 shares of our Class A common stock will be outstanding (assuming the issuance of the maximum number of shares issuable to Yorkville, as described herein), all of which will be registered for resale under the registration statement of which this prospectus forms a part. Any shares not registered hereunder will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act, including, but not limited to, the shares registered hereunder, or if they qualify for an exemption from registration, including under Rules 144 or 701 under the Securities Act, which are summarized below. Restricted securities also may be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S. With the exception of shares owned by our directors, officers and certain stockholders, substantially all of our common stock may be sold after our initial listing on Nasdaq, either by the Registered Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to and in compliance with public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an eligible shareholder is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. To be an eligible shareholder under Rule 144, such shareholder must not be deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of common stock proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates. If such a person has beneficially owned the shares of common stock proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling common stock on behalf of our affiliates are entitled to sell shares 90 days after we become a reporting company. Within any three-month period, such shareholders may sell a number of shares that does not exceed the greater of:

●	1% of the number of shares of Class A common stock then outstanding, which will equal approximately 115,812 shares immediately after our registration; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares of common stock on behalf of our affiliates also are subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a shareholder who was issued shares under a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days, to sell these shares in reliance on Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after we become a reporting company before selling those shares under Rule 701.

Registration Statements on Form S-8

We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock subject to outstanding stock options or reserved for issuance under the 2024 Plan, as soon as permitted under the Securities Act. Such registration statements will automatically become effective upon filing with the SEC. However, shares registered on Form S-8 may be subject to the volume limitations and the manner of sale, notice, and public information requirements of Rule 144.

Lock-up Agreements

Sportech, all of our directors and officers, and certain of their affiliates, holding an aggregate of approximately 7,580,868 shares of common stock (collectively, the “Restricted Stockholders”), have agreed with us, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock, for a period of 365 days following the date our common stock is listed for trading, subject to a “leak out” whereby a number of such restricted shares may become unrestricted over time, prior to the 365th day. 180 days after our common stock is listed, 1.5% of the shares held by each Restricted Stockholder will become unrestricted, provided for 20 of the prior 30 consecutive trading days the (i) common stock has closed at a 25% premium to the initial reference price and (ii) average daily trading volume (“ADTV”) was at least $500,000. 210 days after our common stock is listed, an additional 1.5% of the shares held by each Restricted Stockholder will become unrestricted, provided for 20 of the prior 30 consecutive trading days the (i) common stock has closed at a 35% premium to the initial reference price and (ii) ADTV was at least $750,000. 270 days after our common stock is listed, another 2.0% of the shares held by each Restricted Stockholder will become unrestricted, provided for 20 of the prior 30 consecutive trading days the (i) common stock has closed at a 45% premium to the initial reference price and (ii) ADTV was at least $1,000,000. 365 days after our common stock is listed, all shares held by each Restricted Stockholder will become unrestricted securities, subject to any volume and sale restrictions imposed by virtue of Rule 144 or otherwise.

75

SALE PRICE HISTORY OF OUR CAPITAL STOCK

We intend to apply to list our common stock on Nasdaq. Prior to the listing of our common stock on Nasdaq, there has been no public market for our common stock. Our common stock has a limited history of trading in private transactions.

●	Between inception in August 2023 and April 2024, we issued to Sportech an aggregate of 2,500,000 shares of Class B common stock and 25,000,000 shares of Class A common stock in connection with the formation of the Company as a subsidiary of Sportech. These shares were issued at a price of $0.000001 per share.

●	Between inception in August 2023 and March 2024, we issued 1,670,000 shares of Class A common stock at a price of $0.01 per share.

●	Between April 2024 and May 2024, we issued an aggregate of 4,350 shares of Class A common stock in a private placement at a price of $2.00 per share.

●	In July 2024, Sportech surrendered an aggregate of 15,093,132 shares of Class A common stock pursuant to the Stock Surrender Agreement in preparation for the direct listing.

●	On May 22, 2025, the Company issued Yorkville the Commitment Shares in connection with the entry into the SEPA, at a stated value of $8.00 per share.

●	On June 12, 2025, the Company issued to Cádiz CF 750,000 shares of its Class A Common Stock in connection with the entry into the Assignment Agreement at a stated value of $10.00 per share.

While the Advisor is expected to consider this price in connection with setting the opening public price of our common stock, this information may have little or no relation to broader market demand for our common stock and thus the opening public price and subsequent public price of our common stock on Nasdaq. As a result, you should not place undue reliance on this historical private sale price as it may differ materially from the opening public price and subsequent public price of our common stock on Nasdaq.

We intend to consummate additional private financings prior to the effectiveness of the registration statement of which this prospectus forms a part.

76

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a general discussion of material U.S. federal income tax considerations and certain U.S. federal estate tax considerations relating to the acquisition, ownership, and disposition of our common stock applicable to non-U.S. holders that purchase our common stock and hold it as a “capital asset” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment). For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons,” as defined under the Code, or U.S. persons, have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner therein will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our common stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

This discussion is based on current provisions of the Code, final, temporary and proposed Treasury regulations promulgated thereunder, or the Treasury Regulations, judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, all as in effect as of the date of this prospectus and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences to non-U.S. holders described herein. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein.

77

This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes, other U.S. federal tax, the alternative minimum tax, or the unearned income Medicare contribution tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

●	banks, insurance companies and other financial institutions;

●	brokers or dealers or traders in securities;

●	tax-exempt organizations;

●	pension plans;

●	persons who hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment or who have elected to mark securities to market;

●	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

●	non-U.S. governments; and

●	U.S. expatriates and former citizens or long-term residents of the United States.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR NON-U.S. HOLDERS RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. PROSPECTIVE HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Distributions

As discussed under “Dividend Policy” above, we do not expect to make distributions on our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts of distributions not treated as dividends for U.S. federal income tax purposes will first constitute a tax-free return of capital of the non-U.S. holder’s investment and be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any remaining excess will be treated as capital gain and will be treated as described below under “Gain on Sale or Other Disposition of Common Stock.” Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend. Any such distributions will also be subject to the discussions below under the headings “FATCA” and “Backup Withholding, Information Reporting and Other Reporting Requirements.”

Subject to the discussion in the next two paragraphs, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment or a fixed base maintained by such non-U.S. holder) will generally be exempt from the U.S. federal withholding tax described above, if the non-U.S. holder complies with applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, at regular U.S. federal income tax rates as would apply if such holder were a U.S. person (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

78

Gain on Sale or Other Disposition of Common Stock

Subject to the discussion below under the headings “FATCA” and “Backup Withholding, Information Reporting and Other Reporting Requirements,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. holder’s shares of our common stock unless:

●	the gain is effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder);

●	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of our common stock, and, provided that our common stock is regularly traded in an established securities market within the meaning of applicable Treasury Regulations, the non-U.S. holder has held, directly, indirectly, or constructively, at any time during said period, more than 5% of our common stock.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to U.S. federal income tax on a net income tax basis, at regular U.S. federal income tax rates that apply to U.S. persons. If the non-U.S. holder is a non-U.S. corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. holder who is subject to U.S. federal income tax because the non-U.S. holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from such sale or other disposition, which may be offset by certain U.S. source capital losses, if any. We believe that we are not, and we do not anticipate becoming a U.S. real property holding corporation for U.S. federal income tax purposes. Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

FATCA

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock, to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to the reporting rules of that intergovernmental agreement. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Although withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations would eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by timely filing a U.S. federal income tax return. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

79

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the IRS and to each non-U.S. holder the amount of any distributions paid to, and the tax withheld with respect to, each non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of this information reporting may also be made available under the provisions of a specific income tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will generally be subject to backup withholding for dividends on our common stock paid to such holder unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. holder (provided that the payor does not have actual knowledge or reason to know that such holder is a U.S. person) or otherwise establishes an exemption.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder generally can be credited against the non-U.S. holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

U.S. Federal Estate Tax

Shares of our common stock that are owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death are considered U.S. situs assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

The preceding discussion of material U.S. federal income tax considerations and certain U.S. federal estate tax considerations is for information only. It is not legal or tax advice. Prospective investors should consult their tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

80

PLAN OF DISTRIBUTION

The Registered Stockholders, and their pledgees, donees, transferees, assignees, or other successors in interest may sell their shares of common stock covered hereby pursuant to brokerage transactions on Nasdaq, or other public exchanges or registered alternative trading venues, at prevailing market prices at any time after the common stock are listed for trading. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of shares of common stock by the Registered Stockholders, except we have engaged a financial advisor with respect to certain other matters relating to the registration of our common stock and listing of our common stock, as further described below. As such, we do not anticipate receiving notice as to if and when any Registered Stockholder may, or may not, elect to sell their shares of common stock or the prices at which any such sales may occur, and there can be no assurance that any Registered Stockholders will sell any or all of their shares of common stock covered by this prospectus.

We will not receive any proceeds from the sale of shares of common stock by the Registered Stockholders. We will recognize costs related to this direct listing and our transition to a publicly-traded company consisting of professional fees and other expenses. We will expense these amounts in the period incurred and not deduct these costs from net proceeds to the issuer as they would be in an initial public offering.

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will then be executed at such price and regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with Nasdaq rules.

Under Nasdaq rules, the Current Reference Price means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder.

In determining the Current Reference Price, Nasdaq’s cross algorithms will match orders that have been entered into and accepted by Nasdaq’s system. This occurs with respect to a potential Current Reference Price when orders to buy shares of common stock at an entered bid price that is greater than or equal to such potential Current Reference Price are matched with orders to sell a like number of shares of common stock at an entered asking price that is less than or equal to such potential Current Reference Price. To illustrate, as a hypothetical example of the calculation of the Current Reference Price, if Nasdaq’s cross algorithms matched all accepted orders as described above, and two limit orders remained — a limit order to buy 500 shares of common stock at an entered bid price of $10.01 per share and a limit order to sell 200 shares of common stock at an entered asking price of $10.00 per share — the Current Reference Price would be selected as follows:

●	Under clause (i), if the Current Reference Price is $10.00, then the maximum number of additional shares that can be matched is 200. If the Current Reference Price is $10.01, then the maximum number of additional shares that can be matched is also 200, which means that the same maximum number of additional shares would be matched at the price of either $10.00 or $10.01.

81

●	Because more than one price under clause (i) exists, under clause (ii), the Current Reference Price would be the price that minimizes the imbalance between orders to buy or sell (i.e., minimizes the number of shares that would remain unmatched at such price). Selecting either $10.00 or $10.01 as the Current Reference Price would create the same imbalance in the limit orders that cannot be matched, because at either price 300 shares would not be matched.

●	Because more than one price under clause (ii) exists, under clause (iii), the Current Reference Price would be the entered price at which orders for shares of common stock at such entered price will remain unmatched. In such case, choosing $10.01 would cause 300 shares of the 500-share limit order with the entered price of $10.01 to remain unmatched, compared to choosing $10.00, where all 200 shares of the limit order with the entered price of $10.00 would be matched, and no shares at such entered price remain unmatched. Thus, Nasdaq would select $10.01 as the Current Reference Price, because orders for shares at such entered price will remain unmatched. The above example (including the prices) is provided solely by way of illustration.

The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that Nasdaq delay the opening until such a time that sufficient price discovery has been made to ensure that a reasonable amount of volume crosses on the opening trade. Further, in the highly unlikely event that Nasdaq consults with the Advisor as described in clause (iv) of the definition of Current Reference Price, the Advisor would request that Nasdaq delay the opening to ensure a single opening price within clauses (i), (ii) or (iii) of the definition of the Current Reference Price. Under Nasdaq rules, in the event of such delay, prior to terminating such delay, there will be a 10-minute “Display Only” period during which market participants may enter quotes and orders in shares of our common stock in Nasdaq systems. In addition, beginning at 4:00 a.m., market participants may enter orders in shares of our common stock on Nasdaq. Such orders will be accepted and entered into the system. After the conclusion of the 10-minute “Display Only” period, our common stock will enter a “Pre-Launch” period of indeterminate duration. The “Pre-Launch” period will end and shares of our common stock will be released for trading by Nasdaq when certain conditions are met, including Nasdaq’s receipt of notice from the Advisor that our shares of common stock are ready to trade, after which the Nasdaq system will calculate the Current Reference Price at that time and display it to the Advisor. If the Advisor then approves proceeding, the Nasdaq system will conduct certain validation checks. The Advisor, with concurrence of Nasdaq, may determine at any point during the delay process up through the conclusion of the “Pre-Launch” period to postpone and reschedule the Direct Listing. Neither the Company nor the Registered Stockholders will be involved in Nasdaq’s price-setting mechanism. Additionally, neither the Company nor the Registered Stockholders will control or influence the Advisor in carrying out its role as a financial advisor, including with respect to any decision by the Advisor to delay or proceed with trading.

Similar to a Nasdaq-listed firm-commitment underwritten initial public offering, in connection with the listing of our shares of common stock, buyers and sellers who have subscribed will have access to Nasdaq’s Order Imbalance Indicator, or the Net Order Imbalance Indicator, a widely available, subscription-based data feed, prior to submitting buy or sell orders. Nasdaq’s electronic trading platform simulates auctions every second to calculate a Current Reference Price, the number of shares of common stock that can be paired off the Current Reference Price, the number of shares of common stock that would remain unexecuted at the Current Reference Price and whether a buy-side or sell-side imbalance exists, or whether there is no imbalance, to disseminate that information continuously to buyers and sellers via the Net Order Imbalance Indicator data feed.

However, because this is not an initial public offering being conducted on a firm-commitment underwritten basis, there will be no traditional book building process (that is, an organized process pursuant to which buy and sell interest is coordinated in advance to some prescribed level – the “book”). Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public, as there would be in a firm-commitment underwritten initial public offering. The lack of an initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, the public price of our shares of common stock may be more volatile than in an initial public offering underwritten on a firm-commitment basis and could, upon being listed on Nasdaq, decline significantly and rapidly.

82

In addition, to list on Nasdaq, we are also required to have at least four registered and active market makers. We expect that the Advisor will act as a registered and active market maker and will engage other market makers.

In addition to sales made pursuant to this prospectus, the shares of common stock covered by this prospectus may be sold by the Registered Stockholders in private transactions exempt from the registration requirements of the Securities Act. Under the securities laws of some states, shares of common stock may be sold in such states only through registered or licensed brokers or dealers.

A Registered Stockholder may from time to time transfer, distribute (including distributions in kind by Registered Stockholders that are investment funds), pledge, assign, or grant a security interest in some or all the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the transferees, distributees, pledgees, assignees, or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under applicable provisions of the Securities Act amending the list of the Registered Stockholders to include the transferee, distributee, pledgee, assignee, or other successors in interest as Registered Stockholders under this prospectus. The Registered Stockholders also may transfer the shares in other circumstances, in which case the transferees, distributes, pledgees, or other successors in interest will be the registered beneficial owners for purposes of this prospectus.

A Registered Stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus.

If any of the Registered Stockholders utilize a broker-dealer in the sale of the shares of common stock being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from such Registered Stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal.

We have engaged the Advisor, Clear Street LLC, as our financial advisor to advise and assist us with respect to certain matters relating to the Direct Listing. The services expected to be performed by the Advisor will include providing advice and assistance with respect to defining objectives, analyzing, structuring and planning the Direct Listing and developing and assisting with our investor communication strategy in relation to the Direct Listing. In connection with its engagement as our financial advisor, the Advisor will be entitled to a fee of $750,000 and a grant of $250,000 of shares of our common stock upon the successful consummation of the Direct Listing. The Advisor will also be entitled to an expense reimbursement for up to $150,000 of its reasonable, documented expenses incurred by the Advisor in connection with its engagement.

In addition, pursuant to our agreement with the Advisor, for a period of twelve months from the date of the consummation of the Direct Listing, the Advisor shall have the right of participation to act as an underwriter, placement agent, or financial advisor to the Company with respect to any underwriting, financing, or financial advisory work, or M&A transaction, as the case may be and, in connection therewith, to receive a minimum of 50% of the aggregate economics paid to underwriters, placement agents or financial advisors in such additional transactions, upon such usual and customary terms as the Advisor and we may mutually agree, with such terms to be set forth in a separate engagement letter or other agreement between the Advisor and us.

The Advisor will not be engaged to otherwise facilitate or coordinate price discovery activities or the solicitation and/or sales of shares of our common stock in consultation with us, and will not be permitted to, and will not be instructed by us to, plan or actively participate in any investor education activities, except as described herein.

Prior to the financial advisory services provided by the Advisor to us in connection with the listing of our securities, neither the Advisor nor any affiliates of the Advisor have provided services of any kind to us.

83

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Dentons US LLP, New York, New York. Nelson Mullins Riley & Scarborough LLP, Raleigh, North Carolina, is legal advisor to the Advisor.

EXPERTS

The balance sheets of Nomadar Corp. as of December 31, 2024 and 2023, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2024 and the period from August 8, 2023 (inception) through December 31, 2023 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is included herein, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Immediately upon the effectiveness of the registration statement of which this prospectus forms a part, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with such law, will file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov. Our website address is www.nomadar.com. Upon the effectiveness of the registration statement of which this prospectus forms a part, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

84

NOMADAR CORP.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm (EisnerAmper LLP PCAOB identification number 274)	F-2
Balance Sheets as of December 31, 2024 and 2023	F-3
Statements of Operations for the year ended December 31, 2024 and for the period from August 8, 2023 (inception) through December 31, 2023	F-4
Statements of Changes in Stockholders’ Deficit for the year ended December 31, 2024 and for the period from August 8, 2023 (inception) through December 31, 2023	F-5
Statements of Cash Flows for the year ended December 31, 2024 and for the period from August 8, 2023 (inception) through December 31, 2023	F-6
Notes to Financial Statements	F-7

Unaudited Condensed Balance Sheets as of June 30, 2025 and December 31, 2024	F-19
Unaudited Condensed Statements of Operations for the six months ended June 30, 2025 and 2024	F-20
Unaudited Condensed Statements of Changes in Stockholders’ Equity (Deficit) for the six months ended June 30, 2025 and 2024	F-21
Unaudited Condensed Statements of Cash Flows for the six months ended June 30, 2025 and 2024	F-22
Notes to Unaudited Condensed Financial Statements	F-23

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Nomadar Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nomadar Corp. (the “Company”) as of December 31, 2024 and 2023, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s net loss from operations since inception raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company’s auditor since 2024.

EISNERAMPER LLP

Iselin, New Jersey

June 26, 2025

F-2

NOMADAR CORP.

BALANCE SHEETS

	December 31,
	2024	2023
Assets
Current assets:
Cash	$417	$14,630
Accounts receivable	16,240	—
Total current assets	16,657	14,630
Total assets	$16,657	$14,630

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$599,716	$—
Accrued expenses	273,754	475
Deferred revenue	8,324	—
Interest payable - stockholder loan	7,897	267
Total current liabilities	889,691	742
Stockholder loan	488,664	35,195
Total liabilities	1,378,355	35,937

Commitments and contingencies (Note 3)

Stockholders’ deficit:
Class A Common Stock; $0.000001 par value per share; 800,000,000 shares authorized; 11,581,218 and 25,910,000 issued and outstanding at December 31, 2024 and 2023, respectively.	12	26
Class B Common Stock; $0.000001 par value per share; 50,000,000 shares authorized; 2,500,000 shares issued and outstanding at December 31, 2024 and 2023.	3	3
Additional paid-in capital	50,840	18,226
Accumulated deficit	(1,412,553)	(39,562)
Total stockholders’ deficit	(1,361,698)	(21,307)
Total liabilities and stockholders’ deficit	$16,657	$14,630

The accompanying notes are an integral part of the financial statements.

F-3

NOMADAR CORP.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2024	For the Period from August 8, 2023 (inception) through December 31, 2023
Revenue	$8,025	$—
Cost of sales	6,318	—
Gross profit	1,707	—
Operating expenses:
General and administrative expenses	92,018	38,892
Professional fees	1,274,941	403
Loss on foreign currency transactions, net	109	—
Total operating expenses	1,367,068	39,295
Loss from operations	(1,365,361)	(39,295)
Other expense:
Interest expense - stockholder loan	7,630	267
Loss before provision for income taxes	(1,372,991)	(39,562)
Provision for income taxes	—	—
Net loss	$(1,372,991)	$(39,562)

Weighted average common shares outstanding - basic and diluted	22,689,851	27,864,510
Net loss per share attributable to common stockholders - basic and diluted	$(0.06)	$(0.00)

The accompanying notes are an integral part of the financial statements.

F-4

NOMADAR CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Class A Common Stock		Class B Common Stock		Class C Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at August 8, 2023 (inception)	—	$—	—	$—	—	$—	—	$—	$—	$—	$—
Issuance of Class A Common Stock	25,910,000	26	—	—	—	—	—	—	18,224	—	18,250
Issuance of Class B Common Stock	—	—	2,500,000	3	—	—	—	—	2	—	5
Net loss	—	—	—	—	—	—	—	—	—	(39,562)	(39,562)
Balance at December 31, 2023	25,910,000	$26	2,500,000	$3	—	$—	—	$—	$18,226	$(39,562)	$(21,307)
Issuance of Class A Common Stock	764,350	1	—	—	—	—	—	—	32,599	—	32,600
Surrender of Class A Common Stock	(15,093,132)	(15)	—	—	—	—	—	—	15	—	—
Net loss	—	—	—	—	—	—	—	—	—	(1,372,991)	(1,372,991)
Balance at December 31, 2024	11,581,218	$12	2,500,000	$3	—	$—	—	$—	$50,840	$(1,412,553)	$(1,361,698)

The accompanying notes are an integral part of the financial statements.

F-5

NOMADAR CORP.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2024	For the Period from August 8, 2023 (inception) through December 31, 2023
Cash Flows from Operating Activities:
Net loss	$(1,372,991)	$(39,562)
Changes in operating assets and liabilities:
Accounts receivable	(16,240)	—
Accounts payable	599,716	—
Accrued expenses	273,279	475
Deferred revenue	8,324	—
Interest payable - stockholder loan	7,630	267
Net cash used in operating activities	(500,282)	(38,820)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	32,600	18,255
Proceeds from stockholder loan	453,469	35,195
Net cash provided by financing activities	486,069	53,450

Net Change in Cash	(14,213)	14,630
Cash - Beginning of Period	14,630	—
Cash - End of Period	$417	$14,630

Noncash investing and financing activities:
Surrender of Class A Common Stock	15	—

The accompanying notes are an integral part of the financial statements.

F-6

NOMADAR CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Nomadar Corp. (the “Company” or “Nomadar”), is a Delaware Corporation and was organized on August 8, 2023. Previously known as Sportech City USA Corp, the Company is a sport technology business that will operate sport technology platforms and will offer consulting services in addition to the planned construction and subsequent operation of a multi-purpose event center. The Company will also offer an educational high performance training (“HPT”) program for young athletes to assimilate into elite soccer programs. The Company aims to operate soccer academies in the United States and Europe as well. The Company’s target market includes professional sports teams, athletes, coaches, and recreational sports enthusiasts.

The Company plans to generate revenue through subscription fees, sales of software licenses, consulting services, and commissions from facilitating transactions between athletes or teams. In the fragmented sports technology industry, the Company competes with other businesses by focusing on specific sports and providing unique technological solutions to its prospective clients.

Through December 31, 2024, the Company had engaged in limited operations and generated limited revenues. Substantially all activity for the period from August 8, 2023 (inception) through December 31, 2024 relates to the Company’s formation and the proposed registered direct listing (“Proposed Direct Listing”) as well as the Company’s efforts to execute the exclusive license agreements further described in “Note 3. Commitments and Contingencies.” The Company has selected December 31 as its fiscal year end.

Going Concern

As of December 31, 2024, the Company had $417 in cash and a working capital deficit of $873,034. The Company has incurred a net loss from operations and negative cash flows from operating activities since inception. As of December 31, 2024, the Company had an accumulated deficit of $1,412,553. Further, the Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year after the date these financial statements are available to be issued.

The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to generate profit from future sales and positive operating cash flows, which is not assured.

The Company’s plans to address this uncertainty include obtaining future debt and equity financings after the close of the Proposed Direct Listing. In addition, in November 2024, the Company entered into a binding capital contribution agreement with Sportech, as amended in June 2025, pursuant to which Sportech has agreed to provide up to $10 million to fund the business and operations of the Company in 2025, 2026, and 2027, contingent upon the listing of the Company on a U.S. national stock exchange through the Proposed Direct Listing. Lastly, the Company entered into a financing arrangement with a third party on May 20, 2025 pursuant to which the third party will purchase up to $30 million of the Company’s Class A Common Stock, including funding a prepaid advance of $3 million, $0.5 million of which was funded at closing of the financing agreement, $0.5 million of which will be funded upon the filing of the amendment to the Company’s Form S-1 registration statement, and $2 million of which will be funded upon the Company’s Form S-1 registration statement becoming effective. There is no assurance that the Company’s plans to complete the Proposed Direct Listing or to otherwise raise capital will be successful. Should the Company be unable to raise sufficient additional capital, the Company may be required to undertake cost-cutting measures to align with cash reserves, although there can be no guarantee that it will be successful in doing so. Accordingly, the Company may be required to raise additional cash through alternative debt or equity transactions. It may not be able to secure financing in a timely manner or on favorable terms, if at all. As a result, management’s plans cannot be considered probable and thus do not alleviate the substantial doubt about the Company’s ability to continue as a going concern.

These accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

F-7

NOMADAR CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash

Cash amounts include cash on hand and cash on deposit with banks. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2024 and 2023.

Accounts Receivable

The Company’s accounts receivable balance is $16,240 and $0 as of December 31, 2024 and 2023, respectively. Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company grants credit to customers in the normal course of business, but generally does not require collateral or other security to support amounts due. Management performs ongoing credit evaluations of its customers based on financial information provided by the customer and estimates allowances for credit losses. Accounts receivable outstanding longer than the contractual payment terms are considered past due. The Company writes off accounts receivable when they become uncollectible. The allowance for credit losses was not material as of December 31, 2024 and 2023.

F-8

NOMADAR CORP.

NOTES TO FINANCIAL STATEMENTS

Foreign Operations and Foreign Currency

The Company’s reporting currency is the U.S. dollar. Realized and unrealized foreign currency exchange gains and losses arising from transactions denominated in currencies other than the U.S. dollar are reflected in earnings.

Foreign operations are subject to risks inherent in operating under different legal systems and various political and economic environments. Among the risks are changes in existing tax laws, possible limitations on foreign investment and income repatriation, government price or foreign exchange controls, and restrictions on currency exchange.

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards.

ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore maintained a full valuation allowance.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no tax accruals relating to uncertain tax positions.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2024 and 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income tax examinations by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company files income tax returns in the U.S. federal jurisdiction which remain open and subject to examination. The Company was incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

Net Loss Per Common Share

The Company accounts for earnings or loss per share pursuant to ASC Topic 260, “Earnings per Share,” which requires disclosure on the financial statements of “basic” and “diluted” earnings or loss per share. Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive). Potentially dilutive securities are excluded from the computation of diluted net loss per share when the effect of their inclusion would be anti-dilutive. As of December 31, 2024 and 2023, there were no dilutive securities outstanding as the Company did not have any contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for common stock for the period presented.

F-9

NOMADAR CORP.

NOTES TO FINANCIAL STATEMENTS

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times in the future, may exceed the Federal depository insurance coverage. As of December 31, 2024, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, Fair Value Measurement, approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Revenue Recognition

Overview

The Company generates revenue from the following sources: (1) HPT program services and (2) contracts for events held at the Nuevo Mirandilla Stadium.

In accordance with ASC 606 “Revenue Recognition,” the Company recognizes revenue from contracts with customers using a five-step model, which is described below:

●	identify the customer contract;
●	identify performance obligations that are distinct;
●	determine the transaction price;
●	allocate the transaction price to the distinct performance obligations; and
●	recognize revenue as the performance obligations are satisfied.

Identify the customer contract

A customer contract is generally identified when there is approval and commitment from both the Company and its customer, the rights have been identified, payment terms are identified, the contract has commercial substance and collectability is probable. Specifically, the Company obtains written/electronic signatures on contracts and purchase orders, if said purchase orders are issued in the normal course of business by the customer.

Identify performance obligations that are distinct

A performance obligation is a promise by the Company to provide a distinct good or service or a series of distinct goods or services. A good or service that is promised to a customer is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and a company’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract.

Determine the transaction price

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods or services to a customer, excluding sales taxes that are collected on behalf of government agencies.

F-10

NOMADAR CORP.

NOTES TO FINANCIAL STATEMENTS

Allocate the transaction price to distinct performance obligations

The transaction price is allocated to each performance obligation based on the relative standalone selling prices (“SSP”) of the goods or services being provided to the customer. If a contract contains multiple performance obligations, the Company accounts for individual performance obligations separately, if they are distinct. The standalone selling price reflects the price the Company would charge for a specific piece of equipment or service if it was sold separately in similar circumstances and to similar customers.

Recognize revenue as the performance obligations are satisfied

Revenue is recognized when, or as, performance obligations are satisfied by transferring control of a promised product or service to a customer.

HPT Program

In August 2024, the Company entered into the HPT License Agreement with Cádiz Club de Fútbol, S.A.D. (“Cádiz CF”), granting Nomadar the exclusive rights to the High Performance Training Program, being the exclusive rights to use the HPT know-how to promote, build, and develop local and international HPT programs worldwide as well as the rights to use the registered trademarks and official images of Cádiz CF in promotional and advertising activities. The initial term of the HPT Agreement is twenty years from the effective date of the contract. Under this licensing agreement, the Company enters into contracts with third-party fútbol academies which select certain players from their own program to be trained by Nomadar under the HPT experience. Revenues generated through the Nomadar HPT are derived from the players participating in the program. Each customer pays a monthly fee to the Company based on the number of athletes admitted into the program. Nomadar is responsible for providing the athletes with housing and board, access to education, high-level training including individual technical training, official training kits, and full immersion into the La Liga First Division fútbol club experience.

The Company concluded that the services provided under the HPT program contracts represent a series of distinct services that are substantially the same and that have the same pattern of transfer to the customer. Accordingly, the Company recognizes revenue for the related services as such distinct services are performed over time.

During the year ended December 31, 2024, the Company recognized revenue of $8,025 related to its HPT program. The Company did not recognize any deferred revenue related to the HPT program as of December 31, 2024.

Stadium Events

On October 30, 2024, the Company entered into a contract with Cadiz CF for the operation of spaces and organization of events (the “Stadium Agreement”). Pursuant to the Stadium Agreement, Nomadar is granted the temporary, non-exclusive rights to use the Nuevo Mirandilla Stadium (the “Stadium”). The Company engages third-party event coordinators to host events at the stadium. Under these contracts, the Company is responsible for the assignment of space within the stadium to the event coordinators, the facilitation of access necessary for event setup, execution, and dismantling, the provision of lighting, sound, access control, hostess services, and the stage for the event, and the compliance with all legal and regulatory requirements needed for the execution of the event. These contracts typically include a non-refundable up-front fee due at the closing of the contract as well as variable consideration in the form of a percentage of ticket sales earned by the event coordinator.

Deferred revenue balances consist of the up-front fee due to the Company at the time of closing of a contract entered into in December 2024. This deferred revenue will be recognized in revenue upon occurrence of the event. As of December 31, 2024, all of the Company’s deferred revenue attributable to stadium events were reported as current liabilities in the accompanying balance sheet in the amount of $8,324. The up-front fee was uncollected as of December 31, 2024 and recorded within accounts receivable on the accompanying balance sheet. The Company did not recognize any revenue related to the hosting of stadium events during the year ended December 31, 2024 or the period from August 8, 2023 (inception) through December 31, 2023.

F-11

NOMADAR CORP.

NOTES TO FINANCIAL STATEMENTS

In accordance with ASC 606-10-50-13, the Company is required to include disclosure on its remaining performance obligations as of the end of the current reporting period. Due to the nature of the Company’s contracts, these reporting requirements are not applicable, because the majority of the Company’s remaining contracts meet certain exemptions as defined in ASC 606-10-50-14 through 606-10-50-14A, including (i) performance obligation is part of a contract that has an original expected duration of one year or less and (ii) the right to invoice practical expedient.

Cost of Sales

The Company’s cost of sales consists of costs incurred related to the execution of the Company’s HPT program, specifically for housing and travel of the athletes and the equipment and coaching provided in the training program. Cost of sales are recorded in the period in which the corresponding revenue was earned.

Recent Accounting Standards

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which added required disclosures of significant expenses for each reportable segment, as well as certain other disclosures to help investors understand how the Chief Operating Decision Maker (“CODM”) evaluates segment expenses and operating results. The new standard also allows disclosure of multiple measures of segment profitability if those measures are used to allocate resources and assess performance. The amendments are effective for public companies for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 effective January 1, 2024. This accounting pronouncement did not have a material impact on the Company’s related disclosures. Refer to “Note 7. Segment Information” for further detail.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which will require companies to disclose, on an annual basis, specific categories in the effective tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. In addition, companies are required to disclose additional information about income taxes paid. The ASU is effective for annual periods beginning after December 15, 2024 for public business entities and for annual periods beginning after December 15, 2025 for all other entities, with early adoption permitted. The standard is required to be adopted on a prospective basis; however, retrospective application is permitted. The accounting pronouncement is not expected to have a material impact on the Company’s related disclosures.

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (“DISE”), which will require additional disclosure of the nature of expenses included in the income statement in response to longstanding requests from investors for more information about an entity’s expenses. The new standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. The new standard will be effective for public companies for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The requirements will be applied prospectively with the option for retrospective application. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its financial statements.

F-12

NOMADAR CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 3. COMMITMENTS AND CONTINGENCIES

Exclusive License Agreements With Related Party

In August 2024, the Company entered into two exclusive licensing agreements with Cádiz CF S.A.D (“Cádiz CF”), one related to HPT activities and one related to the brand Mágico González, the “HPT Agreement” and the “Mágico González Agreement,” respectively. Each contract has a term of twenty years, and can be terminated under mutual agreement between both Cádiz CF and Nomadar, or through a breach of the contract terms. Pursuant to the HPT Agreement, the Company will pay a royalty equivalent to 15% of the net sales, defined as sales revenue less cost of goods sold, obtained as remuneration for the use of the HPT know-how regulated under the agreement. Pursuant to the Mágico González Agreement, the Company will pay a royalty equivalent to 15% of the net sales obtained as remuneration for the transfer of the trademark use regulated under the agreement. Payment will be made within thirty days of the fiscal year end. For more information on the licensing agreements, see “Note 4. Related Party Transactions.”

NOTE 4. RELATED PARTY TRANSACTIONS

Stockholder Loan

On September 1, 2023, the Company entered into a line of credit with its majority stockholder Sport City Cádiz, S.L. (the “Stockholder” or “Sport City” or “Sportech”). The aggregate outstanding borrowings under the agreement, as amended, with the Stockholder will not exceed $1,000,000 and will maintain an interest rate of 4.19%. There were no upfront fees or commitment fees paid by the Company in connection with the line of credit agreement. Individual draws and repayments are planned to be transacted in U.S. Dollars (“USD”).

During the period from August 8, 2023 (inception) through December 31, 2023, the Company drew $35,195 on the line of credit. During the year ended December 31, 2024, the Company drew an additional $453,469 on the line of credit. The outstanding balance is included within the stockholder loan line item on the accompanying balance sheets. The stockholder loan is carried at cost until repayment and has a maturity date of December 31, 2029. The Company incurred $7,630 and $267 of interest expense during the year ended December 31, 2024 and the period from August 8, 2023 (inception) through December 31, 2023, respectively, in connection with interest due on its outstanding borrowings, for a total amount due of $7,897 and $267 as of December 31, 2024 and 2023, respectively.

Exclusive License Agreements

Pursuant to the HPT Agreement, Cádiz CF has planned and developed the HPT program which provides the opportunity for youth fútbol players to become immersed in La Liga First Division fútbol club where they receive access to training methods and coaching. Cádiz CF declares to be the holder of the know-how and practical knowledge necessary for the standardized development of the HPT program. Through the licensing agreement, Cádiz CF grants the Company the right to use the HPT know-how as described in “Note 2. Summary of Significant Accounting Policies.” The Company began generating revenue and incurring expenses related to the HPT Agreement in December, 2024.

Prior to the Mágico González Agreement, Cádiz CF exclusively owned and had the right to manage the brand rights derived from the nickname by which the former fútbol player Mr. González Barillas is internationally known, “Mágico González,” and also owns the Spanish trademark, “Mágico González.” Pursuant to the Mágico González Agreement, the Company is granted the right to use the trademark exclusively for the following products and services: sports and non-sports clothing, sports equipment, nonalcoholic beverages, stationery products, merchandising products, household items, exploitation of bars and restaurants, sports events, cultural and musical events, and for commercial, advertising, and any other activities related to the Company’s business worldwide except in Spain. The initial term of the Mágico González Agreement is twenty years from the effective date of the contract. The Company did not generate any revenue or incur any expenses related to the Mágico González Agreement through December 31, 2024.

Contribution Agreement

In November 2024, the Company entered into a binding capital contribution agreement with Sportech, as amended in June 2025, pursuant to which Sportech has agreed to provide up to $10 million to fund the business and operations of the Company in 2025, 2026, and 2027, with $2 million payable in one tranche in 2025, $6 million payable in three tranches in 2026, and $2 million payable in one tranche in 2027 (each a “Funding Date”), in each case conditioned on the then-current listing of the Company on a U.S. national stock exchange. On each Funding Date, in consideration for the cash contribution on such Funding Date, the Company will issue to Sportech a number of shares of Common Stock, calculated based on the current trading price of our Common Stock, pursuant to the applicable rules of the exchange.

F-13

NOMADAR CORP.

NOTES TO FINANCIAL STATEMENTS

Stadium Agreement

The Company entered into the Stadium Agreement with Cádiz CF whereby Cádiz CF granted the Company with temporary, non-exclusive rights to use the Nuevo Mirandilla Stadium and organize events to be held at the Stadium. The Stadium Agreement has a duration of ten years and may be extended for additional periods upon agreement of the parties. Refer to “Note 2. Summary of Significant Accounting Policies” for information related to the recognition of revenue earned pursuant to the Stadium Agreement.

NOTE 5. STOCKHOLDERS’ DEFICIT

Reverse Stock Split

On November 27, 2024, the Company’s Board of Directors and a majority of our stockholders approved an amendment to the Company’s certificate of incorporation (the “Amendment”) to effect a reverse stock split of the outstanding shares of the Company’s Class A Common Stock and Class B Common Stock, each at a ratio of one-for-two (1-for-2) (the “Reverse Stock Split”). The Amendment became effective on the same date, upon filing of the Amendment with the Secretary of State of the State of Delaware. As a result of the Reverse Stock Split, every two (2) shares of the Company’s issued and outstanding Class A Common Stock, and every two (2) shares of the Company’s issued and outstanding Class B Common Stock, automatically and without any action of the Company or any holder thereof, were combined into one (1) validly issued and non-assessable share of Class A Common Stock or Class B Common Stock, respectively. No fractional shares were issued to any stockholder of the Company, and in lieu of issuing any such fractional shares, any fractional shares resulting from the Reverse Stock Split if applicable, were be rounded up to the nearest whole share of Common Stock. The shares of Common Stock as adjusted for the Reverse Stock Split remain fully paid and non-assessable. The Reverse Stock Split did not affect the number of authorized shares of the Common Stock or the par value of the Common Stock nor did it change the authorized shares of Preferred Stock or the relative voting power of holders of the outstanding Common Stock. Accordingly, all share amounts for all periods presented in the accompanying financial statements and notes thereto have been adjusted retroactively, where applicable, to reflect the effect of the Reverse Stock Split.

Class A Common Stock

As of December 31, 2024 and 2023, the Company is authorized to issue 800,000,000 shares of Class A Common Stock with a par value of $0.000001 per share. Holders of the Company’s Class A Common Stock are entitled to one vote for each share and are entitled to receive dividends when and as declared by the Board of Directors, subject to the preferential rights of the holders of the Preferred Stocks. Holders of the Company’s Class A Common Stock have no preemptive or similar rights or conversion rights. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, holders of Class A Common Stock will be entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the Class A Common Stock, the Preferred Stock.

Upon formation of the Company, 25,000,000 shares of Class A Common Stock were issued to the majority shareholder, Sportech, at par. On May 10, 2024, 2,750,000 of these shares were resold to minority shareholders. On July 31, 2024, the Company entered into a Stock Surrender Agreement, pursuant to which the majority shareholder surrendered 15,093,132 shares of Class A Common Stock for no value. These shares were deemed to be cancelled.

F-14

NOMADAR CORP.

NOTES TO FINANCIAL STATEMENTS

The Company entered into various Subscription Agreements with their minority shareholders. Under these combined agreements, the Company seeks to raise in total up to $200,000 in proceeds in exchange for the issuance of up to 10 million Class A Common Stock shares to U.S and non-U.S. persons. During the period from August 8, 2023 (inception) through December 31, 2023, the Company issued 910,000 shares of Class A Common Stock under these agreements and received proceeds of $18,200. During the year ended December 31, 2024, the Company issued 764,350 shares of Class A Common Stock under these agreements and received proceeds of $32,600. All shares issued under these agreements were outstanding as of December 31, 2024.

As of December 31, 2024, there was 11,581,218 shares of Class A Common Stock issued and outstanding.

Effective January 15, 2025, the Company reduced the number of authorized shares of capital stock from 1,000,000,000 shares to 100,000,000 shares. The number of authorized shares of Class A Common Stock, having a par value of $0.000001, was reduced from 800,000,000 to 80,000,000.

Class B Common Stock

As of December 31, 2024 and 2023, the Company is authorized to issue 50,000,000 shares of Class B Common Stock with a par value of $0.000001 per share. Upon formation of the Company, 2,500,000 shares of Class B Common Stock were issued to the Company’s majority stockholder at par. Holders of the Company’s Class B Common Stock are entitled to twenty votes for each share and are entitled to receive dividends when and as declared by the Board of Directors, subject to the preferential rights of the holders of the Preferred Stocks. Holders of the Company’s Class B Common Stock have no preemptive or similar rights or conversion rights. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, holders of Class B Common Stock will be entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the Class B Common Stock, the Preferred Stock. As of December 31, 2024, there were 2,500,000 shares of Class B Common Stock issued and outstanding with the majority stockholder.

Effective January 15, 2025, the number of authorized shares of Class B Common Stock, having a par value of $0.000001, was reduced from 50,000,000 to 10,000,000.

Class C Common Stock

As of December 31, 2024 and 2023, the Company is authorized to issue 75,000,000 shares of Class C Common Stock with a par value of $0.000001 per share. As of December 31, 2024, there were no shares of Class C Common Stock issued or outstanding. Effective January 15, 2025, the Company eliminated the authorization to issue shares of Class C Common Stock.

Preferred Stock

As of December 31, 2024 and 2023, the Company is authorized to issue 75,000,000 shares of Preferred Stock with a par value of $0.000001 per share. Effective January 15, 2025, the number of authorized shares of Preferred Stock, having a par value of $0.000001, was reduced from 75,000,000 to 10,000,000. Holders of the Company’s Preferred Stock are entitled to zero votes for each share. The Board of Directors of the Company is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, if any, and such designations, powers, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors. As of December 31, 2024, there were no such designations of any series of Preferred Stock nor were there any shares of Preferred Stock issued or outstanding.

F-15

NOMADAR CORP.

NOTES TO FINANCIAL STATEMENTS

Stock Based Compensation

The Company entered into service agreements (the “Consultancy and Management Agreements”) with two of its employees. Pursuant to the terms of the service agreements, the two employees were issued 418,782 shares of the Company’s Class A Common Stock which were initially set to vest only upon the successful completion of the Proposed Direct Listing. The Company had not recognized any stock-based compensation expense related to these service agreements due to the fact that the Company had not yet completed its Proposed Direct Listing. On November 5, 2024, the Consultancy and Management Agreements between Sportech and each of the two employees, were cancelled upon mutual agreement of the parties and the right to receive such shares was forfeited.

On January 15, 2025, the Company adopted the Nomadar Corp. 2025 Omnibus Equity Incentive Plan (the “Plan”). The Plan reserves up to 3,000,000 shares of Class A Common Stock for issuance thereunder. As of the date that these financial statements were available to be issued, there were no awards granted under the Plan.

On January 15, 2025, the Company approved a non-employee director compensation policy which authorizes the Company to award an inaugural option to purchase 40,000 shares of the Company’s Class A Common Stock, an annual option award to purchase 30,000 shares of the Company’s Class A Common Stock, and an annual cash compensation component for board and committee members and chairs. The annual retainers payable to non-employee directors for service on our board of directors and its committees are (i) $30,000 for service on our board of directors, (ii) $4,000 for service on the nominating and corporate governance committee, (iii) $5,000 for service on the compensation committee, (iv) $6,000 for service on the audit committee, (v) an additional $20,000 for the chair(s) of our board of directors, (vi) an additional $6,000 for the chairman of each of the compensation committee and the nominating and corporate governance committee, and (vii) an additional $8,000 for the chairman of the audit committee. The Company’s obligations to furnish these payments will begin only following the completion of the Direct Listing. As of the date that these financial statements were available to be issued, there were no awards granted or compensation earned under this policy.

NOTE 6. INCOME TAX

The Company accounts for income taxes in accordance with ASC 740, Income Taxes. Under this guidance, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as well as for net operating loss and tax credit carryforwards.

The components of income tax expense for the year ended December 31, 2024 and the period from August 8, 2023 (inception) through December 31, 2023 are as follows:

	For the Year Ended December 31, 2024	For the Period from August 8, 2023 (inception) through December 31, 2023
Deferred provision
Federal	$(96,411)	$(8,267)
State	—	—
Total deferred provision	(96,411)	(8,267)
Change in valuation allowance	96,411	8,267
Total provision for income taxes	$—	$—

For the year ended December 31, 2024 and the period from August 8, 2023 (inception) through December 31, 2023, the loss before income taxes was $1,372,991 and $39,562, respectively. The Company had an effective tax rate of 0% and 0% for the year ended December 31, 2024 and the period from August 8, 2023 (inception) through December 31, 2023, respectively.

F-16

NOMADAR CORP.

NOTES TO FINANCIAL STATEMENTS

The reconciliation between the U.S. federal statutory income tax rate and the Company’s effective tax rate for the year ended December 31, 2024 and the period from August 8, 2023 (inception) through December 31, 2023 is as follows:

	For the Year Ended December 31, 2024	For the Period from August 8, 2023 (inception) through December 31, 2023
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal	—%	—%
Change in valuation allowance	(7.0)%	(20.9)%
Proposed direct listing costs	(14.0)%	—%
Other permanent differences	—%	(0.1)%
Effective tax rate	—%	—%

Significant components of the Company’s deferred tax assets as of December 31, 2024 and 2023 are as follows:

	December 31,
	2024	2023
Deferred tax assets:
Start-up costs	$85,880	$8,127
Net operating loss carryforwards	17,140	84
Deferred related party interest expense	1,658	56
Total gross deferred tax assets	104,678	8,267
Less: valuation allowance	(104,678)	(8,267)
Deferred tax assets, net of allowance	$—	$—

The Company has U.S. Federal net operating loss (“NOLs”) carryforwards of approximately $81,620 as of December 31, 2024. These NOLs were generated after December 31, 2017, have an indefinite carryforward period, and are subject to an annual limitation of 80% of taxable income.

Valuation Allowance

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore maintained a full valuation allowance.

Uncertain Tax Positions

As of December 31, 2024 and 2023, the Company had no unrecognized tax benefits. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. No such amounts were recognized during the periods presented.

F-17

NOMADAR CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 7. SEGMENT INFORMATION

The Company operates as one operating segment with a focus on its efforts to complete the Proposed Direct Listing. At this stage, the Company is primarily incurring expenses with limited revenue generating activity related to its HPT program and event management. The Company’s Chief Executive Officer (“CEO”), as the chief operating decision maker, manages and allocates resources to the operations of the Company based on the line items included within these financial statements. This enables the CEO to assess the overall level of available resources and determine how best to deploy these resources across functions, potential service lines, and development projects in line with the long-term company-wide strategic goals. Following the completion of the Proposed Direct Listing, the Company will continue to evaluate its operating segments and the information reviewed by the CEO as its revenue generating activities grow.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and through the date that the financial statements were available to be issued. Based on this review, other than as discussed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On May 20, 2025, the Company entered into a Standby Equity Purchase and Pre-Paid Advance Agreement (the “Equity Purchase Agreement”) with a third-party investor pursuant to which the third party commits to purchase up to $30 million of Class A Common Stock. The third party will fund a pre-paid advance of $3 million, $0.5 million of which was funded at closing of the Equity Purchase Agreement, $0.5 million of which will be funded upon the filing of the amendment to the Company’s Form S-1 registration statement, and $2 million of which will be funded upon the Company’s Form S-1 registration statement becoming effective.

On June 12, 2025, the Company entered into an agreement (the “Assignment Agreement”) with Cádiz CF for the assignment of a participative loan agreement (the “Participative Loan”) to the Company. The Participative Loan was previously held between Cádiz CF and Sportech. Pursuant to the Assignment Agreement, the Company became the new lender and Sportech remained as the borrower. The Participative Loan has an estimated fair value at the time of assignment of $8.5 million due on February 23, 2027. The Participative Loan has a fixed interest rate of 3% per annum plus a variable interest rate equivalent to 1.5% of the earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of the previously completed fiscal year of the borrower. In exchange for the assignment of the Participative Loan, the Company (i) issued to Cádiz CF 750,000 shares of its Class A Common Stock and (ii) agreed to pay to Cádiz CF $1 million within 24 months from the date of the Assignment Agreement.

F-18

NOMADAR CORP.

UNAUDITED CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash	$186,070	$417
Accounts receivable	—	16,240
Prepaid expenses	9,122	—
Total current assets	195,192	16,657
Loan receivable – related party, denominated in Euros	8,764,862	—
Interest receivable – related party	11,795	—
Total assets	$8,971,849	$16,657

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,373,467	$599,716
Accrued expenses	149,477	273,754
Contributed capital received in advance for stock payable – related party	203,772	—
Interest payable – stockholder loan	16,197	7,897
Convertible note payable	532,938	—
Deferred revenue	—	8,324
Total current liabilities	2,275,851	889,691
Stockholder loan	164,063	488,664
Deferred liability – related party	623,121	—
Total liabilities	3,063,035	1,378,355

Commitments and contingencies (Note 3)

Stockholders’ equity (deficit):
Class A Common Stock; $0.000001 par value per share; 80,000,000 shares authorized; 12,368,718 and 11,581,218 issued and outstanding at June 30, 2025 and December 31, 2024, respectively.	12	12
Class B Common Stock; $0.000001 par value per share; 10,000,000 shares authorized; 2,500,000 shares issued and outstanding at June 30, 2025 and December 31, 2024.	3	3
Additional paid-in capital	8,235,429	50,840
Accumulated deficit	(2,326,630)	(1,412,553)
Total stockholders’ equity (deficit)	5,908,814	(1,361,698)
Total liabilities and stockholders’ equity (deficit)	$8,971,849	$16,657

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-19

NOMADAR CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,
	2025	2024
Revenue	$499,570	$—
Cost of sales	271,094	—
Gross profit	228,476	—
Operating expenses:
General and administrative expenses	91,412	23,480
Professional fees	712,604	359,734
Gain on foreign currency transactions, net	(60,184)	—
Total operating expenses	743,832	383,214
Loss from operations	(515,356)	(383,214)
Other expense (income):
SEPA commitment fee and structuring fee	325,000	—
Loss from original issue discount on convertible note payable	40,000	—
Change in fair value of convertible note payable	32,938	—
Interest expense – related party	12,578	1,436
Interest income – related party	(11,795)	—
Other expense, net	398,721	1,436
Loss before provision for income taxes	(914,077)	(384,650)
Provision for income taxes	—	—
Net loss	$(914,077)	$(384,650)

Weighted average common shares outstanding – basic and diluted	14,093,093	28,856,164

Net loss per share attributable to common stockholders – basic and diluted	$(0.06)	$(0.01)

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-20

NOMADAR CORP.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	For the Six Months Ended June 30, 2024
	Class A Common Stock		Class B Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance at December 31, 2023	25,910,000	$26	2,500,000	$3	—	$—	$18,226	$(39,562)	$(21,307)
Issuance of Class A Common Stock	764,350	1	—	—	—	—	32,399	—	32,400
Surrender of Class A Common Stock	(15,093,132)	(15)	—	—	—	—	15	—	—
Net loss	—	—	—	—	—	—	—	(384,650)	(384,650)
Balance at June 30, 2024	11,581,218	$12	2,500,000	$3	—	$—	$50,640	$(424,212)	$(373,557)

	For the Six Months Ended June 30, 2025
	Class A Common Stock		Class B Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at December 31, 2024	11,581,218	$12	2,500,000	$3	—	$—	$50,840	$(1,412,553)	$(1,361,698)
Issuance of commitment shares in conjunction with convertible note payable	37,500	—	—	—	—	—	300,000	—	300,000
Issuance of common stock pursuant to participative loan	750,000	—	—	—	—	—	7,884,589	—	7,884,589
Net loss	—	—	—	—	—	—	—	(914,077)	(914,077)
Balance at June 30, 2025	12,368,718	$12	2,500,000	$3	—	$—	$8,235,429	$(2,326,630)	$5,908,814

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-21

NOMADAR CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June,
	2025	2024
Cash Flows from Operating Activities:
Net Loss	$(914,077)	$(384,650)
Loss from original issue discount on convertible note payable	40,000	—
Change in fair value of convertible note payable	32,938	—
Non-cash issuance of commitment shares in conjunction with convertible note payable	300,000	—
Foreign exchange gain on loan receivable	(53,827)	—
Accretion of deferred liability – related party	4,279	—
Changes in operating assets and liabilities:
Accounts receivable	16,240	—
Interest receivable – related party	(11,795)	—
Prepaid expenses	(9,122)	—
Accounts payable	773,751	193,453
Accrued expenses	(124,277)	10,427
Interest payable – stockholder loan	8,300	1,436
Deferred revenue	(8,324)	—
Net cash provided by (used in) operating activities	54,086	(179,334)

Cash Flows from Financing Activities:
Payments made on stockholder loan	(324,601)	—
Proceeds from stockholder loan	—	138,999
Payments made on deferred liability – related party	(207,604)	—
Contributed capital received in advance for stock payable – related party	203,772	—
Proceeds from issuance common stock	—	32,398
Proceeds from convertible note payable, net of $40,000 discount	460,000	—
Net cash provided by financing activities	131,567	171,397

Net Change in Cash	185,653	(7,937)
Cash – Beginning of Period	417	14,630
Cash – End of Period	$186,070	$6,693

Noncash investing and financing activities:
Acquisition of loan receivable – related party for common stock issued and a deferred liability	$8,711,035	$—
Issuance of commitment shares in conjunction with convertible note payable	$300,000	$—

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-22

NOMADAR CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Nomadar Corp. (the “Company” or “Nomadar”), is a Delaware Corporation and was organized on August 8, 2023. Previously known as Sportech City USA Corp, the Company is a sport technology business that will operate sport technology platforms and will offer consulting services in addition to the planned construction and subsequent operation of a multi-purpose event center. The Company offers an educational high performance training (“HPT”) program for young athletes to assimilate into elite soccer programs. The Company aims to operate soccer academies in the United States and Europe as well. The Company’s target market includes professional sports teams, athletes, coaches, and recreational sports enthusiasts.

The Company plans to generate revenue through subscription fees, sales of software licenses, consulting services, and commissions from facilitating transactions between athletes or teams. In the fragmented sports technology industry, the Company competes with other businesses by focusing on specific sports and providing unique technological solutions to its prospective clients.

Through June 30, 2025, the Company had engaged in limited operations until 2025 when the Company began generating revenue from providing services under commercial contracts and purchase orders entered into in the ordinary course of business. Substantially all activity for the period from August 8, 2023 (inception) through June 30, 2025 relates to the Company’s formation and the proposed registered direct listing (“Proposed Direct Listing”) as well as the Company’s efforts to execute the exclusive license agreements further described in Note 3.

Going Concern

As of June 30, 2025, the Company had $186,070 in cash and a working capital deficit of $2,080,659. The Company has incurred a net loss of $914,077 during the six months ended June 30, 2025. As of June 30, 2025, the Company had an accumulated deficit of $2,326,630. Further, the Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year after the date these unaudited condensed financial statements are available to be issued.

The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to generate profit from future sales and positive operating cash flows, which is not assured.

The Company’s plans to address this uncertainty include obtaining future debt and equity financings after the close of the Proposed Direct Listing. In addition, in November 2024, the Company entered into a binding capital contribution agreement with Sportech, as amended in June 2025, pursuant to which Sportech has agreed to provide up to $10 million to fund the business and operations of the Company in 2025, 2026, and 2027, contingent upon the listing of the Company on a U.S. national stock exchange through the Proposed Direct Listing. Lastly, the Company entered into a financing arrangement with a third party on May 20, 2025 pursuant to which the third party will purchase up to $30 million of the Company’s Class A Common Stock, including funding a prepaid advance of $3 million, $0.5 million of which was funded at closing of the financing agreement on May 22, 2025, $0.5 million of which was funded on July 2, 2025, and $2 million of which will be funded upon the Company’s Form S-1 registration statement becoming effective. There is no assurance that the Company’s plans to complete the Proposed Direct Listing or to otherwise raise capital will be successful. Should the Company be unable to raise sufficient additional capital, the Company may be required to undertake cost-cutting measures to align with cash reserves, although there can be no guarantee that it will be successful in doing so. Accordingly, the Company may be required to raise additional cash through alternative debt or equity transactions. It may not be able to secure financing in a timely manner or on favorable terms, if at all. As a result, management’s plans cannot be considered probable and thus do not alleviate the substantial doubt about the Company’s ability to continue as a going concern.

F-23

NOMADAR CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

These accompanying unaudited condensed financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Unaudited Financial Information

The Company’s unaudited condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for the interim financial reporting period and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X and on the same basis as the Company prepares its annual audited financial statements. Pursuant to these rules and regulations, they do not include all information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair statement of the Company’s financial condition and results of operations have been included. Operating results for the period presented are not necessarily indicative of the results that might be expected for the full year. As such, the information included in this report should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2024. The condensed balance sheet as of December 31, 2024 has been derived from the audited financial statements of the Company, but does not include all of the disclosures required by GAAP.

During the six months ended June 30, 2025, there were no changes to the Company’s significant accounting policies as described in the Company’s audited financial statements as of and for the year ended December 31, 2024, except as described below.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Loan Receivable – Related Party

The Company accounts for loan receivables in accordance with Accounting Standards Codification (“ASC”) 310, “Receivables.” Loan receivables acquired through assignment are initially recorded at the fair value of the consideration transferred, which includes equity issuances, and any deferred payment obligations (“Deferred Liability”). The loan receivable acquired on June 12, 2025, is classified as held-for-investment and is measured at amortized cost, see Note 4 for more details.

The loan receivable is denominated in Euros. As a result, the carrying value is remeasured at each reporting period using the applicable spot exchange rate, and any resulting foreign exchange gain or loss is recognized in gain on foreign currency transactions, net within the statement of operations.

Fixed interest is accrued based on the contractual rate, while variable interest tied to the borrower’s earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is recognized when the underlying financial information becomes available and the amount is reasonably estimable.

The Company evaluates the loan receivable for expected credit losses in accordance with ASC 326, Financial Instruments – Credit Losses. An allowance for credit losses is established at acquisition and updated periodically based on borrower performance, macroeconomic conditions, and other relevant factors. As of June 30, 2025, no allowance for credit losses was recorded.

Deferred Liability related to the acquisition of the loan receivable is recorded at present value and accreted over time using the effective interest method, with the accretion recognized as interest expense.

Convertible Note Payable

The Company accounts for convertible promissory notes in accordance with ASC 480, Distinguishing Liabilities from Equity. Convertible notes issued under the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, LTD, a Cayman Islands exempt limited company (“Yorkville”) are classified as liabilities and measured at fair value at inception and at each reporting date, with changes in fair value recognized in earnings. The notes contain features that may result in settlement through the issuance of a variable number of shares based on a conversion price that is not solely indexed to the Company’s stock, and therefore do not qualify for equity classification.

Revenue Recognition

Overview

The Company generates revenue from the following sources: (1) HPT program services and (2) contracts for events held at the Nuevo Mirandilla Stadium.

In accordance with ASC Topic 606 “Revenue Recognition,” the Company recognizes revenue from contracts with customers using a five-step model, which is described below:

●	identify the customer contract;

●	identify performance obligations that are distinct;

●	determine the transaction price;

●	allocate the transaction price to the distinct performance obligations; and

●	recognize revenue as the performance obligations are satisfied.

Identify the customer contract

A customer contract is generally identified when there is approval and commitment from both the Company and its customer, the rights have been identified, payment terms are identified, the contract has commercial substance and collectability is probable. Specifically, the Company obtains written/electronic signatures on contracts and purchase orders, if said purchase orders are issued in the normal course of business by the customer.

F-24

NOMADAR CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Identify performance obligations that are distinct

A performance obligation is a promise by the Company to provide a distinct good or service or a series of distinct goods or services. A good or service that is promised to a customer is distinct if the customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer, and a company’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract.

Determine the transaction price

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods or services to a customer, excluding sales taxes that are collected on behalf of government agencies.

Allocate the transaction price to distinct performance obligations

The transaction price is allocated to each performance obligation based on the relative standalone selling prices (“SSP”) of the goods or services being provided to the customer. If a contract contains multiple performance obligations, the Company accounts for individual performance obligations separately, if they are distinct. The standalone selling price reflects the price the Company would charge for a specific piece of equipment or service if it was sold separately in similar circumstances and to similar customers.

Recognize revenue as the performance obligations are satisfied

Revenue is recognized when, or as, performance obligations are satisfied by transferring control of a promised product or service to a customer.

HPT Program

In August 2024, the Company entered into the HPT License Agreement with Club de Fútbol, S.A.D. (“Cádiz CF”), granting Nomadar the exclusive rights to the High Performance Training Program, being the exclusive rights to the business, know-how, and general operations of the Nomadar HPT. Under this licensing agreement, the Company enters into contracts with third-party fútbol academies which select certain players from their own program to be trained by Nomadar under the HPT experience. Revenues generated through the Nomadar HPT are derived from the players participating in the program. Each customer pays a monthly or per session fee to the Company based on the number of athletes admitted into the program. Nomadar is responsible for providing the athletes with housing and board, access to education, high-level training including individual technical training, official training kits, and full immersion into the La Liga First Division fútbol club experience.

The Company concluded that the services provided under the HPT program contracts represent a series of distinct services that are substantially the same and that have the same pattern of transfer to the customer. Accordingly, the Company recognizes revenue for the related services as such distinct services are performed over time.

During the six months ended June 30, 2025, the Company recognized revenue of $321,082 related to its HPT program. The Company did not recognize any deferred revenue related to the HPT program as of June 30, 2025 or December 31, 2024.

Stadium Events

On October 30, 2024, the Company and Cádiz CF entered into an agreement (the “Stadium Agreement”), pursuant to which Cádiz CF granted to Nomadar a temporary, non-exclusive right to use the Nuevo Mirandilla Stadium (“Mirandilla Stadium”). The Company has engaged third-party event coordinators to host events at Mirandilla Stadium. Under these contracts, the Company is responsible for the assignment of space within Mirandilla Stadium to the event coordinators, the facilitation of access necessary for event setup, execution, and dismantling, the provision of lighting, sound, access control, hostess services, and the stage for the event, and the compliance with all legal and regulatory requirements needed for the execution of the event. These contracts include a non-refundable up-front fee due at the closing of the contract as well as variable consideration in the form of a percentage of ticket sales earned by the event coordinator. Pursuant to the Stadium Agreement, the Company has agreed to assume in full all those expenses incurred by Cádiz CF that are necessary and duly justified to guarantee the correct exploitation of Mirandilla Stadium. This obligation includes, but is not limited to, all costs associated with technical, logistical, maintenance, cleaning, supplies, security, personnel, insurance, licenses and any other service or action essential to ensure the correct provision of the service and the proper development of the contracted activity. Additionally, any expense derived from legal, technical or administrative requirements that Cádiz CF must face due to the activity that is the subject of the Stadium Agreement will also be fully reimbursed by the Company, upon presentation of the appropriate supporting documents, including any costs of a fiscal or tax nature (including direct or indirect taxes that may eventually be claimed from the club) that Cádiz CF may incur in the future because of the execution the Stadium Agreement. The Stadium Agreement has a term of ten (10) years, and may be extended for additional periods. There are no fixed minimum recurring payments due by Nomadar to Cádiz CF under the Stadium Agreement.

F-25

NOMADAR CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Deferred revenue balances consist of the up-front fee paid to the Company at the time of closing of the contract. This deferred revenue will be recognized in revenue upon occurrence of the event. As of June 30, 2025 and December 31, 2024, all of the Company’s deferred revenue attributable to stadium events were reported as current liabilities in the accompanying unaudited condensed balance sheet in the amount of $0 and $8,324, respectively. The up-front fee was recorded within accounts receivable on the accompanying balance sheet as of December 31, 2024 and collected during the six months ended June 30, 2025. The Company recognized revenue of $178,488 related to the hosting of stadium events during the six months ended June 30, 2025.

In accordance with ASC 606-10-50-13, the Company is required to include disclosure on its remaining performance obligations as of the end of the current reporting period. Due to the nature of the Company’s contracts, these reporting requirements are not applicable, because the majority of the Company’s remaining contracts meet certain exemptions as defined in ASC 606-10-50-14 through 606-10-50-14A, including (i) performance obligation is part of a contract that has an original expected duration of one year or less and (ii) the right to invoice practical expedient.

Cost of Sales

The Company’s cost of sales consists of costs incurred related to the execution of the Company’s HPT program and stadium events.

For the HPT program, cost of sales includes housing and travel of the athletes, equipment, and coaching provided in the training program. These costs are recorded in the period in which the corresponding revenue is earned.

For stadium events, cost of sales includes all expenses incurred to facilitate the hosting of events at Mirandilla Stadium under the Stadium Agreement with Cádiz CF. These costs include, but are not limited to, technical and logistical support, maintenance, cleaning, supplies, security, personnel, insurance, licenses, lighting, sound, access control, hostess services, and staging in addition to third party vendor cost associated with the events. Additionally, the Company reimburses Cádiz CF for any legal, technical, administrative, or tax-related costs incurred as a result of the event activities. These costs are recognized in the period in which the related event revenue is earned.

Fair Value of Financial Instruments

In accordance with ASC 820 Fair Value Measurements and Disclosures, the Company uses a three-level hierarchy for fair value measurements of certain assets and liabilities for financial reporting purposes that distinguishes between market participant assumptions developed from market data obtained from outside sources (observable inputs) and the Company’s own assumptions about market participant assumptions developed from the best information available to us in the circumstances (unobservable inputs). The fair value hierarchy is divided into three levels based on the source of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management during the periods ended June 30, 2025 and December 31, 2024. The carrying amount of cash, accounts receivable, prepaid expenses, loan and interest receivable, accounts payable, accrued expenses, deferred revenue, and interest payable approximated their fair values as of June 30, 2025 and December 31, 2024.

Net Loss Per Common Share

The Company accounts for earnings or loss per share pursuant to ASC 260, “Earnings per Share,” which requires disclosure on the financial statements of “basic” and “diluted” earnings or loss per share. Basic loss per share of common stock is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus common stock equivalent, if dilutive. Potentially dilutive securities are excluded from the computation of diluted net loss per share when the effect of their inclusion would be anti-dilutive. For all periods presented, basic and diluted net loss per share are the same, as any additional share equivalents would be anti-dilutive. As the Company has reported a net loss for all periods presented, diluted net loss per common share is the same as basic net loss per common share.

The following outstanding potentially dilutive common stock equivalents were excluded from the computation of diluted net loss per share for the periods presented because including them would have been anti-dilutive:

	For the Six Months Ended June 30,
	2025	2024
Convertible notes payable	62,500	—
Total	62,500	—

Recent Accounting Standards

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which will require companies to disclose, on an annual basis, specific categories in the effective tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. In addition, companies are required to disclose additional information about income taxes paid. The ASU is effective for annual periods beginning after December 15, 2024 for public business entities. The standard is required to be adopted on a prospective basis; however, retrospective application is permitted. The accounting pronouncement is not expected to have a material impact on the Company’s related disclosures.

In November 2024, the FASB issued ASU 2024-03, Disaggregation of Income Statement Expenses (“DISE”), which will require additional disclosure of the nature of expenses included in the income statement in response to longstanding requests from investors for more information about an entity’s expenses. The new standard requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosures about selling expenses. The new standard will be effective for public companies for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The requirements will be applied prospectively with the option for retrospective application. Early adoption is permitted. The Company is currently evaluating the impact of this accounting standard update on its financial statements.

F-26

NOMADAR CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3. COMMITMENTS AND CONTINGENCIES

Exclusive License Agreements With Related Party

In August 2024, the Company entered into two exclusive licensing agreements with Cádiz CF S.A.D (“Cádiz CF”), one related to HPT activities and one related to the brand Mágico González, the “HPT Agreement” and the “Mágico González Agreement,” respectively. Each contract has a term of twenty years, and can be terminated under mutual agreement between both Cádiz CF and Nomadar, or through a breach of the contract terms. Pursuant to the HPT Agreement, the Company will pay a royalty equivalent to 15% of the net sales, defined as sales revenue less cost of goods sold, obtained as remuneration for the use of the HPT know-how regulated under the agreement. During the six months ended June 30, 2025, the Company recorded royalty fees under the HPT Agreement in the amount of $7,904 within cost of sales on the accompanying unaudited condensed statement of operations. Pursuant to the Mágico González Agreement, the Company will pay a royalty equivalent to 15% of the net sales obtained as remuneration for the transfer of the trademark use regulated under the agreement. Payment will be made within thirty days of the fiscal year end. For more information on the licensing agreements, see Note 4.

NOTE 4. RELATED PARTY TRANSACTIONS

Loan Receivable – Related Party

On June 12, 2025, the Company entered into an agreement (the “Assignment Agreement”) with Cádiz CF for the assignment of a participative loan agreement (the “Participative Loan”) to the Company. The Participative Loan was previously held between Cádiz CF and Sportech. Pursuant to the Assignment Agreement, the Company became the new lender and Sportech remained as the borrower.

The Participative Loan is denominated in Euros (€) and had an outstanding principal balance of €6.8 million at the time of assignment, which was approximately $7.9 million USD based on the exchange rate on the assignment date. The Participative Loan is due on February 23, 2027 and carries a fixed interest rate of 3% per annum, plus a variable interest rate equivalent to 1.5% of the EBITDA of the previously completed fiscal year of the borrower. Interest earned on the Participative Loan is payable upon maturity.

The Company acquired the Participative Loan through a non-monetary exchange, which was accounted for at fair value in accordance with ASC 845 and ASC 820. The fair value of the Participative Loan was determined to be $8,711,035, which equals the aggregate fair value of the consideration transferred.

In exchange, the Company issued 750,000 shares of Class A Common Stock, which were fair valued at $7,884,589, and agreed to a deferred cash payment of $1,000,000, due within 24 months. The deferred payment was present valued at $826,446 using the effective interest method and is being accreted monthly.

During the six months ended June 30, 2025, the Company recorded approximately $4,300 of accretion expense, presented as a component of interest expense – related party in the accompanying condensed statement of operations.

The total fair value of the consideration transferred was $8,711,035, which equaled the fair value of the Participative Loan received.

Because the loan is denominated in Euros, its carrying value is remeasured at each reporting period using the applicable exchange rate. For the six months ended June 30, 2025, the Company recognized a gain on foreign currency remeasurement of $53,827, which is presented in gain on foreign currency transactions, net in the accompanying condensed statement of operations.

The Company recognized interest income – related party of $11,795 during the six months ended June 30, 2025 related to the fixed interest rate on the Participative Loan in the accompanying condensed statement of operations.

Stockholder Loan

On September 1, 2023, the Company entered into a line of credit with its majority stockholder Sport City Cádiz, S.L. (the “Stockholder” or “Sport City” or “Sportech”). The aggregate outstanding borrowings under the agreement, as amended, with the Stockholder will not exceed $1,000,000 and will maintain an interest rate of 4.19%. There were no upfront fees or commitment fees paid by the Company in connection with the line of credit agreement. Individual draws and repayments are planned to be transacted in U.S. Dollars (“USD”).

During the six months ended June 30, 2025, the Company drew and repaid $0 and $324,601 on the line of credit, respectively. During the six months ended June 30, 2024, the Company drew and repaid $141,060 and $0 on the line of credit, respectively. The outstanding balance is included within the stockholder loan line item on the accompanying condensed balance sheets. The stockholder loan is carried at cost until repayment and has a maturity date of December 31, 2029. The Company incurred $8,418 and $1,515 of interest expense during the six months ended June 30, 2025 and 2024, respectively, in connection with interest due on its outstanding borrowings. The total amount of interest due is $16,197 and $7,897 as of June 30, 2025 and December 31, 2024, respectively.

Exclusive License Agreements

Pursuant to the HPT Agreement, Cádiz CF has planned and developed the HPT program which provides the opportunity for youth fútbol players to become immersed in La Liga First Division fútbol club where they receive access to training methods and coaching. Cádiz CF declares to be the holder of the know-how and practical knowledge necessary for the standardized development of the HPT program. Through the licensing agreement, Cádiz CF grants the Company the right to use the HPT know-how as described in Note 2. The Company generated revenue of $321,082 and incurred expenses of $233,513 related to the programs held under the HPT Agreement during the six months ended June 30, 2025.

Prior to the Mágico González Agreement, Cádiz CF exclusively owned and had the right to manage the brand rights derived from the nickname by which the former fútbol player Mr. González Barillas is internationally known, “Mágico González,” and also owns the Spanish trademark, “Mágico González.” Pursuant to the Mágico González Agreement, the Company is granted the right to use the trademark exclusively for the following products and services: sports and non-sports clothing, sports equipment, nonalcoholic beverages, stationery products, merchandising products, household items, exploitation of bars and restaurants, sports events, cultural and musical events, and for commercial, advertising, and any other activities related to the Company’s business worldwide except in Spain. The initial term of the Mágico González Agreement is twenty years from the effective date of the contract. The Company did not generate any revenue or incur any expenses related to the Mágico González Agreement through June 30, 2025.

Contribution Agreement

In November 2024, the Company entered into a binding capital contribution agreement with Sportech, as amended in June 2025, pursuant to which Sportech has agreed to provide up to $10 million to fund the business and operations of the Company in 2025, 2026, and 2027, with $2.0 million payable in 2025, $203,772 of the payable balance were paid as of June 30, 2025 and recorded as contribution received in advance on the accompanying condensed balance sheet, $6 million payable in three tranches in 2026, and $2 million payable in one tranche in 2027, in each case conditioned on the then-current listing of the Company on a U.S. national stock exchange. On each funding date, in consideration for the cash contribution on such funding date, the Company will issue to Sportech a number of shares of Common Stock, calculated based on the current trading price of our Common Stock, pursuant to the applicable rules of the exchange. During the six months ended June 30, 2025, the Company received $203,772 in capital contributions related to the $2 million tranche scheduled for 2025. As of June 30, 2025, no shares had been issued in connection with this contribution. The Company recorded the capital contribution in contributed capital received in advance for stock payable – related party on the accompanying condensed balance sheet.

F-27

NOMADAR CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Stadium Agreement

The Company entered into the Stadium Agreement with Cádiz CF whereby Cádiz CF granted the Company with temporary, non-exclusive rights to use the Nuevo Mirandilla Stadium and organize events to be held at the Stadium. The Stadium Agreement has a duration of ten years and may be extended for additional periods upon agreement of the parties. Refer to Note 2. for information related to the recognition of revenue earned pursuant to the Stadium Agreement.

NOTE 5. Fair Value Measurement

The fair value measurements discussed herein are based upon certain market assumptions and pertinent information available to management as of and during the period ended June 30, 2025 and the year ended December 31, 2024.

Fair Value on a Recurring Basis

The Company follows the guidance in ASC 820 Fair Value Measurements and Disclosures for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The estimated fair value of the Yorkville convertible note payable represents a Level 3 measurement.

The following table presents information about the Company’s financial instruments that are measured at fair value on a recurring basis at June 30, 2025 and December 31, 2024, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2025	December 31, 2024
Liabilities:
Convertible Note Payable	3	$532,938	$—

Yorkville Convertible Note Payable

The measurement of fair value of the Yorkville convertible note payable was determined utilizing a Monte Carlo simulation considering all relevant assumptions current at the date of issuance (i.e., share price, term, volatility, risk-free rate, and probability of optional redemption). Refer to Note 6 for further details.

For the six months ended June 30, 2025, the Company recognized a loss of approximately $32,938 resulting from changes in the fair value of the Yorkville convertible note payable, presented as change in fair value of convertible note payable in the accompanying unaudited condensed consolidated statements of operations.

The following table sets forth a summary of the changes in the fair value of the Yorkville convertible note payable which is a Level 3 financial liability measured at fair value on a recurring basis:

Fair Value
Balance at December 31, 2024	$—
Issuance of Yorkville convertible note	500,000
Change in fair value	32,938
Balance at June 30, 2025	$532,938

NOTE 6. Convertible Note Payable

Convertible Note Payable (Yorkville)

On May 22, 2025, in connection with and pursuant to the terms of the SEPA with Yorkville, (see Note 7 for further details), Yorkville agreed to advance to the Company, in exchange for convertible notes payable, an aggregate principal amount of up to $3,000,000, $500,000 of which was funded at the Closing in exchange for the issuance by the Company of a Convertible Note Payable (the “Yorkville Convertible Note”); $500,000 of which was funded on July 2, 2025; and $2,000,000 will be funded upon the effectiveness of a registration statement for the resale under the Securities Act by Yorkville of the shares of Class A common stock.

The Company received net proceeds of $460,000 after a non-cash original issue discount of $40,000 during the six months ended June 30, 2025. The original issuance discount was expensed in the accompanying condensed statement of operations under loss from original issue discount on convertible note payable.

The Yorkville Convertible Note has a maturity date of May 22, 2026, and accrues interest at 8% per annum, subject to an increase to 18% per annum upon events of default as defined in the agreement. As of June 30, 2025, no events of default have occurred.

Beginning on October 22, 2025, and continuing on the same day of each successive month thereafter (each, an “Installment Date”), the Company shall repay accrued and unpaid interest on each of the first four Installment Dates. Thereafter, the Company shall repay the principal amount of $125,000, plus accrued and unpaid interest, on each remaining Installment Date until the Convertible Notes are fully repaid.

Additionally, Yorkville has the right to convert any portion of the outstanding principal under the Convertible Notes into shares of Class A common stock at any time, subject to certain limitations. The number of shares issuable upon conversion is equal to the amount of principal to be converted (as specified by Yorkville) divided by the applicable Conversion Price, which may be either:

●	the fixed price of $8.00 per share (the “Fixed Price”), or
●	the variable price (the “Variable Price”, defined as 95% of the lowest daily Volume Weighted Average Price (VWAP) of the Class A common stock during the 10 consecutive trading days immediately preceding the conversion date, but which Variable Price shall not be lower than $1.60 (the “Floor Price”).

The Floor Price may be adjusted downward to 20% of the average VWAP over the five trading days prior to the effectiveness of the initial Registration Statement and may be further reduced by the Company via written notice, subject to specific pricing limits.

Yorkville will not have the right to convert any portion of the principal to the extent that, after giving effect to such conversion, Yorkville would beneficially own more than 4.99% of the total number of shares of Class A common stock outstanding immediately after such conversion.

Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Convertible Notes at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 10% prepayment premium, plus all accrued and unpaid interest. Such early redemption may only be exercised if (i) the Company provides Yorkville with no less than ten trading days’ prior written notice, and (ii) on the date such notice is issued, the VWAP of the Class A common stock is less than the Fixed Price.

F-28

NOMADAR CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

As of June 30, 2025, the principal amount outstanding under the Yorkville Convertible Note is $500,000. During the six months ended June 30, 2025, the Company recorded interest expense of $1,412 in connection with the Yorkville Convertible Note.

The Yorkville Convertible Note, contains a variable share-settled feature described above in which, if converted, the value to be received by Yorkville fluctuates based on something other than the fair value of the Company’s common stock. At inception, the Company elected to carry the Yorkville Convertible Note at fair value on a recurring basis as permitted under ASC 825, Financial Instruments. The fair value of the Yorkville Convertible Note as of May 22, 2025 was $500,000. The Company used a Monte Carlo simulation model in order to determine the Yorkville Convertible Note’s fair value at May 22, 2025, with the following inputs: the fair value of the Company’s common stock of $8.00 on the issuance date, estimated equity volatility of 70%, the time to maturity of 0.89 years, a discounted market interest rate of 20.0%, a risk free rate of 4.13%, and probability of optional redemption 5.0%.

During the six months ended June 30, 2025, the Company recorded a loss of $32,938 related to the change in fair value of the Yorkville Convertible Note liability. The fair value of the Yorkville Convertible Note as of June 30, 2025 was $532,938. The Company used a Monte Carlo simulation model in order to determine the Yorkville Convertible Note’s fair value at June 30, 2025, with the following inputs: the fair value of the Company’s common stock of $8.00 on June 30, 2025, estimated equity volatility of 80%, the time to maturity of 0.78 years, a discounted market interest rate of 20.0%, a risk free rate of 3.96%, and probability of optional redemption 5.0%.

NOTE 7. STOCKHOLDERS’ EQUITY

On January 15, 2025, the Company reduced the number of authorized shares of capital stock from 1,000,000,000 shares to 100,000,000 shares. The number of authorized shares of Class A Common Stock, having a par value of $0.000001, was reduced from 800,000,000 to 80,000,000. The number of authorized shares of Class B Common Stock, having a par value of $0.000001, was reduced from 50,000,000 to 10,000,000. The number of authorized shares of Class C Common Stock, having a par value of $0.000001, was reduced from 75,000,000 to 0. The number of authorized shares of Preferred Stock, having a par value of $0.000001, was reduced from 75,000,000 to 10,000,000.

Class A Common Stock

As of June 30, 2025, the Company is authorized to issue 80,000,000 shares of Class A Common Stock with a par value of $0.000001 per share. Holders of the Company’s Class A Common Stock are entitled to one vote for each share and are entitled to receive dividends when and as declared by the Board of Directors, subject to the preferential rights of the holders of the Preferred Stocks. Holders of the Company’s Class A Common Stock have no preemptive or similar rights or conversion rights. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, holders of Class A Common Stock will be entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the Class A Common Stock, the Preferred Stock.

Upon formation of the Company, 25,000,000 shares of Class A Common Stock were issued to the majority shareholder, Sportech, at par. On May 10, 2024, 2,750,000 of these shares were resold to minority shareholders. On July 31, 2024, the Company entered into a Stock Surrender Agreement, pursuant to which the majority shareholder surrendered 15,093,132 shares of Class A Common Stock for no value. These shares were deemed to be cancelled.

The Company entered into various Subscription Agreements with their minority shareholders. Under these combined agreements, the Company seeks to raise in total up to $200,000 in proceeds in exchange for the issuance of up to 10 million Class A Common Stock shares to U.S and non-U.S. persons. During the six months ended June 30, 2024, the Company issued 750,000 shares of Class A Common Stock under these agreements and received proceeds of $15,000. No shares were issued under these agreements during the six months ended June 30, 2025. All shares issued under these agreements were outstanding as of June 30, 2025.

During the six months ended June 30, 2025, the Company issued 750,000 shares of Class A Common Stock in connection with the Participative Loan further described in Note 4.

As of June 30, 2025, there was 12,368,718 shares of Class A Common Stock issued and outstanding.

F-29

NOMADAR CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Class B Common Stock

As of June 30, 2025, the Company is authorized to issue 10,000,000 shares of Class B Common Stock with a par value of $0.000001 per share. Upon formation of the Company, 2,500,000 shares of Class B Common Stock were issued to the Company’s majority stockholder at par. Holders of the Company’s Class B Common Stock are entitled to twenty votes for each share and are entitled to receive dividends when and as declared by the Board of Directors, subject to the preferential rights of the holders of the Preferred Stocks. Holders of the Company’s Class B Common Stock have no preemptive or similar rights or conversion rights. In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, holders of Class B Common Stock will be entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the Class B Common Stock, the Preferred Stock. As of June 30, 2025, there were 2,500,000 shares of Class B Common Stock issued and outstanding with the majority stockholder.

Class C Common Stock

Effective January 15, 2025, the Company eliminated the authorization to issue shares of Class C Common Stock with a par value of $0.000001 per share. Prior to the Company eliminating the authorization to issue shares of Class C Common Stock, no such shares had been issued or were outstanding since the Company’s inception.

Preferred Stock

As of June 30, 2025, the Company is authorized to issue 10,000,000 shares of Preferred Stock with a par value of $0.000001 per share. Holders of the Company’s Preferred Stock are entitled to zero votes for each share. The Board of Directors of the Company is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, if any, and such designations, powers, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors. As of June 30, 2025, there were no such designations of any series of Preferred Stock nor were there any shares of Preferred Stock issued or outstanding.

Yorkville SEPA

On May 20, 2025, the Company entered into the SEPA with Yorkville. Pursuant to the SEPA, subject to certain conditions, the Company shall have the option, but not the obligation, to sell to Yorkville, and Yorkville shall subscribe for, an aggregate amount of up to $30,000,000 of the Company’s shares of Class A common stock, par value $0.0001 per share, at the Company’s request any time during the commitment period commencing on May 20, 2025 and terminating on the 36-month anniversary of the SEPA (the “SEPA Option”).

Although the agreement was executed on May 20, 2025, the Company accounted for the transaction as of May 22, 2025, the date on which the funds were received in connection with the first convertible note issued under the SEPA. This recognition date aligns with US GAAP guidance, which requires financial instruments to be recognized when the entity becomes a party to the contractual provisions and the consideration is received.

Each advance (each, an “Advance”) the Company requests under the SEPA (notice of such request, an “Advance Notice”) may be for a number of shares of Class A common stock up to the greater of (i) 10,000 shares or (ii) such amount as is equal to 100% of the average daily volume traded of the Class A common stock during the five trading days immediately prior to the date the Company requests each Advance. The shares would be purchased, at the Company’s election, at a purchase price equal to, either:

(i)	95% of the average daily Volume Weighted Average Price (“VWAP”) of the Class A Common Stock on the Nasdaq Stock Market (“Nasdaq”), subject to certain conditions per the SEPA (Option 1), or
(ii)	96% of the lowest daily VWAP of the Class A Common Stock during the three trading days commencing on the Advance Notice date, subject to certain conditions per the SEPA (Option 2).

Yorkville may not purchase shares that would result in it and its affiliates beneficially owning more than (i) 4.99% of the Company’s outstanding Class A common stock, or (ii) more than 19.99% of the total outstanding shares of Class A and Class B common stock immediately prior to the execution of the SEPA, unless, in the case of the limitation in this clause (ii), shareholder approval to exceed such cap is obtained.

The SEPA Option was evaluated under ASC 815 and determined to meet the definition of a derivative financial instrument. Specifically, the Option has (i) an underlying (the Company’s equity), (ii) no initial net investment, and (iii) terms that allow for net settlement. As such, the SEPA Option is accounted for as a freestanding derivative liability, measured at fair value at the date of issuance (May 22, 2025) and subsequently remeasured at each reporting period, with changes in fair value recognized in earnings.

The SEPA Option was determined to have a fair value of $0 at both May 22, 2025 and June 30, 2025, based on management’s valuation using appropriate market inputs and assumptions.

F-30

NOMADAR CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

In connection with the execution of the SEPA, the Company paid a cash structuring fee to Yorkville in the amount of $25,000 (the “Structuring Fee”). Additionally, the Company issued to Yorkville 37,500 shares of Class A common stock (the “Commitment Shares”) as a commitment fee, having an aggregate fair value of $300,000 at issuance. The aggregate fair value of the Structuring Fee and the Commitment Shares, totaling $325,000, was recorded on the accompanying condensed statement of operations under SEPA commitment fee and structuring fee as an expense upon execution of the SEPA.

Pursuant to the SEPA, while a balance remains outstanding under the Convertible Notes, Yorkville may deliver an investor notice to receive shares in exchange for repayment of principal and interest. The number of shares issued is determined using the Conversion Price defined in the Promissory Note, which is based on a VWAP formula and subject to a Floor Price. The Floor Price may be adjusted downward to 20% of the average VWAP over the five trading days prior to the effectiveness of the initial Registration Statement, and may be further reduced by the Company via written notice, subject to specific pricing limits. While any balance remains outstanding under the Convertible Notes, the Company may not deliver Advance Notices under the SEPA unless an amortization event has occurred.

The SEPA will automatically terminate on the earlier of (i) the 36-month anniversary of the SEPA (unless Convertible Notes remain outstanding), or (ii) the date Yorkville has purchased shares equal to the full commitment amount of $30,000,000. The Company may terminate the SEPA at no cost with five trading days’ written notice, provided there are no outstanding Advance Notices and all amounts owed to Yorkville under the SEPA and the Convertible Notes have been paid. Termination may also occur by mutual written consent.

There were no Advance Notices issued pursuant to the SEPA during the quarter ended June 30, 2025 or as of the date that these financial statements were issued.

Stock Based Compensation

On January 15, 2025, the Company adopted the Nomadar Corp. 2025 Omnibus Equity Incentive Plan (the “Plan”). The Plan reserves up to 3,000,000 shares of Class A Common Stock for issuance thereunder. As of the date that these unaudited condensed financial statements were available to be issued, there were no awards granted under the Plan.

On January 15, 2025, the Company approved a non-employee director compensation policy which authorizes the Company to award an inaugural option to purchase 40,000 shares of the Company’s Class A Common Stock, an annual option award to purchase 30,000 shares of the Company’s Class A Common Stock, and an annual cash compensation component for board and committee members and chairs. The annual retainers payable to non-employee directors for service on our board of directors and its committees are (i) $30,000 for service on our board of directors, (ii) $4,000 for service on the nominating and corporate governance committee, (iii) $5,000 for service on the compensation committee, (iv) $6,000 for service on the audit committee, (v) an additional $20,000 for the chair(s) of our board of directors, (vi) an additional $6,000 for the chairman of each of the compensation committee and the nominating and corporate governance committee, and (vii) an additional $8,000 for the chairman of the audit committee. The Company’s obligations to furnish these payments will begin only following the completion of the Direct Listing. As of the date that these unaudited condensed financial statements were available to be issued, there were no awards granted or compensation earned under this policy.

NOTE 8. SEGMENT INFORMATION

The Company operates as one operating segment with a focus on its efforts to complete the Proposed Direct Listing. Through June 30, 2025, the Company had engaged in limited operations until 2025 when the Company began generating revenue from providing services under commercial contracts and purchase orders related to its HPT program and event management. The Company’s Chief Executive Officer (“CEO”), as the chief operating decision maker, manages and allocates resources to the operations of the Company based on the line items included within these financial statements and evaluates segment performance based on net loss. This enables the CEO to assess the overall level of available resources and determine how best to deploy these resources across functions, potential service lines, and development projects in line with the long-term company-wide strategic goals. Following the completion of the Proposed Direct Listing, the Company will continue to evaluate its operating segments and the information reviewed by the CEO as its revenue generating activities grow.

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and through the date that the unaudited condensed financial statements were available to be issued. Based on this review, other than as discussed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

On July 2, 2025, the Company received net proceeds of $460,000 from Yorkville in connection with the second funding under the SEPA. The principal balance of the convertible note under this funding is $500,000, which included an original issuance discount of $40,000.

F-31

, 2025

Through and including                                   , 2025 (the 25th day after the listing date of our common stock), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with this registration statement and the listing of our common stock. All amounts shown are estimates except for the SEC registration fee and the Nasdaq listing fee.

Amount
SEC registration fee		$1,056.69
Nasdaq listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Advisory fee		*
Printing and engraving expenses		*
Transfer agent fees and expenses		*
Miscellaneous expenses		*
Total	$	*

* To be provided by amendment.

Item 14.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 of the DGCL also provides that Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification of any claim, issue or matter is permitted without judicial approval if such person is adjudged to be liable to the corporation.

Under the DGCL, where a present or former officer or director is successful on the merits or otherwise in the defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such present or former officer or director against the expenses (including attorney’s fees) which such present or former officer or director actually and reasonably incurred in connection with such action (or claim, issue or matter therein).

II-1

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	breach of a director’s duty of loyalty to the corporation or its stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or unlawful stock purchase or redemption; or

●	transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation contains a provision that precludes any director of ours from being personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for the aforementioned liabilities which we are not permitted to eliminate or limit under Section 107(b)(7) of the DGCL.

In addition, our amended and restated certificate of incorporation and bylaws, in each case, require us to indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Our amended and restated bylaws further authorize us to purchase and maintain insurance on behalf of any person who is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability under the provisions of the DGCL.

We plan to purchase an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise. In addition, in connection with the effectiveness of the registration statement of which this prospectus forms a part, we intend to enter into separate indemnification agreements with each of our directors and executive officers.

Item 15.	Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities we have issued since our inception.

●	Between inception in August 2023 and March 2024, we issued an aggregate of 2,500,000 shares of Class B common stock and 26,670,000 shares of Class A common stock in connection with the formation of the Company as a subsidiary of Sportech. These shares were issued at a price of $0.01 per share.
●	Between April 2024 and May 2024, we issued an aggregate of 4,300 shares of Class A common stock in a private placement at a price of $2.00 per share.
●	On May 22, 2025, the Company issued Yorkville the Commitment Shares in connection with the entry into the SEPA, at a stated value of $8.00 per share.
●	On June 12, 2025, the Company issued Cádiz CF 750,000 shares of common stock in connection with the entry into the Assignment Agreement at a stated value of $10.00 per share.

The Company relied upon the exemption provided by Section 4(a)(2), Rule 506 of Regulation D, and/or Regulation S of the Securities Act of 1933 in connection with issuance and sale of the securities described above.

Item 16.	Exhibits and Financial Statement Schedules

Exhibits

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the accompanying notes.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

II-2

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(d) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

EXHIBIT INDEX

Exhibit No.	Description
3.1***	Amended and Restated Certificate of Incorporation of the registrant
3.2***	Amended and Restated Bylaws of the registrant
3.3***	Amendment No. 1 to the Amended and Restated Certificate of Incorporation of the registrant
3.4***	Amendment No. 2 to the Amended and Restated Certificate of Incorporation of the registrant
4.1***	Form of Convertible Promissory Note
5.1*	Opinion of Dentons US LLP
10.1***	Loan Agreement with Sport City Cádiz S.L., dated September 1, 2023
10.2***	Amendment to Loan Agreement with Sport City Cádiz S.L., dated January 5, 2024
10.3***	Exclusive License Agreement (Nomadar) for High Performance Training Activities Between Cádiz CF S.A.D. and Nomadar Corp., dated July 23, 2024
10.4***	Exclusive License Agreement (Nomadar) for the Brand “Mágico González” Between Cádiz CF S.A.D. and Nomadar Corp., dated July 23, 2024
10.5***	Stock Surrender Agreement between Nomadar Corp. and Sport City Cádiz S.L., dated July 31, 2024
10.6***	Binding Capital Contribution Agreement / Carta de Compromiso de Contribución de Capital, between Sport City Cadiz, S.L. and Nomadar Corp., dated November 1, 2024
10.7***	Nomadar Corp. 2025 Omnibus Equity Incentive Plan
10.8***	Standby Equity Purchase Agreement, by and between the Company and YA II PN, Ltd., dated May 20, 2025
10.9***	Registration Rights Agreement, by and between the Company and YA II PN, Ltd., dated May 20, 2025
10.10***	Contract for the Operation of Spaces and Organization of Events, by and between the Company and Cádiz CF S.A.D., dated October 30, 2024
10.11***	Assignment Agreement by and among Nomadar Corp., Cádiz CF S.A.D, and Sport City Cádiz S.L., dated June 12, 2025
10.12***	Participative Loan Agreement dated February 24, 2022
10.13***	Addendum to Binding Capital Contribution Agreement / Carta de Compromiso de Contribución de Capital, between Sport City Cadiz, S.L. and Nomadar Corp., dated June 12, 2025
10.14***	International Youth Training Program Management Agreement between the Company and Cádiz CF S.A.D., dated January 10, 2025
21.1***	List of subsidiaries of the registrant
23.1*	Consent of EisnerAmper LLP
23.2*	Consent of Dentons US LLP (included in Exhibit 5.1)
107***	Filing Fee Table

* Filed herewith.

** To be filed by amendment.

*** Previously filed.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Marshall, state of Texas on September 9, 2025.

Nomadar Corp.

By:	/s/ Rafael Contreras
Rafael Contreras
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rafael Contreras	Chief Executive Officer and Co-Chairman	September 9, 2025
Rafael Contreras	(Principal Executive Officer)

/s/ Carlos Lacave	Chief Financial Officer	September 9, 2025
Carlos Lacave	(Principal Financial Officer and Principal Accounting Officer)

/s/ *	Co-Chairman	September 9, 2025
Manuel Vizcaíno

/s/ *	Director	September 9, 2025
Javier Sánchez

/s/ *	Director	September 9, 2025
Antonio Lobón

/s/ *	Director	September 9, 2025
Peter Moore

*By:	/s/ Rafael Contreras
Rafael Contreras
Attorney-in-Fact

II-5